As filed with the Securities and Exchange Commission on August 15, 2023

File No. 024-12098

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

(Post-Qualification Amendment No. 6)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MASTERWORKS VAULT 1, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

225 Liberty Street, 29th Floor

New York, New York 10281

Phone: (203) 518-5172

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Joshua B. Goldstein

General Counsel and Secretary

Masterworks Vault 1, LLC

225 Liberty Street, 29th Floor

New York, New York 10281

Phone: (203) 518-5172

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, Florida 33401

Phone: (561) 514-0936

Fax: (561) 514-0832

7380	92-1162722
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

This is a post qualification amendment to an offering statement on Form 1-A originally filed by Masterworks Vault 1, LLC (the “Company”) on December 13, 2022, and originally qualified by the U.S. Securities and Exchange Commission on May 19, 2023. The purpose of this post-qualification amendment is to add to the offering circular contained within the offering statement the offering of additional series of the Company and update certain other information in the offering circular.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

MASTERWORKS VAULT 1, LLC

Preliminary Offering Circular

August 15, 2023

Subject to Completion

Offering of Series Class A ordinary shares

Representing Series Class A Limited Liability Company Interests

Masterworks Vault 1, LLC, which we refer to as “we,” “us,” “our,” “Masterworks Vault 1” or the “Company,” is a newly organized Delaware protected series limited liability company that has been formed to facilitate investment in individual works of art (“Artworks”) that will be owned by individual series of the Company. Each individual series will hold title to the specific Artwork that it acquires in a segregated portfolio of a Cayman Islands segregated portfolio company. We are offering Class A shares representing Class A limited liability company interests of each of the series of the Company in the “Series Offering Table” beginning on page 1 of this Offering Circular. There is no minimum number of Class A shares or dollar amount that needs to be sold of a series as a condition of any closing of the offering of a series. If any of the Class A shares offered by a series remain unsold as of the final closing of the offering of such series, such unsold Class A shares of such series shall be issued to Masterworks, in full satisfaction of its advance and the Expense Allocation as described in this Offering Circular. Subscriptions, once received, are irrevocable by investors.

We believe that the Class A shares of a series represent an effective means for investors to gain economic exposure to the Artwork held by that series and an investment in multiple series can provide exposure to the broader Post-War and Contemporary collecting categories of the art market. Artwork will be held for an indefinite period and may be sold at any time following the final closing of the offering of such series.

Our series offerings are conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series Class A shares may happen sporadically over the term of the offering.

There will be a separate closing, or closings, with respect to each series offering. An initial closing and each subsequent closing of a series offering will take place on the date subscriptions for the maximum number of series Class A shares have been accepted or an earlier date or dates determined by us in our sole discretion. The offering period for any series will not exceed 24 months from the qualification date of the offering statement that includes such series. We reserve the right to terminate a series offering for any reason at any time prior to the initial closing of such series offering. No securities are being offered by existing security-holders.

Each series offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings.

Our affiliate Masterworks, LLC owns an online investment platform located at https://www.masterworks.com/ (the “Masterworks Platform”) that allows investors to acquire ownership of an interest in special purpose companies such as the Company that invest in distinct Artworks or a collection of Artworks. Once an investor establishes a user profile on the Masterworks Platform, they can browse and screen potential artwork investments, view details of an investment and sign contractual documents online.

There is currently no public trading market for the Class A shares of any series, there is currently no secondary trading of Class A shares of any series on an alternative trading system, and an active market for the Class A shares may not develop or be sustained. We do not intend to list the Class A shares of any series for trading on a national securities exchange, but shares of other Masterworks issuers are currently listed for trading on an alternative trading system operated by Templum Markets LLC, referred to as the “Templum ATS,” and we intend to facilitate secondary sales of Class A shares of each series on the Templum ATS commencing on or after the three-month anniversary of the date the series offering is fully subscribed, which may provide a liquidity option for U.S. investors and investors in certain non U.S. jurisdictions. No assurance can be given that the Templum ATS will provide an effective means of selling your Class A shares of a series or that the price at which any Class A shares of a series are sold through the Templum ATS is reflective of the fair value of the Class A shares of that series or the Artwork of that series.

No sales of Class A shares of any series will be made prior to the qualification of the Offering Statement by the SEC or the qualification by the SEC of any post-qualification amendment to the Offering Statement which contains a description of such series. All Class A shares will be offered in all jurisdictions at the same price that is set forth in this offering circular.

Series	Number of Class A Shares	Price to Public	Underwriter Discounts and Commissions(1)	Proceeds, Before Expenses, to Issuer(2)
Series 322
Per Class A share	1	$20.00	$0.00	$20.00
Total Minimum	N/A	N/A	N/A	N/A
Total Maximum	23,850	$477,000	$0.00	$477,000

Series 345
Per Class A share	1	$20.00	$0.00	$20.00
Total Minimum	N/A	N/A	N/A	N/A
Total Maximum	111,000	$2,220,000	$0.00	$2,220,000

Series 377
Per Class A share	1	$20.00	$0.00	$20.00
Total Minimum	N/A	N/A	N/A	N/A
Total Maximum	13,600	$272,000	$0.00	$272,000

(1)	The Company has not engaged underwriters in connection with any series offering. The Company intends to distribute the series offerings through the Masterworks Platform. See the section entitled “Plan of Distribution” of this offering circular for additional information.

(2)	This amount does not include estimated offering expenses, all of which will be paid by Masterworks rather than from the net proceeds of the series offerings.

The Class A shares of each series are to be offered primarily through the Masterworks Platform. Neither Masterworks, LLC nor any other affiliated entity involved in the offer and sale of the Class A shares of a series is currently a member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Class A shares of a series.

To invest in any series offering you must represent to us that the aggregate purchase price you pay for your investment is not more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. We retain complete discretion to determine that subscribers are “qualified purchasers” (as defined in Regulation A under the Securities Act) in reliance on the information and representations provided to us regarding their financial situation.

An investment in the Class A shares of a series is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the information under the heading “Risk Factors” beginning on page 11.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of any offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); however, the SEC has not made an independent determination that the securities offered are exempt from registration.

Periodically, we will provide an amendment or supplement to the offering circular that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent amendment or supplement to the offering circular. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any amendment or supplement to the offering circular, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More Information” below for more details.

Our principal office is located at 225 Liberty Street, 29th Floor, New York, New York 10281 and our phone number is (203) 518-5172. Our corporate website address is located at www.masterworks.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The date of this offering circular is ______, 2023.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this offering circular prepared by us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This offering circular is an offer to sell only the Class A shares of each series offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this offering circular is current only as of its date, regardless of the time of delivery of this offering circular or any sale of Class A shares of a series.

For investors outside the United States: We have not done anything that would permit each series offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to each series offering and the distribution of this offering circular.

i

THIRD PARTY DATA

Certain data included in this offering circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this offering circular relating to the Artwork, the artist, the art market and the art industry are taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The statistical data relating to the art market is difficult to obtain, may be incomplete, out-of-date, or inconsistent and you should not place undue reliance on any statistical or general information related to the art market included in this offering circular. The art market data used in this offering circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. We do not own the copyright to the Artwork, as such term is defined below, acquired by a series. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

ii

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Class A shares of each series are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As Tier 2 offerings pursuant to Regulation A under the Securities Act, the series offerings are exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Class A shares of each series offered hereby are offered and sold only to “qualified purchasers”. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of the Company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has a net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.	is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.	is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

USE OF CERTAIN TERMS AND DEFINITIONS

In this offering circular, certain capitalized terms are used in the context of a particular series or offering and the same capitalized terms may be used in another context to refer generically to all series or offerings conducted by the Company. Accordingly, it is important to consider the context in which such capitalized terms are used. Unless the context indicates otherwise, the following terms have the following meaning:

●	“Artwork” or “Artworks” refers to any painting, sculpture or other artistic object owned by a series or generically to all such artistic objects owned by the Company.

●	“Board of Managers” refers to the board of managers of the Company.

●	“Class A share” or “Class A shares” refers to a Class A ordinary share or Class A ordinary shares collectively, representing membership interests of one or all series in the Company.

●	“Class B share” or “Class B shares” refers to a Class B ordinary share or Class B ordinary shares collectively, representing profits interests in one or all series of the Company.

●	“Class C share” refers to a Class C ordinary share, representing a special class of membership interests of one or all series in the Company, which have no economic rights or obligations and have no voting rights, but solely represents so-called “kick-out” rights, which means that the holder of a Class C share has the right to reconstitute, remove and or replace the Board of Managers of the Company pursuant to the Company’s operating agreement.

●	“Company” refers to Masterworks Vault 1, LLC, a Delaware series limited liability company.

●	“Masterworks” refers to Masterworks, LLC, and or its wholly owned subsidiaries, but does not include Masterworks Vault 1, LLC or Masterworks Advisers, LLC (“Masterworks Advisers”).

●	“Masterworks Cayman” refers to a Cayman Islands segregated portfolio company that will hold title to the Artwork acquired by each series in a segregated portfolio.

●	“Masterworks Platform” refers to the first online art investment platform located at https://www.masterworks.com/. The Masterworks Platform gives eligible investors the ability to:

○	Browse art investment offerings of each series in the Company;
○	Transact entirely online, including review and execution of legal documentation, funds transfer and ownership recordation;
○	Execute trades in shares issued by Masterworks issuers via the Templum ATS; and
○	Manage and track investments easily through an online portfolio management tool.

●	“offering” or “offerings” refers to the offering of Class A shares of one or more series of the Company.

●	“series” refers to the series of the Company, individually and collectively.

●	“Shares” refers generically to the Class A shares and Class B shares of a series or all series collectively, of the Company.

●	“SPC Ordinary share” or “SPC Ordinary shares” refers to an ordinary share or ordinary shares collectively, representing ordinary equity interests in each segregated portfolio of Masterworks Cayman, which are issued by each segregated portfolio to each series upon acquisition of the Artwork.

●	“SPC Preferred share” or “SPC Preferred shares” refers to a preferred share or preferred shares collectively, representing preferred equity interests in each segregated portfolio of Masterworks Cayman, which are issued by each segregated portfolio to Masterworks in respect of management and administration services.

●	“SPC shares” refers generically to SPC Ordinary shares and SPC Preferred shares, collectively.

●	“we,” “our,” “ours,” or “us,” refer to Masterworks Vault 1, LLC, a Delaware series limited liability company, all series of the Company and the segregated portfolios of Masterworks Cayman that will hold title to the Artwork of each series, individually or collectively, as the context requires.

Dollar amounts throughout this offering circular have been rounded to the nearest whole dollar and information such as auction sale prices, that were originally denominated in a currency other than the U.S. dollar have been converted into U.S. dollars at the prevailing exchange rate on the applicable date of such sale transaction per publicly available data.

iii

SERIES OFFERING TABLE

The table below shows key information related to the offering of each series that is either “Not Yet Open” or “Open”. When an offering has the status “Not Yet Open” the offering circular that describes the offering has not yet been qualified by the SEC. When an offering has the status “Open”, the offering circular that describes the offering has been qualified by the SEC and Class A shares in respect of such offering are available for investment. For information about prior offerings that are either closed or are fully subscribed, please also refer to “Description of the Business – Masterworks Experience Securitizing Artwork”. The offering price per Class A share of each series will be $20.00.

Series Name	Artist	Artwork	Offering Size	Class A shares	Opening Date		Status
Series 300	Helen Frankenthaler	xOxvxexrx xaxnxdx xAxbxoxvxex	$1,560,000	78,000	5/19/23		Open
Series 309	George Condo	xUxnxtxixtxlxexdx x(Pxaxixnxtxixnxg xDxrxaxwxixnxgx x6x)x	$2,003,000	100,150	6/22/23		Open
Series 315	Laura Owens	xUxnxtxixtxlxexdx	$634,000	31,700	6/22/23		Open
Series 316	Hernan Bas	xPxaxnxnxixnxgx xixnx xtxhxex xRxexexdxsx	$944,000	47,200	7/28/23		Open
Series 318	Elizabeth Peyton	xHxaxixrxcxuxtx x(xBxexnx x&x xSxpxexnxcxexrx)x	$501,000	25,050	6/22/23		Open
Series 319	Hernan Bas	xSxexcxrxextx xHxixdxexoxuxtx xoxfx xtxhxex xFxlxaxmxixnxgxox xGxaxnxgx x(xAxbxaxnxdxoxnxexdx xPxaxdxdxlxex xBxoxaxtxsx)x	$626,000	31,300	6/22/23		Open
Series 320	Carmen Herrera	xRxaxrxax xAxvxixsx	$405,000	20,250	8/10/23		Open
Series 322	Ernie Barnes	xL x a x y x x U x p x	$477,000	23,850	[*/*/23]	(1)	Not Yet Open
Series 323	Hernan Bas	xHxixsx xnxaxmxex xwxaxsx xBxexnx,x xbxuxtx xhxex xpxrxexfxexrxrxexdx xBxexnxjxaxmxixnx x(xtxhxex xdxrxixfxtxwxoxoxdx xsxcxuxlxpxtxoxrx)	$458,000	22,900	7/28/23		Open
Series 329	Günther Förg	xUxnxtxixtxlxexdx	$561,000	28,050	7/28/23		Open
Series 336	Ayako Rokkaku	xUxnxtxixtxlxexdx	$391,000	19,550	8/10/23		Open
Series 338	Gunther Forg	xUxnxtxixtxlxexdx	$894,000	44,700	8/10/23		Open
Series 339	Adrian Ghenie	xUxnxtxixtxlxexdx	$1,780,000	89,000	7/28/23		Open
Series 340	Kerry James Marshall	xUxnxtxixtxlxexdx x(xWxoxmxaxnx xLxoxoxkxixnxgx xLxexfxtx)x	$4,331,000	216,550	7/28/23		Open
Series 343	Ayako Rokkaku	xUxnxtxixtxlxexdx	$522,000	26,100	8/10/23		Open
Series 344	Ernie Barnes	xAxfxtxexrx xSxcxhxoxoxlx	$488,000	24,400	8/10/23		Open
Series 345	Barkley L. Hendricks	xTxrxixpxlxex xPxoxrxtxrxaxixtx xfxrxoxmx xtxhxex xYxaxrxdx	$2,220,000	111,000	[*/*/23]	(1)	Not Yet Open
Series 346	Ayako Rokkaku	xUxnxtxixtxlxexdx	$541,000	27,050	8/10/23		Open
Series 348	Alex Katz	xRxaxixnxcxoxaxtx xTxrxixpxtxyxcxhx	$1,804,000	90,200	8/10/23		Open
Series 370	Ayako Rokkaku	xUxnxtxixtxlxexdx	$555,000	27,750	8/10/23		Open
Series 372	Park Seo-Bo	xExcxrxixtxuxrxex xNxox.x x4x6x-x7x5x	$622,000	31,100	8/10/23		Open
Series 374	Shara Hughes	xIxtx’xsx xAxlxlx xOxrxgxaxnxixcx	$666,000	33,300	8/10/23		Open
Series 377	Christine Ay Tjoe	xUxnxtxixtxlxexd	$272,000	13,600	[*/*/23]	(1)	Not Yet Open

(1)	We expect that the approximate date of commencement of proposed sale to the public is promptly following qualification by the SEC of the Offering Statement which contains a description of this series, including information relating to the artist and artwork held by the series.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Offering Circular is part of the Offering Statement on Form 1-A (File No. 024-12098) that was filed with the Securities and Exchange Commission. We hereby incorporate by reference into this Offering Circular all of the information contained in the following filings by Masterworks Vault 1, LLC with the Securities and Exchange Commission, to the extent not otherwise modified or replaced by a subsequent filing:

1.	The sections bulleted below of Post-Qualification Amendment No. 3.

	●	Masterworks Vault 1, LLC and its Series Financial Statements for the Period November 9, 2022 (inception) through December 31, 2022

To the extent any financial statements are incorporated by reference, we will provide an electronic copy of such financial statements to any holder of securities, including any beneficial owner, upon written or oral request to support@masterworks.com or (203) 518-5172 at no cost. Additionally, such financial statements can be found at masterworks.com/about/disclosure.

SUMMARY

This summary highlights selected information contained elsewhere in this offering circular. This summary does not contain all of the information you should consider before investing in the Class A shares of a series. You should read this entire offering circular carefully, especially the risks of investing in the Class A shares of a series discussed under “Risk Factors,” before making an investment decision.

Overview

We were formed as a Delaware series limited liability company on November 9, 2022, to facilitate investment in one or multiple distinct Artworks. Masterworks will act as our agent to source Artworks and will manage all maintenance and entity-level administrative services relating to the Artwork of each series and the Company. We will not conduct any business activities except for activities relating to an investment in, maintenance, promotion and the eventual sale of the Artworks. Our strategy will be to hold Artworks for capital appreciation. We may display and promote the Artworks to enhance their value and broaden their exposure to the art-viewing public.

Masterworks seeks to acquire Artwork for each series of the Company at public auction or in a privately negotiated transaction from a gallery, private collector, private sales division of an auction house or through an art advisor acting as agent on behalf of a private collector. No closing of any series offering will occur prior to the acquisition by such series of the relevant Artwork.

We do not expect to generate any material amount of revenues or cash flow from the Artwork held by any series unless and until the Artwork of such series is sold and no profits will be realized by investors unless they are able to sell their Class A shares of the series or the Artwork of the series is sold. We will be totally reliant on Masterworks for administrative and asset management services and the payment of all ordinary and routine operating costs, including those relating to each series, our Company as a whole and the Artwork of each series.

Our Series LLC Structure

Each Artwork that we acquire will be owned by a separate series of the Company. Each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman SPC, or “Masterworks Cayman”, a Cayman Islands segregated portfolio company. We expect that each series will be regarded as a separate partnership for U.S. federal income tax purposes.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law. Similarly, as a Cayman Islands segregated portfolio company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing of a particular segregated portfolio of Masterworks Cayman are segregated and enforceable only against the assets of such segregated portfolio under Cayman Islands law. This means that a creditor of the Company or Masterworks Cayman would only be entitled to recover against assets attributed and credited to the specific series of the Company or segregated portfolio of Masterworks Cayman, as applicable, to which the obligation is attributed.

The Class A shares represent an investment solely in a particular series and, thus, indirectly in the Artwork beneficially owned by that series. The Class A shares do not represent a general investment in our Company or in Masterworks. We do not anticipate that any series of the Company or any segregated portfolio of Masterworks Cayman will beneficially own any material assets other than the single Artwork associated with such series or have any indebtedness or commercial obligations following the final closing of a series offering other than obligations arising pursuant to a management services agreement with Masterworks and potential contractual obligations associated with an eventual sale of the Artwork.

1

The Art Market

The global art market is comprised of a network of auction houses, dealers, galleries, advisors, agents, individual collectors, museums, public institutions, and various experts and service providers engaged in the purchase and sale of unique and collectible works of art. Over the past decade, total estimated annual art sales have ranged from $50.1 billion to $68.2 billion.

In general, the global art market is influenced by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell art. While the global art market is large, its exact size is unknown and statistical data is inconsistent. Much of the uncertainty stems from differing estimates of the size of the private dealer and gallery market, which is based on survey data, but disparities also exist in reported auction sales.

The following are general observations based on a repeat-sales index of historical art market prices computed based on a value weighted-basis and focused on the Post-War & Contemporary Art category, as developed by Masterworks:

●	The Post-War & Contemporary Art category showed price appreciation at an estimated annualized rate of 12.6% from the year ended December 31, 1995 to December 31, 2022, versus 9.0% for the S&P 500 Index (includes dividends reinvested) for the same period.
●	Correlation factor of 0.08 between Post-War & Contemporary Art and the S&P 500 Index based on annual price performance from the year ended December 31, 1995 to December 31, 2022.
●	Resilience of art market transaction volume through periods of financial stress (e.g., 2001-2, 2008-9, 2020).
●	We believe these above characteristics present the investment case for art as a possible risk diversifier.

Artwork and Artist Metrics

Masterworks compiles historical data from public auctions to produce metrics that we believe can be helpful in measuring and analyzing historical trends in artist markets and the historical price appreciation of specific artworks. Metrics we present in our discussion of the Artwork for a particular series may include some or all of the following:

●	History of Selected Similar Sales - provides an estimate of the historical appreciation rate of the specific artwork by looking at a set of similar works by the artist that have sold at public auction.

●	“Sharpe Ratio” - indicates how well the artist’s market has performed historically in comparison to the rate of return on a risk-free investment, such as U.S. government treasury bonds or bills, by measuring the volatility of appreciation over time.

●	Record Price Appreciation - reflects the frequency at which a new record hammer price is achieved by the artist which indicates the artist’s market momentum and growth rate.

●	Median Repeat Sale Pair Appreciation - reflects the median annualized price appreciation rate of all artworks by an artist that have sold at least twice at public auction, known as “repeat sales,” which indicates the progression of prices in a particular artist’s market over time.

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Series 300

The Artwork held by Series 300, entitled xOxvxexrx xaxnxdx xAxbxoxvxex (1975), is a single work of art by Helen Frankenthaler. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 40 inches by 158 inches, in a privately negotiated transaction from an auction house for $1,405,000 on February 17, 2023.

Series 309

The Artwork held by Series 309, entitled xUxnxtxixtxlxexdx x(xPxaxixnxtxixnxgx xDxrxaxwxixnxgx x6x)x (2011), is a single work of art by George Condo. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 72 inches by 60 inches, at Christie’s Post-War & Contemporary Art Day Sale in New York for $1,804,500 on May 12, 2023.

Series 315

The Artwork held by Series 315, entitled xUxnxtxixtxlxexdx (2013), is a single work of art by Laura Owens. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 108 inches by 84 inches, at Sotheby’s Contemporary Day Auction in New York for $571,500 on May 19, 2023.

Series 316

The Artwork held by Series 316, entitled xPxaxnxnxixnxgx xixnx xtxhxex xRxexexdxsx (2009), is a single work of art by Hernan Bas. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 84 inches by 72 inches, in a privately negotiated transaction from a private gallery for $850,000 on June 23, 2023.

Series 318

The Artwork held by Series 318, entitled xHxaxixrxcxuxtx x(xBxexnx x&x xSxpxexnxcxexrx)x (2002), is a single work of art by Elizabeth Peyton. Acting as agent for the Company, Masterworks has agreed to acquire the Painting, which measures at 12 inches by 9 inches, at Christie’s, 21st Century Art Day Sale in Hong Kong on May 19, 2023 for HKD 3,528,000 or $451,101 based on the effective exchange rate provided by Deutsche Börse AG.

Series 319

The Artwork held by Series 319, entitled xSxexcxrxextx xHxixdxexoxuxtx xoxfx xtxhxex xFxlxaxmxixnxgxox xGxaxnxgx x(xAxbxaxnxdxoxnxexdx xPxaxdxdxlxex xBxoxaxtxsx)x (2014), is a single work of art by Hernan Bas. Acting as agent for the Company, Masterworks has agreed to acquire the Painting, which measures at 72 inches by 60 inches, at Christie’s 21st Century Art Day Sale in Hong Kong on May 29, 2023 for HKD 4,410,000 or $563,876 based on the effective exchange rate provided by Deutsche Börse AG.

Series 320

The Artwork held by Series 320 entitled xRxaxrxax xAxvxixsx (2006), is a single work of art by Carmen Herrera. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 36 inches by 36 inches, in a privately negotiated transaction from a private gallery for $365,000 on July 27, 2023.

Series 322

The Artwork held by Series 322 entitled xLxaxyx xUxpx (1970), is a single work of art by Ernie Barnes. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 36 inches by 18 inches, in a privately negotiated transaction from a private collector for $430,000 on August 10, 2023.

Series 323

The Artwork held by Series 323, entitled xHxixsx xnxaxmxex xwxaxsx xBxexnx,x xbxuxtx xhxex xpxrxexfxexrxrxexdx xBxexnxjxaxmxixnx x(xtxhxex xdxrxixfxtxwxoxoxdx xsxcxuxlxpxtxoxrx)x (2022), is a single work of art by Hernan Bas. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 72 inches by 60 inches, in a privately negotiated transaction from a private collector for $412,500 on June 15, 2023.

Series 329

The Artwork held by Series 329, entitled xUxnxtxixtxlxexdx (2006), is a single work of art by Günther Förg. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 79 inches by 99 inches, in a privately negotiated transaction from a private gallery for $505,000 on June 26, 2023.

Series 336

The Artwork held by Series 336 entitled xUxnxtxixtxlxexdx (2021), is a single work of art by Ayako Rokkaku. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 46 inches by 46 inches, in a privately negotiated transaction from a private collector for $352,363 on July 19, 2023.

Series 338

The Artwork held by Series 338 entitled xUxnxtxixtxlxexdx (2007), is a single work of art by Günther Förg. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 98 inches by 165 inches, in a privately negotiated transaction from a private gallery for $805,000 on July 20, 2023.

Series 339

The Artwork held by Series 339, entitled xUxnxtxixtxlxexdx (2019), is a single work of art by Adrian Ghenie. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 92 inches by 68 inches, at Sotheby’s The Now Evening Auction in London on June 27, 2023 for £1,262,809 or $1,603,288 based on the effective exchange rate provided by J.P Morgan Chase Bank.

Series 340

The Artwork held by Series 340, entitled xUxnxtxixtxlxexdx x(xWxoxmxaxnx xLxoxoxkxixnxgx xLxexfxtx)x (2016), is a single work of art by Kerry James Marshall. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 25 inches by 22 inches, at Sotheby’s Modern and Contemporary Evening Auction, featuring Face to Face: A Celebration of Portraiture in London on June 27, 2023 for £3,073,000 or $ 3,901,911 based on the effective exchange rate provided by J.P Morgan Chase Bank.

Series 343

The Artwork held by Series 343 entitled xUxnxtxixtxlxexdx (2022), is a single work of art by Ayako Rokkaku. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 47 inches by 59 inches, in a privately negotiated transaction from a private advisor for $470,000 on July 25, 2023.

Series 344

The Artwork held by Series 344 entitled xAxfxtxexrx xSxcxhxoxoxlx (ca. 1971-1972), is a single work of art by Ernie Barnes. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 20 inches by 30 inches, in a privately negotiated transaction from a private gallery for $440,000 on July 14, 2023.

Series 345

The Artwork held by Series 345 entitled x T x r x i x p x l x e x x P x o x r x t x r x a x i x t x x f x r x o x m x x t x h x e x x Y x a x r x d x (2012), is a single work of art by Barkley L. Hendricks. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 72 inches by 48 inches, in a privately negotiated transaction from a private collector for $2,000,000 on August 8, 2023.

Series 346

The Artwork held by Series 346 entitled xUxnxtxixtxlxexdx (2016), is a single work of art by Ayako Rokkaku. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 47 inches by 75 inches, in a privately negotiated transaction from a private gallery for $487,500 on July 17, 2023.

Series 348

The Artwork held by Series 348 entitled xRxaxixnxcxoxaxtx xTxrxixpxtxyxcxhx (1982), is a single work of art by Alex Katz. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 78 inches by 180 inches, in a privately negotiated transaction from an auction house for $1,625,000 on July 25, 2023.

Series 370

The Artwork held by Series 370 entitled xUxnxtxixtxlxexdx (2021), is a single work of art by Ayako Rokkaku. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 55 inches by 79 inches, in a privately negotiated transaction from a private collector for $500,000 on July 21, 2023.

Series 372

The Artwork held by Series 372 entitled xExcxrxixtxuxrxex xNxox.x x4x6x-x7x5x (1975), is a single work of art by Park Seo-Bo. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 38 inches by 51 inches, in a privately negotiated transaction from a private collector for $560,000 on July 26, 2023.

Series 374

The Artwork held by Series 374 entitled xIxtx’xsx xAxlxlx xOxrxgxaxnxixcx (2019), is a single work of art by Shara Hughes.Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 48 inches by 40 inches, in a privately negotiated transaction from an auction house for $600,000 on July 25, 2023.

Series 377

The Artwork held by Series 377 entitled xUxnxtxixtxlxexdx (2014), is a single work of art by Christine Ay Tjoe. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 23.5 inches by 31.5 inches, in a privately negotiated transaction from a private gallery for $245,000 on August 9, 2023.

Management Services

Management services are provided pursuant to a management services agreement among us and Masterworks, to be entered into prior to the initial closing of the initial series offerings, which incorporates a “unitary” fee structure. This means that unlike a typical investment entity in which, in addition to paying management fees, investors indirectly bear all operating costs and expenses which are charged to the investment entity, in our structure, the Administrator will pay all of our ordinary ongoing operating costs and expenses and manage all management services relating to our business, each series and the Artwork of each series in exchange for preferred equity interests in Masterworks Cayman issued at a rate of 1.5% of the total equity interests of each segregated portfolio of Masterworks Cayman outstanding, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company and continuing until the sale of the Artwork of a series. These issuances by Masterworks Cayman will effectively dilute the ownership interest of Class A shareholders in the Artwork at a rate of 1.5% per annum. Moreover, the fact that Masterworks will receive preferred equity interests means that Masterworks management and administrative fees and costs will be paid in preference to distributions to holders of Class A shares. There is no overall limit to the amount of preferred equity interests in Masterworks Cayman that may be issued to pay these fees and costs. Each series of the Company or segregated portfolio of Masterworks Cayman, as applicable, will remain obligated to reimburse the Administrator for any extraordinary or non-routine costs, payments and expenses, if any, in cash from the proceeds of a sale of the Artwork of such series, and Masterworks may also charge additional transactional fees upon a private sale of Artwork in certain circumstances.

Acquisitions and Sales of Artwork

Artwork is sourced through Masterworks dedicated acquisitions team, composed of individuals with significant expertise in the art market, valuation and execution of art transactions. This team is supported by Masterworks research, analytics and an extensive art market database. Artwork we acquire for each series offering will be described in the section of this offering circular entitled “The Series Artwork.”

Our acquisition of title to Artwork and physical possession of Artwork for each series will occur contemporaneously with or before the initial closing of the applicable series offering. We intend to use a portion of the proceeds from the initial closing of the series offerings to acquire the Artworks, and if and to the extent such proceeds are less than the purchase price, Masterworks will advance any additional funds required to consummate the acquisitions. The remaining net proceeds of the series offerings, together with any unsold Class A shares of such series, if any, will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation as described in the section “Management Compensation.” No interest will accrue on the Masterworks advance.

We determine to sell Artwork based on a number of factors, including our perception of the fair value of the Artwork relative to its proposed selling price, our perspective on the current state and future direction of the applicable artist market and the art market more generally, the absolute net returns we can deliver to shareholders, the length of our holding period and other factors. Although we expect our holding period will typically be for three- to ten-years, we may elect to hold the Artwork of a series for a longer period or sell the Artwork of a series at any time due to certain circumstances.

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Organizational and Capital Structure

The following diagram reflects Masterworks organizational structure and the material commercial relationships between us and Masterworks that will exist following a series offering:

*All entities are Delaware limited liability companies, except the Company, which is a Delaware series limited liability company and Masterworks Cayman, SPC, which is a Cayman Islands segregated portfolio company.

(1)	“Masterworks” refers to the Masterworks parent company which owns the Masterworks Platform. Scott W. Lynn, the founder and Chief Executive Officer of Masterworks, LLC, has effective control over Masterworks.

(2)

“Masterworks Foundry” forms Masterworks issuer entities, including the Company, and performs services relating to the formation of series and the securitization of Artwork for each series. Masterworks Foundry owns 100% of the membership interests, represented by Class B shares, of each series prior to giving effect to the series offerings. Masterworks Foundry may also advance us funds to acquire Artwork, though it has no obligation to do so.

(3)

“Masterworks Investor Services” conducts investor relations services and pays all fees and expenses of any registered investment adviser dedicated to advising with respect to Masterworks financial products. Masterworks Investor Services is not a registered investment advisor under the Investment Advisers Act of 1940, a registered broker-dealer under the Exchange Act, or licensed under any state securities laws. Masterworks Investor Services acts as an agent of Masterworks Administrative Services, LLC and all services performed by Masterworks Investor Services and costs associated therewith are covered by the management services agreement. Masterworks Investor Services receives no compensation or reimbursement from the Company or investors. Masterworks Advisers, LLC is registered with the SEC as an investment adviser and investment advisor representatives of Masterworks Advisers, LLC provide advisory services in connection with offerings sponsored by Masterworks, including the series offerings. See the section entitled “Advisory Services” of this Offering Circular for additional information.

(4)	“Masterworks Administrative Services” or the “Administrator” will operate the Masterworks Platform and will perform administrative and management services for us pursuant to the management services agreement.

(5)

“Masterworks Gallery” and its subsidiaries perform gallery services, including Artwork acquisitions, sales and museum loans. Masterworks Gallery and its subsidiaries act as agents for each series of the Company in connection with Artwork transactions and provide financial guarantees to counterparties.

(6)	The Company intends to facilitate investment in Artwork by creating separate series, each of which will issue Class A shares in a series offering to facilitate investment in a single Artwork.
(7)	Masterworks Cayman SPC is a Cayman Islands segregated portfolio company (“Masterworks Cayman”). The Artwork beneficially owned by each series will be the only asset of a segregated portfolio of Masterworks Cayman. A segregated portfolio company registered under the Cayman Islands Companies Law is a single legal entity which may establish internal segregated portfolios. Each portfolio’s assets and liabilities are legally separated from the assets and liabilities of the Masterworks Cayman ordinary account and are also separate from assets and liabilities attributed to Masterworks Cayman’s other segregated portfolios. This means that a creditor of Masterworks Cayman will only be entitled to recover against assets attributed and credited to the specific segregated portfolio to which the contract is also attributed. The segregated portfolios of Masterworks Cayman holding title to the Artwork of each series do not intend to enter into any contracts or incur any liabilities, except for the management services agreement and as may be necessary in connection with a sale of Artworks.

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The following diagram reflects the capital structure that will exist following a series offering:

(1)	Each series will issue Class A shares representing ordinary membership interests in such series upon each closing of the series offering. Immediately following the consummation of the series offering, investors participating in such series offering will own 100% of the outstanding Class A shares issued by such series.

(2)

Upon formation of a series, Masterworks will be issued 1,000 Class B shares, which represent the right to receive 20% of the positive difference, if any, between the amount available for distribution to Class A shareholders in connection with a liquidation after a sale of the Artwork and $20.00. Class B shares can be converted into Class A shares based on the relative fair market values of the Class B shares and the Class A shares. Masterworks has also agreed to lock-up provisions in our operating agreement, that will prohibit it from selling any Class B shares prior to the one-year anniversary of the relevant offering, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the profits interest in connection with a default by Masterworks on its indebtedness.

(3)	Class C shares have no economic or voting rights, other than so-called “kick-out” rights, meaning the holder has the right to remove, replace or reconstitute the Company’s Board of Managers. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

(4)	When a segregated portfolio of Masterworks Cayman acquires title to an Artwork, the segregated portfolio will issue the applicable series the same number of SPC Ordinary shares in the segregated portfolio as the number of Class A shares offered to investors in the series offering, and such SPC Ordinary shares shall initially represent 100% of the outstanding equity interests in such segregated portfolio. In the event any additional Class A shares are issued following the closing of a series offering upon a conversion of Class B shares or exchange of SPC Preferred shares, additional SPC Ordinary shares will be issued to the applicable series, such that at all relevant times the number of outstanding SPC Ordinary shares held by a series shall equal the number of outstanding Class A shares for such series.

(5)

Masterworks will earn SPC Preferred shares of each applicable segregated portfolio pursuant to the management services agreement at a rate of 1.5% of the total SPC Shares (i.e. SPC Ordinary shares and SPC Preferred shares) offered, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. SPC Preferred shares have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by each series. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. Once vested, SPC Preferred shares can be exchanged for Class A shares of the applicable series. SPC Preferred shares can only be issued to, transferred to, or, held by, a Masterworks affiliate.

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The following table further describes the economic rights of each share class of a series and segregated portfolio company following the completion of each series offering:

Share Class	Summary of Economic Rights

Series of the Company

Class A shares	The Class A shares of each series being offered in each series offering will represent in the aggregate 100% of our members’ capital accounts of each such series and an 80% interest in the profits we recognize upon any sale of the Artwork of such series, after deduction of all management fees and other expenses.

Class B shares	The Class B shares of each series initially held by Masterworks Foundry are profits interests that will represent 0% of our members’ capital accounts in such series and a 20% interest in the profits we recognize upon any sale of the Artwork of such series, after deduction of all management fees and other expenses.

Class C share	The Class C share of each series represents a special class of membership interests, which has no economic rights or obligations.

Cayman Segregated Portfolio

SPC Ordinary shares

100% of the SPC Ordinary shares are held by the applicable series and at all relevant times the number of outstanding SPC Ordinary shares held by a series shall equal the number of outstanding Class A shares for such series. The SPC Ordinary shares represent a 100% residual economic ownership interest in the applicable segregated portfolio that owns the Artwork, after deduction of amounts payable in respect of the SPC Preferred shares, if any.

SPC Preferred shares	The SPC Preferred shares have $20.00 per share liquidation preference over SPC Ordinary shares and are “non-participating”, meaning they do not entitle the holder to receive more than $20 per SPC Preferred share. The SPC Preferred shares entitle the holder to receive cash upon any sale of the Artwork held by the issuing segregated portfolio in an amount up to $20 per share before any payment is made in respect of the SPC Ordinary shares. The SPC Preferred shares, after vesting, are exchangeable into Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. If there is a sale of Artwork resulting in a net loss (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of less than $20 per Class A share), Masterworks, as the holder of the SPC Preferred shares, would effectively receive up to $20 per SPC Preferred share in preference to any distribution made to Class A shareholders. If the Artwork sale results in a net profit (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of more than $20 per Class A share), Masterworks would convert its SPC Preferred shares into Class A shares prior to the liquidating distribution and would receive the same economics per Class A share as other Class A shareholders.

Summary of Risks

An investment in the Class A shares of any series includes a number of risks and uncertainties which are described in the “Risk Factors” section of this offering circular, including the following:

●	Risks Related to Our Business Model. We do not plan to generate any material amount of revenues. Our expectation is for a series to own the Artwork for an indefinite period of time and sell it at a profit, but no assurance can be given that we will be able to sell the Artwork of any series at a profit or as to the timing of any such sale. Our business is highly dependent on conditions prevailing in the art market and the market for specific artists and therefore our ability to execute a profitable sale will hinge, to a large extent, on factors that are beyond our control.

●	Risks Associated with an Investment in Art. Artwork may decline in value or may not appreciate sufficiently to exceed management fees and expenses. Artists often go through periods of rising and shrinking popularity, which can result in material changes in the value and marketability of their work. There are a variety of other risks to art investing, including, without limitation, the risk of claims that the artwork is not authentic, physical damage and market risks for any particular artist or work.

●	Risks Relating to Our Relationship with Masterworks. We are totally reliant on Masterworks to administer our Company and the Artwork held by each series. If Masterworks were to cease operations for any reason we would likely be required to sell the Artwork of each series and dissolve the Company. In addition, Masterworks may have economic interests that diverge from your interests. Representatives of an affiliate of Masterworks provide investment advisory services to persons interested in investing in the series offerings and therefore such representatives have inherent conflicts of interest. Also, since Masterworks has significant discretion to operate our business and sell Artwork, a majority of our Board of Managers are Masterworks officers and Masterworks has the right to remove and replace our Board of Managers, conflicts of interest may not be resolved in favor of our Class A investors.

●	Risks Related to Illiquidity. Artwork can be highly illiquid and there is no set time period within which Masterworks is obligated to sell the Artwork. Although we intend to facilitate secondary sales of Class A shares of each series on the Templum ATS, the Templum ATS will have significant limitations, including that it may be unavailable to investors from certain countries and trading volume may be insufficient to sell your shares at a reasonable price or at all. For these reasons, investors must be prepared to hold their investment for an extended period of time and an investment in Class A shares is not appropriate for investors who may need a liquidity event in a prescribed time frame.

Company Information

We are a manager-managed series limited liability company, managed by the Board of Managers. Our principal office is located at 225 Liberty Street, 29th Floor, New York, New York 10281 and our phone number is (203) 518-5172. Our corporate website address is the website address of Masterworks at www.masterworks.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

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THE OFFERING

Securities being Offered:

We are offering the maximum number of Class A shares of each series referenced in the “Series Offering Table” at a price per Class A share of each series of $20.00.

Each series is intended to be a separate series of the Company for purposes of accounting for assets and liabilities and tax reporting. See “Description of Shares” for further details. The Class A shares of each series will be non-voting except with respect to certain matters set forth in our operating agreement. The purchase of Class A shares in a particular series is an investment only in that series and not an investment in the Company as a whole or Masterworks.

Offering Price per Class A Share of a series:	$20.00.

Number of Shares Outstanding Before the Offering	Prior to giving effect to each series offering, 100% of the membership interests of each series are held by Masterworks in the form of 1,000 Class B shares of such series.

Amended and Restated Operating Agreement	Our amended and restated operating agreement, referred to herein as the “operating agreement,” created three classes of membership interests for each series in the form of Class A shares of a series, Class B shares of a series, as well as a Class C share of a series. By participating in the series offerings, investors will become party to the operating agreement.

Number of Shares Outstanding After the Series Offerings

The number of Class A shares of each series is set forth in the “Series Offering Table” section in the forepart of this Offering Circular, excluding Class A shares of series that have been previously offered and such offerings are either closed or fully subscribed. No additional Class A shares will be outstanding immediately after the closing of the series offering, but Masterworks will earn preferred equity interests in each segregated portfolio of Masterworks Cayman at the rate of 1.5% per annum in respect of management and administrative services and costs and, subject to vesting, such preferred equity interests will be exchangeable by Masterworks for Class A shares of the applicable series at an exchange rate of 1 for 1.

1,000 Class B shares of each series (100% held by Masterworks) that will entitle Masterworks to a 20% profits interest upon a sale of the Artwork of each series and will be convertible into Class A shares of each respective series based on a formula that will result in the issuance of a number of Class A shares of each series to Masterworks equal to the quotient of (a) 20% of the aggregate increase in value of the issued and outstanding Class A and Class B shares of each series, divided by (b) the value of the Class A shares of each series at the time of conversion. For a detailed description of the Class B share conversion formula and an example of how it operates, see “Dilution” and “Description of Shares.”

One Class C share of each series that has no economic rights or obligations and has no voting rights, but has so-called “kick-out” rights, which represents the right to remove and or replace all or any members of the Board of Managers of the Company and reconstitute the Board without “cause” for any reason. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

Minimum and Maximum Investment Amount

The maximum investment amount per investor in any series is $250,000 (12,500 Class A shares) and the minimum investment amount per investor in any series is $15,000 (750 Class A shares) for investors that have not previously invested in offerings via the Masterworks Platform and $500 (25 Class A shares) for investors that have previously invested in other offerings on the Masterworks Platform. We reserve the right to reject any subscription, waive or increase the maximum purchase restriction or waive or decrease the minimum purchase restriction in our sole and absolute discretion and we routinely grant such waivers, increases or reductions for categories of investors or on a case-by-case basis. Accordingly, investors should not assume that the stated minimum investment restriction will be applied uniformly to all investors. Subscriptions, once received, are irrevocable by the investors. Further, pursuant to the terms of the Company’s operating agreement, an investor, other than an affiliate of Masterworks, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A shares of a series outstanding, provided that we may waive such limit on a case-by-case basis in our sole discretion.

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Subscribing Online	Investors can subscribe for Class A shares via the Masterworks Platform located at https://www.masterworks.com/, as well as browse and screen potential artwork investments, view details of an investment and sign contractual documents online. After the qualification by the SEC of the offering statement of which this Offering Circular is a part or a post-qualification amendment to such Offering Statement, the relevant series offerings will be conducted through the Masterworks Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically. For additional information, see “Plan of Distribution – Procedures for Subscribing.”

Payment for Class A Shares of a series

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can make payment of the purchase price in the form of ACH debit transfer or wire transfer into a non-interest bearing segregated sub-account of the applicable series of the Company with Goldman Sachs Bank USA, or a similar institution, until the applicable closing date. We may also permit payment to be made by credit cards. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” Credit card subscription shall not exceed the lesser of $30,000 or the amount permitted by applicable law, per subscriber, per series offering.

On each closing date, the funds in the series sub account will be released and used in accordance with the use of proceeds set forth below and the Class A shares will be issued to investors. If there is no closing of such series offering, the funds deposited in the segregated sub-account will be returned to subscribers in U.S. dollars, without interest.

Investment Amount Restrictions	To invest in any series offering, you must represent to us that the aggregate purchase price you pay for your investment is not more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Worldwide	Class A shares of each series will be offered worldwide at the same U.S. dollar price that is set forth in this offering circular, provided that we may elect not to sell shares in particular jurisdictions for regulatory or other reasons. No sales of Class A shares of a series will be made anywhere in the world prior to the qualification of the offering circular by the SEC in the United States.

Voting Rights

The Class A shares of each series have no voting rights other than to vote together as a single class on certain matters that disproportionately and adversely affect such series in relation to any other series and to vote together with holders of all voting Class A shares outstanding of all series together as a single class to remove and replace the Administrator, to remove a member of the Board of Managers for “cause” and to approve certain acts as described in our operating agreement, including certain proposed amendments to the operating agreement or the management services  agreement.

The Class C share of each series, which will only be issued or transferred to a Masterworks affiliate, if any, will have the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason.

Any member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights pursuant to our operating agreement. Class A shares held by Masterworks, if any, are non-voting.

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Risk Factors	Investing in the Class A shares of any series involves risks. See the section entitled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the Class A shares of any series.

Use of Proceeds	We expect to receive gross proceeds from each series offering as set forth in the “Use of Proceeds to Issuer” section of this Offering Circular. Masterworks will pay all expenses of the series offerings, including fees and expenses associated with qualification of the series offerings under Regulation A. Therefore, the gross proceeds from the series offerings will equal the net proceeds from the series offerings. We intend to use a portion of the proceeds from the initial closing of the series offerings to contribute to segregated portfolios of Masterworks Cayman to acquire the Artworks, and if and to the extent such proceeds are less than the purchase price, Masterworks will advance to the segregated portfolios of Masterworks Cayman that will acquire the Artworks any additional funds required to consummate the acquisitions. The remaining net proceeds of the series offerings, together with any unsold Class A shares of the series, if any, will be contributed to the segregated portfolios of Masterworks Cayman that will acquire the Artworks and will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation as described in the section entitled “Management Compensation.”

Offering Period

The series offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term of the series offering.

There will be a separate closing, or closings, with respect to each series offering. An initial closing and each subsequent closing of a series offering will take place on the date subscriptions for the maximum number of series Class A shares have been accepted or an earlier date or dates determined by us in our sole discretion. The offering period for any series will not exceed 24 months from the qualification date of the offering statement that includes such series. We reserve the right to terminate a series offering for any reason at any time prior to the initial closing of such series offering.

Closings	The Company may close an entire series offering at one time or may have multiple closings. Throughout this Offering Circular, we have assumed multiple closings and refer to the “initial closing” as the first such closing and the “final closing” as the last such closing. The Artwork held by a series will be acquired by the Company on or prior to the initial closing of the respective series offering. Subscriptions will be accepted on a rolling basis. If any of the Class A shares offered for such series remain unsold as of the final closing, such Class A shares shall be issued to Masterworks in full satisfaction of its advance and the Expense Allocation as described under the caption “Management Compensation.”.

Termination of the Offering	We reserve the right to terminate any series offering for any reason at any time prior to the initial closing.

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Transfer Restrictions	The Class A shares of a series may only be transferred by operation of law or with the consent of the Company:

●	To an immediate family member or an affiliate of the owner of the Class A shares of a series,
●	To a trust or other entity for estate or tax planning purposes,
●	As a charitable gift,
●	On a trading platform approved by Masterworks, such as the Templum ATS, or
●	In a transaction otherwise approved by Masterworks.

Transfer Agent and Registrar	The transfer agent and registrar for the Class A shares of any series is Equity Stock Transfer, LLC. The transfer agent’s address is 237 West 37th Street, Suite 602, New York, New York 10018. The transfer agent’s telephone number is (212) 575-5757.

Distributions	None, unless and until there is a sale of the Artwork of a series, at which point we plan to pay a distribution to the shareholders of such series. There can be no assurance as to the timing of a distribution or that we will pay a distribution at all.

DETERMINATION OF OFFERING PRICE

The offering size of a series equals the sum of (a) the estimated purchase price that Masterworks anticipates paying for the Artwork plus (b) approximately 11% of such amount (approximately 10% of the maximum aggregate offering amount), as an upfront payment, or “Expense Allocation” payable to Masterworks. The initial offering price of $20.00 per Class A share of each series was randomly determined by Masterworks.

We believe that based on the arms-length ultimate purchase price of each Artwork of a series, historical appreciation rates of similar artworks by the same artist of such Artwork and other factors, the per share offering price of each series will constitute a reasonable estimate of the fair value of the Class A shares of such series as of the date such series is added to the Offering Circular.

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SERIES DISTRIBUTION POLICY

As of August 15, 2023, no series has made distributions on the Class A shares of such series since our formation and we do not anticipate making distributions in the foreseeable future on any Class A shares, unless and until the Artwork held by such series is sold, at which point we will pay any expenses for which we are responsible and make a distribution to the holders of the Class A shares of such series in accordance with our operating agreement. There can be no assurance as to the timing of a distribution or that we will pay a distribution at all. There are no contractual restrictions on the ability of a series to make distributions.

RISK FACTORS

The purchase of the Class A shares of a series offered hereby involves risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this offering circular, before purchasing the securities offered hereby.

Risks Related to our Business Model

Each series will invest in a unique artwork and whether or not a series will deliver capital appreciation to investors is largely dependent on the art market, which we cannot control.

We cannot make any assurance that our business model will be successful. Our operations will be dedicated to acquiring and maintaining Artworks held by our series and facilitating the ultimate sale of Artworks. The ability of any series to deliver capital appreciation will depend to a large extent on economic conditions, the art market in general and the market for works produced by the specific artist, which are factors that are beyond our control. The value of an Artwork may decline after a series purchases it.

An investment in a series offering constitutes only an investment in that series and not in our Company or directly in any Artwork.

An investor in a series offering will acquire an ownership interest in the series related to that offering and not, for the avoidance of doubt, in (i) our Company, (ii) any other series, (iii) Masterworks, or (iv) directly in an Artwork associated with the series or any Artwork owned by any other series. This results in limited voting rights of the investor, including rights solely related to a particular series, and are further limited by the operating agreement, described further herein. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of a member of the Board of Managers of the Company for “cause.” Masterworks thus retains significant control over the management of the Company, each series and the Artworks. Furthermore, because the interests in a series do not constitute an investment in the Company as a whole, holders of the interests in a series are not expected to receive any economic benefit from the assets of any other series. In addition, the economic interest of a holder of Class A shares in a series reflects an investment in an Artwork, but also an interest in our corporate and governance structure and our management arrangement with Masterworks. Accordingly, ownership of Class A shares is not identical to owning a direct undivided interest in an Artwork.

Each of our company’s series will hold an interest in a single Artwork, a non-diversified investment.

Each of our series will own a single Artwork and not invest in any other artwork or assets or conduct any other operations that could generate income. Such lack of diversification creates a concentration risk that may make an investment in the Class A shares of a single series riskier than an investment in the Class A shares of multiple series or a diversified pool of assets or a business with more varied operations. Aggregate returns realized by investors are expected to correlate to the change in value of the Artwork, which may not correlate to changes in the overall art market or any segment of the art market.

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We do not expect any series to generate any material amount of revenues and rely on the Administrator to fund our operations.

We do not expect any series to generate any material amount of revenues or cash flow unless and until an Artwork held by a series is sold. No profits can be realized by the series’ investors unless the Artwork is sold for more than the series acquires it and there are sufficient funds to effectuate a distribution to the shareholders of such series after paying the applicable costs, fees and expenses, or the investors are able to sell their Class A shares of the series. Accordingly, we will be completely reliant on Masterworks to fund our operations.

The Artwork of a series may be sold at a loss or at a price that results in a distribution that is below the purchase price of the Class A shares of such series, or no distribution at all.

Any sale of the Artwork of a series could be effected at an inopportune time, at a loss and or at a price that would result in a distribution of cash that is less than the price paid by investors to purchase the Class A shares of such series. We intend to hold the Artwork of each series for an extended period of time and may choose to sell the Artwork of a series opportunistically if market conditions are favorable, which we believe is necessary to achieve optimal returns. In the future, we may sell an Artwork at a loss if we believe that such a transaction would reduce future losses or if it would be necessary to satisfy our fiduciary obligations to our shareholders. Lastly, circumstances may arise that may compel us to sell the Artwork of a series at an inopportune time and potentially at a loss, such as if we face litigation, regulatory challenges or if Masterworks ceases to exist. There can be no assurance that the Class A shares of such series can ever be resold or that the Artwork of a series can ever be sold or that any sale would occur at a price that would result in a distribution of more than $20.00 per Class A share of a series.

The timing and potential price of a sale of the Artwork of a series are impossible to predict, so investors need to be prepared to own the Class A shares of such series for an uncertain or even indefinite period of time.

We intend to hold the Artwork of a series for an indefinite period, although the Artwork of such series will be perpetually available for sale following the series offering and we will evaluate any reasonable third party offers to acquire the Artwork of such series. In addition, the occurrence of certain events may compel us to sell the Artwork of a series. Accordingly, a risk of investing in the Class A shares of a series is the unpredictability of the timing of a sale of the Artwork of such series and the unpredictability of funds being available for cash distribution and investors should be prepared for both the possibility that they will not receive a cash distribution for many years, if ever, and the contrary possibility that they may receive a cash distribution at any time following the completion of the series offering. An investment in the Class A shares of a series is unsuitable for investors that are not prepared to hold their Class A shares of such series for an indefinite period of time, as there can be no assurance that the Class A shares of such series can ever be resold or that the Artwork of such series can be sold within any specific timeframe or at all.

Our business model involves certain costs, some of which are to be paid for through the issuance of equity which will have a dilutive effect on the holders of the Class A shares.

There are various services required to administer our business and maintain the Artwork of a series. Pursuant to a management services agreement among us, Masterworks Cayman and the Administrator to be entered into prior to the initial closing of the initial series offerings, the Administrator will manage all entity-level and asset management services relating to our business and the maintenance of the Artwork of each series. The Administrator will pay all ordinary and necessary costs and expenses associated with the administration of our business and maintenance of the Artwork of each series. Because we do not expect to maintain cash reserves or generate any cash flow, we will be completely reliant on the Administrator to fund our operations. In exchange for these services and incurring these costs and expenses, the Administrator will receive SPC Preferred shares of a segregated portfolio of Masterworks Cayman issued at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement and have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by each series, which means Masterworks’ management fees will be paid in priority to distributions to Class A shareholders. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. In the Administrator’s sole discretion, each vested Masterworks SPC Preferred share may be exchanged for one Class A share of the series of which the segregated portfolio holds the Artwork. Accordingly, Masterworks management fees will dilute your economic interest in the Artwork at a rate of 1.5% per annum.

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In the event we are able to sell the Artwork of a series, your potential investment returns will be lower than the actual appreciation in value of the Artwork of such series due to applicable management fees and expenses.

In the event the Artwork of a series is sold, your distribution of cash proceeds will be reduced by commissions, fees and expenses incurred as a result of administering, marketing and selling the Artwork of such series, as well as dilution resulting from management fees paid to Masterworks in the form of SPC Preferred shares. Transaction costs incurred as part of the sale of the Artwork of a series will differ depending on whether we choose or are able to sell the Artwork of a series privately or through a public auction. In a public auction, the principal transaction costs are a seller’s commission and buyer’s premium (a form of selling commission, based on a graduated scale set by each auction house), both of which reduce the net proceeds received by a seller from what a buyer ultimately pays. The final reported sales price includes the hammer price (i.e. the price at which the auctioneer declared the winning bid), and the buyer’s premium. The buyer may also separately incur additional fees or royalties. A seller typically receives the hammer price less the seller’s commission, if any. The economic terms negotiated between the seller and the auction house can vary widely depending on a number of factors, including the value and importance of the specific work, whether the work is sold as an individual piece or part of a larger collection, anticipated demand levels, and other factors. In addition, the proceeds receivable by a seller are less favorable if the work is subject to a pre-auction guarantee. If we sell the Artwork of a series in a private transaction, there may be costs or expenses incurred by the series in connection with such sale and Masterworks shall be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale. While we believe we may be able to substantially reduce the transaction costs of selling the Artwork of a series, they will not be entirely eliminated.

In addition, in connection with a distribution following a sale of an Artwork, Masterworks will be entitled to its 20% profits interest in respect of its ownership of Class B shares of such series, plus payments in respect of its SPC Preferred shares in an amount equal to the greater of (i) $20.00 per share or (ii) the amount payable per Class A share for each SPC Preferred share earned by it pursuant to the management services agreement. Accordingly, your investment returns upon a sale of the Artwork of a series, if such a sale can occur and if such sale can generate sufficient funds for a distribution after accounting for applicable fees and expenses, may be significantly lower than the actual rate of appreciation of the Artwork of such series.

Risks Associated with an Investment in the Artwork

There is no assurance of appreciation of the Artwork of a series or sufficient cash distributions resulting from the ultimate sale of the Artwork of a series.

There is no assurance that the Artwork of a series will appreciate, maintain its present value, or be sold at a profit. The marketability and value of the Artwork of a series will depend upon many factors beyond our control. There can be no assurance that there will be a ready market for the Artwork of a series, since investment in artwork is generally illiquid, nor is there any assurance that sufficient cash will be generated from the sale of the Artwork of a series to compensate investors for their investment. Even if the Artwork of a series does appreciate in value, the rate of appreciation may be insufficient to cover our management costs and expenses.

The value of the Artwork is subjective.

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For non-cash generating assets, such as art, valuation is heavily reliant on an analysis of sales history of similar artwork. Experts often differ on which historical sales are comparable and the degree of comparability. The attempt to discern value from historical sales data is extremely challenging for a variety of reasons, including, without limitation:

●	Qualitative Factors. Differences in perceived quality or condition between the subject work and the so-called “comparable” sale. Perceived differences in the physical quality and condition of the respective works require subjective judgements as to the valuation impact attributable to such differences.

●	Lack of Reliable Data. Data may be stale or unavailable and sale prices may be incorrectly reported due to credits for guarantees entered into with buyers (though under current rules in certain jurisdictions, these are required to be deducted from the reported sale price), or other credits provided to potential buyers.

●	Timing Differences. Historical transactions must be viewed in light of market conditions at the time compared to current conditions. Overall market conditions are difficult to track in recent periods and extremely difficult to discern for historical periods. Harder still, is the ability to track the relative popularity of specific works, artists and genres over historical periods.

●	Market Depth. Sale prices only reflect the price a single buyer was willing to pay for a work, so it is very difficult to determine the depth of demand, as defined by the number of potential buyers that are ready, willing and able to purchase an artwork at or below a given price level.

Accordingly, due to the inherent challenges involved in estimating the realizable value of the Artwork, any appraisal or estimate of realizable value may prove, with the benefit of hindsight, to be different than the amount ultimately realized upon sale.

Since the valuation of high-end artwork relies in large part on an analysis of historical auction sales, it is more difficult to accurately determine fair value of artwork by artists that have fewer auction sales.

Certain artists such as Andy Warhol and Pablo Picasso have a relatively large global collector base and a well-established track record of auction sales over a lengthy period. These artists were also extremely prolific during their careers, so their artwork is frequently bought and sold at auction. This relatively large volume of data makes estimates of historical pricing trends and fair value ranges for artwork produced by these artists more reliable. By contrast, valuation of works by other artists who have a smaller collector base and or a shorter track record of auction sales is comparatively more difficult and such assessments are generally prone to wider margins of error. When assessing the historical auction performance of artwork by a particular artist, investors are urged to consider the volume of public auction data available. As a general matter, historical pricing trends and fair value estimates are more likely to be more meaningful and predictive for artists with higher volumes of prior auction sales than pricing trends and estimates for artists that have fewer historical auction sales. Accordingly, there is a higher risk that we may overpay for, or misprice, artwork by artists with fewer auction sales than those with higher volumes of prior auction sales.

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Our appraisal of the fair value of the Artwork of a series may not be reflective of the value of the Class A shares of such series or the realizable value of the Artwork.

We, together with Masterworks, will estimate the fair value of the Artwork of a series on a quarterly basis, including for purposes of preparing our annual and semi-annual financial statements in accordance with generally accepted accounting principles in the United States. For the reasons set forth elsewhere in this “Risk Factors” section, any such valuation is inherently subjective and may not represent the actual realizable value of the Artwork. In addition, because an investment in the Company represents not just the physical Artwork, but also our administrative, cost, tax and governance structure, coupled with the fact that the timing of a sale of the Artwork of a series is unknown, the value of the Class A shares of such series will be significantly different than the proportionate indirect ownership of the Artwork that they represent. In addition, our Board of Managers will consider a variety of factors in making any determination to sell the Artwork of a series and the appraised value of the Artwork of a series may not be indicative of the price at which our Board of Managers would determine to sell the Artwork of a series.

An investment in the Artwork of a series is subject to various risks, any of which could materially impair the value of the Artwork and the market value of the Class A shares of such series.

Investing in the Artwork of a series is subject to the following risks:

●	Authenticity. Claims with respect to the authenticity of a work may result from incorrect attribution, uncertain attribution, lack of certification proving the authenticity of the artwork, forgery of a work of art, or falsification of the artist’s signature. We generally obtain representations of authenticity from sellers, but these representations may not effectively eliminate the risk.

●	Provenance. Claims related to provenance, or history of ownership, are relatively common and allege that an artwork has an uncertain or false origin. Buyers may also negatively perceive some elements of the prior ownership history, or whether the work is considered to have sold too often in the past. With respect to the Artwork, buyers may negatively perceive our ownership in the Artwork when considering a purchase.

●	Condition. The physical condition of an artwork over time is dependent on technical aspects of artistic workmanship, including the materials used, the manner and skill of application, handling and storage and other factors.

●	Physical Risks. Artwork is subject to potential damage, destruction, devastation, vandalism or loss as a result of natural disasters (flood, fire, hurricane), crime, theft, illegal exportation abroad, etc.

●	Legal and Title Risks. Artwork ownership is prone to a variety of legal challenges, including challenges to title, nationalization, purchase of work of art from an unauthorized person, risk of cheating, money laundering, violation of legal regulations and restitution issues. Purchasing from major auction houses and reputable galleries can reduce, but not eliminate, these risks.

●	Market Risks. The art market is prone to change due to a variety of factors, including changes in transaction costs, substantial changes in fees, tax law changes, export licenses etc., changes in legal regulations, changes in attitudes toward art as an investment, changes in tastes, trends (fashion) and changes in supply, such as the liquidation of a major collection. These risks can be specific to certain geographies.

●	Economic Risks. Art values and demand are affected by economic confidence among ultra-high-net-worth individuals.

●	Informational Risk. The art market is unregulated, opaque and available information is often limited to transactions that occur in public auctions, which excludes private transactions that represent a majority of the overall market.

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Although, acting as agent for the Company, Masterworks seeks to acquire the Artwork of each series and will conduct due diligence in connection with its purchase of the Artwork, no amount of due diligence can completely insulate a buyer against these risks and if any of these risks materialize, the value of the Artwork of such series may decline, and the value of the Class A shares of such series would be adversely affected.

If the Artwork is eventually exhibited publicly, it could be damaged, and insurance may not cover all of the damages, or even if insurance does cover the damages, it may cause the Artwork to be unsaleable.

It is planned that the Artwork will be permanently stored and displayed in the United States, though it might be displayed internationally. We plan to obtain and maintain insurance coverage for the Artwork. However, the Artwork may be damaged while being displayed and our insurance may not be able to cover all of the damages resulting therefrom, and even if insurance does cover such damages, the damages may result in the Artwork being unsaleable. Accordingly, damage or destruction of the Artwork of a series will have a material adverse impact on the value of the Artwork and, consequently, the value of the Class A shares of such series.

We may not be able to find a buyer for the Artwork at a reasonable price.

Art is a highly illiquid asset and a significant percentage of objects go unsold when sent to auction. Even in the event that we attempt to sell the Artwork of a series, we cannot guarantee that there will be a buyer at any reasonable price.

Temporary popularity of some artworks or categories of art may result in short-term value increases that prove unsustainable as collector tastes shift.

Temporary consumer popularity or “fads” among collectors may lead to short-term or temporary price increases, followed by decreases in value. The demand for specific categories of art and artists is influenced by changing trends in the art market as to which collecting categories and artists are most sought after and by the collecting preferences of individual collectors. These conditions and trends are difficult to predict and may adversely impact our ability to sell the Artwork of a series for a profit. These risks of changes in popularity may be greater for a living or emerging artist, as compared to other categories which may have a proven valuation track record over a longer period of time. These trends could result in reduced profitability or a loss upon the sale of the Artwork of a series.

We could be exposed to losses in the event of title or authenticity claims.

The buying and selling of artwork can involve potential claims regarding title, provenance and or authenticity of the artwork. Authenticity risk related to works of art may result from incorrect attribution, uncertain attribution, lack of certificate proving the authenticity of the artwork, purchase of a non-authentic artwork, or forgery. In the event of a title or authenticity claim against us by a buyer of the Artwork of a series from us, we would seek recourse against the seller of the Artwork of such series pursuant to authenticity and title representations obtained at the time of purchase, but a claim could nevertheless expose us to losses. Further, although we maintain authenticity and title insurance coverage, such coverage may not be sufficient against potential claims. In addition, we do not maintain liquid assets to defend or settle any such legal claims and would be reliant on the Administrator to outlay the cost of such defense or settlement.

The Artwork of a series could be subject to damage, theft or deterioration in condition, which could have a material adverse effect on the value of the Artwork of a series.

We plan to store the Artwork of a series in a protected environment with security measures, but no amount of security can fully protect an artwork from damage or theft. The damage or theft of valuable property, despite these security measures, could have a material adverse impact on the value of the Artwork and, consequently, the value of the Class A shares of such series. The Company maintains insurance, but there is no guarantee that such coverage would be adequate to mitigate all of such losses.

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Changes in opinions by experts in the artwork regarding authenticity could damage or eliminate the value of the Artwork.

Authenticity is often completed by art world experts, and opinions often matter more than scientific data. If a well-respected art expert were to opine negatively on the authenticity of the Artwork of a series, it could reduce or eliminate the value of the Artwork of a series.

Insurance coverage for the Artwork of a series may not cover all possible contingencies, exposing us to losses resulting from the damage or loss of the Artwork.

We plan to maintain insurance coverage for the Artwork of a series against damage or loss of the Artwork, although it may expressly exclude damage caused by war, losses caused by chemical or biological contamination and certain other potential loss scenarios. Our insurance coverage does cover title and authenticity claims, subject to certain limitations and conditions, although such coverage may not be sufficient to cover losses. In addition, in the event of a successful claim that we do not have valid title and ownership to the Artwork or that the Artwork is not authentic, representations obtained from the seller to compensate us for such losses may prove to be inadequate. In addition, uncovered damage or destruction of the Artwork that is not fully covered by insurance could have a material adverse impact on the value of Class A shares of a series.

Risks Related to our Reliance on Masterworks

We are totally reliant on the Administrator to maintain and sell Artwork and manage our administrative services.

We do not plan to have employees or intend to maintain or generate any cash flow prior to the sale of the Artwork of a series. Accordingly, we are totally reliant on the performance of the Administrator under the management services agreement to effectuate the decisions of our Board of Managers. We plan to rely on the Administrator to perform or administer all necessary services to maintain the Artwork of each series, including obtaining insurance and ensuring appropriate storage. The Administrator is also responsible for all management services required to maintain our Company, including professional services, regulatory filings, SEC reporting, tax filings and other matters. If the Administrator were to default on its obligations under the management services agreement, it would be extremely difficult for us to replace the Administrator or internally manage these functions given our lack of cash flow and lack of employees. Accordingly, in the event of a material default by the Administrator under the management services agreement, we would likely be forced to sell the Artwork of each series. We cannot provide assurance that the timing and or terms of any such sale would be favorable. Further, Masterworks can withdraw for any reason from its position as our Administrator, subject to certain conditions.

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We are totally reliant on the Administrator to maintain sufficient capital resources to pay our fees, costs and expenses.

Although we believe the Administrator has sufficient capital resources and sources of liquidity to perform its obligations under the management services agreement for the foreseeable future, there can be no assurance that the Administrator will be able to maintain sufficient capital to satisfy its obligations in future periods. The Administrator’s capital resources and sources of liquidity will be relied upon by our auditors in determining our likely ability to continue as a going concern. Pursuant to and in accordance with the management services agreement, the Administrator is required to maintain cash reserves on hand for so long as the Class A shares of any series remain outstanding sufficient to pay at least one year of estimated expenses to satisfy its obligations under the management services agreement. However, there can be no assurance that the Administrator will be able to maintain such cash reserves. If the Administrator’s liquid capital resources and sources of liquidity are insufficient to satisfy its operational requirements, including the management of our Company, for at least one year, our Company may receive qualified audit reports that would likely have a material adverse effect on the value of the Class A shares of a series.

The Board of Managers will have complete authority to administer our business consistent with the terms and conditions of our operating agreement, other than certain amendments to the operating agreement and the management services agreement.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to do any of the following without first obtaining the prior approval or consent of the holders of a majority of the voting shares of any series affected, except as otherwise set forth therein:

●	Amend, waive or fail to comply with any material provision of the operating agreement that disproportionately and adversely affects the Class A shareholders of such series;
●	Acquire additional material assets other than the Artwork of each series, incur debt for borrowed money or engage in business activities that are unrelated to the ownership, maintenance, promotion and sale of the Artwork of a series; or
●	Issue additional shares other than pursuant to the agreements and instruments described herein.

Additionally, we, in our sole and absolute discretion, may decide to sell the Artwork of a series at any time and in any manner.

The series will own the Artwork for an indefinite period and may sell the Artwork at any time following the final closing of the series offering. There is no guarantee that any sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders from such transaction will be reflective of the estimated fair market value of the shares at such time.

This concentration of control in the Board of Managers may delay, deter or prevent acts that would be favored by holders of the Class A shares of a series. The interests of the Board of Managers or the Administrator may not always coincide with our interests or the interests of the holders of the Class A shares of a series. As a result, the market price of the Class A shares of a series could decline, or holders of the Class A shares of a series might not receive a premium over the then-current market price of the Class A shares of a series upon a change in control.

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Holders of the Class A shares of a series do not elect or vote on the Board of Managers and have limited ability to influence decisions regarding our business.

Our operating agreement provides that our assets, affairs and business will be managed under the direction of the Board of Managers. Holders of the Class A shares of a series do not elect or vote on the Board of Managers and, except for kick-out rights granted to Masterworks, members of the Board of Managers can only be removed by (i) a majority of the existing Board of Managers, or (ii) by the affirmative vote of holders of two-thirds (2/3) of the voting Class A shares outstanding of all series together as a single class and only for “cause”, as defined in the operating agreement. Accordingly, unlike the holders of common stock in a corporation, holders of Class A shares of a series have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

We do not intend to list the Class A shares of any series on a national securities exchange. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer listing on a national stock exchange would be. The Board of Managers is made up of Nigel Glenday, Joshua B. Goldstein, and Eli D. Broverman. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers (the “Independent Manager”). The Independent Manager serves to protect the interests of the holders of the Class A shares of all series and is tasked with reviewing and approving all related party transactions of our Company with our affiliates and address all conflicts of interest that may arise between us and the holders of the Class A shares of any series and our affiliates. If the Independent Manager resigns from such position on the Board of Managers at any time, the remaining members of the Board of Managers shall appoint a replacement that meets the standards of an independent director pursuant to the standards set forth in NASDAQ Marketplace Rule 4200(a)(15). Accordingly, we do not have, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a company listed on a national stock exchange.

Risk of non-compliance with regulations, including a risk of Masterworks being deemed to be operating as an unregistered broker-dealer.

The Company has not engaged underwriters in connection with any series offering, but Masterworks will have an arrangement with Masterworks Advisers whereby investment adviser representatives of Masterworks Advisers will be dedicated to providing advisory services to persons who have expressed an interest in investing in Masterworks offerings, including each series offering. In light of Masterworks’ arrangement with Masterworks Advisers, if the SEC were to determine that Masterworks, which is not a registered broker-dealer under the Securities Exchange Act of 1934 or any state securities laws, has engaged in brokerage activities that require registration, including initial sale of the Class A shares of each series on the Masterworks Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Class A shares, Masterworks may need to discontinue or suspend certain operations, which would likely be harmful to its business and reputation. In addition, if Masterworks is found to have operated as a ‘broker-dealer’ without being properly registered, there is a risk that Class A shares offered and sold while Masterworks was not registered may be subject to a right of rescission, which may result in the early termination of the offerings. An unregistered broker-dealer may also face sanctions, penalties and enforcement actions by regulatory authorities. Since the Company is reliant on Masterworks to administer its operations and the Artworks, any regulatory development that is damaging to Masterworks may have a material adverse effect on the Company and Class A shareholders.

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Further, if Masterworks Investor Services or another Masterworks affiliated entity were required to register as a broker and/or dealer, Masterworks would be subject to higher compliance costs and periodic examinations and, as a result, Masterworks would likely be required to change aspects of its business processes, fee structure and communications.

Our operating agreement designates the federal district courts of the United States of America as the exclusive forum for disputes between us and our shareholders involving claims under the Securities Act, which, if enforced by the courts, will restrict our shareholders’ ability to choose the judicial forum for Securities Act disputes.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our operating agreement provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such provision, and the enforceability of similar choice of forum provisions in other companies’ constitutive documents has been challenged in legal proceedings. While the Delaware courts have determined that such choice of forum provisions are facially valid, a shareholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our operating agreement. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

This choice of forum provision may limit a shareholder’s ability to bring a Securities Act claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. If a court were to find the exclusive-forum provision in our operating agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our financial condition.

Risks Relating to Potential Conflicts of Interest

Masterworks financial arrangements may result in misalignment between its interests and the interests of Class A shareholders of a series.

Masterworks and its affiliates will have substantially complete discretion to determine when and if to sell the Artwork of a series. Since Masterworks earns its management fees in equity, it is aligned with investors to maximize the price per share over time. However, Masterworks may have cash requirements or other economic incentives or disincentives relating to when to sell the Artwork of a series that are misaligned with the interests of shareholders of such series. Accordingly, there is a risk that Masterworks and its affiliates will have conflicts of interest and no assurance can be given that any such conflicts will be resolved in a manner that is in the best interests of shareholders of a series.

Although Masterworks will own 1,000 Class B shares of each series representing a 20% profits interest in such series, and will beneficially own Class A shares of each series following the offering of such series, Masterworks may eventually sell its shares.

Masterworks currently owns and will own 1,000 Class B shares of each series representing a 20% profits interest in such series following the offering of such series and will own Class A shares of such series if and to the extent the offering of such series is undersubscribed, as well as SPC Preferred shares of a segregated portfolio of Masterworks Cayman issuable to Masterworks pursuant to the management services agreement which, after vesting, will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. Masterworks has also agreed to lock-up provisions in our operating agreement, that will prohibit it from selling any Class B shares prior to the one-year anniversary of the offering, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the profits interest in connection with a default by Masterworks on its indebtedness. Masterworks will have no restrictions on the disposition of any of its Class B shares after the one-year anniversary of the offering and no restrictions on the disposition of its Class A shares it would receive by exchanging the SPC Preferred shares of a segregated portfolio of Masterworks Cayman or otherwise acquired, other than restrictions imposed by the management services agreement and applicable securities laws. Accordingly, the alignment that will exist upon the final closing of a series offering between Masterworks and our other shareholders of such series offering may not exist in the future. If Masterworks were to sell a significant portion of its shares, the interests of Masterworks may differ significantly from those of investors in the series offering and subsequent holders of the Class A shares of such series. As a result, we cannot assure investors that Masterworks will execute a discretionary sale of the Artwork of a series at a time that is in the best interests of holders of the Class A shares of such series.

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Masterworks or another holder of a large block of shares of a particular series may seek to sell its shares on the Templum ATS which could result in downward pressure on the share price.

In the event any person or entity, which may include an affiliate of Masterworks, acquires a significant percentage of the Class A shares of a series, such shareholder may elect to sell its interest in the Class A shares on the Templum ATS or other trading platform which could result in downward pressure on the share price and depress the price you would realize upon sale.

Masterworks and Members of the Board of Managers and executive officers will have other business interests and obligations to other entities, including interests and obligations relating to the art industry.

Masterworks expects to engage in other business activities, including other activities relating to the art industry. Masterworks may buy and sell other works of art, enter into pre-auction guarantees, operate a gallery (for viewing purposes), establish other entities similar to us and other activities. In addition, neither the Administrator nor its executive officers nor the Board of Managers will be required to manage us as their sole and exclusive function and they will have other business interests and will engage in other activities in addition to those relating to us. We are dependent on the Administrator and its officers and employees to successfully operate us. Their other business interests and activities could divert time and attention from operating our business.

We are party to agreements that exculpate the Board of Managers, the Administrator and its affiliates, and certain other persons engaged on behalf of the Administrator from liabilities with respect to certain actions taken, even if such actions are negligent, which also reduces the remedies available to investors for certain acts by such persons.

Our operating agreement limits the liability of the Board of Managers, any of our members, any person who is an officer of ours and any person who serves at the request of the Board of Managers on behalf of us as an officer, director, members of the Board of Managers, Independent Manager, partner, member, stockholder or employee of such person. The management services agreement limits the liability of the Administrator, its affiliates, managers, officers and members. None of the foregoing persons shall be liable to us or the Administrator or any other member of us for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duties that have not been waived, reckless disregard of duty or any intentional and material breach of the operating agreement or conduct that is subject of a criminal proceeding (where such person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of us selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the Class A shares of any series for actions taken which may negatively affect us.

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Representatives of registered investment advisers introduced to you through the Masterworks website are dedicated to advising on Masterworks securities and have conflicts of interest.

Certain investment adviser representatives of Masterworks Advisers, LLC, or “Masterworks Advisers,” are exclusively dedicated to providing advisory services with respect to Masterworks financial products. Masterworks, directly or indirectly, pays the compensation of these individuals and Masterworks Advisers is a wholly owned subsidiary of Masterworks so the representatives have conflicts of interest and lack the independence of other investment professionals who may provide more generalized investment advice. While these individuals have regulatory duties to investors, including fiduciary duties, such individuals are exclusively dedicated to the provision of advisory services of Masterworks financial products. Accordingly, such individuals will not provide you with recommendations or advice on investing in other traditional or alternative asset classes.

Risks Relating to Ownership of the Class A shares of a series and the Offering of a series

The Class A shareholders of a series will have very limited voting rights and we will have the ability to sell the Artwork of a series without shareholder approval.

Our operating agreement provides that the assets, affairs and business of our Company will be managed under the direction of our Board of Managers. Our Board of Managers, in their sole and absolute discretion, will have the ability to sell the Artwork of a series at any time and in any manner. Our shareholders do not elect or vote on our Board of Managers. The Class A shares of each series have no voting rights other than to vote together a single class on certain matters that disproportionately and adversely affect such series in relation to any other series and to vote together with holders of all voting Class A shares outstanding of all series together as a single class to remove and replace the Administrator, to remove a member of the Board of Managers for “cause” and to approve certain acts as described in our operating agreement, including certain proposed amendments to the operating agreement or the management services agreement.

Each outstanding Class A share of a series entitles the holder to one vote on all matters submitted to a vote of shareholders of such series, provided, that Class A shares of a series beneficially owned by Masterworks, if any, and shares of a series held by certain shareholders of such series that irrevocably elect to limit or eliminate their voting rights, if any, shall not vote. Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all Class A shares of an affected series or of all the series of our Company as one group, as applicable, present in person or represented by proxy, although the vote to remove a member of the Board of Managers for “cause” or to remove and replace the Administrator requires a two-thirds vote of the voting shares of all of the series then existing as a single class. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

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Selling your Class A shares may be difficult, or even impossible.

We do not plan to list the Class A shares of any series for trading on a national securities exchange, but we intend to facilitate secondary sales of Class A shares of each series on an alternative trading system operated by Templum Markets LLC, referred to as the “Templum ATS,” commencing on or after the three-month anniversary of the date the series offering is fully subscribed. No assurance can be given that the Templum ATS will provide an effective means of selling your Class A shares of a series or that the price at which any Class A shares of a series are sold through the Templum ATS is reflective of the fair value of the Class A shares of that series or the Artwork of that series. We do not know the extent to which investor interest will lead to the development and maintenance of a liquid market. In light of a variety of factors, including, without limitation, the relatively small market capitalization of each series of the Company, we cannot guarantee the Templum ATS will provide a reliable or effective means of price discovery. Any posted offer prices or historical transaction information reflected on the Templum ATS should not be construed as being representative of the fair value of the Class A shares of such series or of the Artwork of such series. The Templum ATS will not be available to, or provide only limited functionality to, certain non-U.S. citizens. For a list of countries that are enabled on the Templum ATS, see the trading section of the Masterworks Platform. Investors should be prepared to hold their Class A shares of such series for an indefinite period of time, as there can be no assurance that the Class A shares of such series will ever be saleable through the Templum ATS or an alternative platform.

You may not be able to sell your Class A shares of a series at or above the offering price or at all.

The initial public offering price for the Class A shares of a series is above their net tangible asset value due to the payment of the Expense Allocation to Masterworks. In addition, Masterworks will own 1,000 Class B shares of a series representing a 20% profits interest in such series. Prior to these series offerings, no public market exists for the Class A shares of such series. You may not be able to sell your Class A shares of a series at or above the initial offering price, or ever. Investors should be prepared to hold their Class A shares of such series for an indefinite period, as there can be no assurance that the Class A shares of such series can ever be tradable or sold.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

Foreign Holders of the Class A shares of a series may face significant restrictions on the resale of the Class A shares of a series due to rules restricting participation by foreign citizens.

The Templum ATS or certain features of the Templum ATS will not be available to residents of certain foreign countries. For a list of countries that are enabled on the Templum ATS, see the trading section of the Masterworks Platform. Accordingly, if you reside outside of the United States you should consider the resale market for the Class A shares of a series to be limited, as you may be unable to resell your Class A shares of such series on the Templum ATS, or at all.

A Concentration of ownership of the Class A shares of a series may reduce liquidity or adversely affect the price of the Class A shares of such series on the Templum ATS or any other trading venue on which the Class A shares of such series may be traded.

Our operating agreement contains a 24.99% beneficial ownership limit, but we can waive such limit in our discretion on a case-by-case basis. Certain Class A shareholders of a series may beneficially own a large percentage of the outstanding Class A shares of such series. A concentration of ownership in one or a small group of shareholders may diminish liquidity on the Templum ATS, particularly if any such shareholder is deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act, which would include any affiliate of Masterworks and would make it more difficult for such shareholder to sell its shares pursuant to applicable Federal securities laws. Conversely, concentrated ownership could also create an “overhang” risk, which is a risk that such shareholder or shareholders seek to liquidate their positions in a short time frame, which could significantly increase the supply of Class A shares of a series available for sale without a corresponding increase in demand, thereby driving the trading price of the Class A shares of such series downward.

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Our capital structure may create situations in which the interests of Masterworks are not completely aligned with the interests of other shareholders.

The Class B shares of a series have the right to 20% of the profits upon a sale of the Artwork of such series and can be converted into Class A shares of such series pursuant to a formula in our operating agreement. The Class C share of a series can be issued or transferred to an affiliate of Masterworks and would provide such Masterworks affiliate with the exclusive right to remove, replace or reconstitute our Board of Managers without “cause” for any reason, which may adversely affect the interests of another series of the Company. The SPC Preferred Shares contain a $20 per share liquidation preference. Accordingly, there could be situations in which the interests of Masterworks are not completely aligned with the interests of our Class A shareholders. The ability of a Masterworks affiliate to replace our Board increases the chances that those situations might not be resolved in favor of the Class A shareholders. We and Masterworks intend to take reasonable steps to address potential situations in which Masterworks may have differing economic interests from those of other shareholders, such as in connection with an eventual sale of the Artwork of a series, including by forming a special committee comprised solely of Managers that are independent of management and Masterworks to approve any such sale, but there can be no assurance that these steps will adequately protect the interests of Class A shareholders of a series.

If we face litigation related to a series offering, we may elect to auction the Artwork of such series and the proceeds of any sale at such auction may be insufficient to provide an adequate remedy. Further, if investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

The Class A shares of a series have not been registered under the Securities Act and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act, including Regulation A promulgated thereunder. We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if a series offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Class A shares of the series or find an exemption under the securities laws of each state in which we offer the Class A shares of such series, each investor may have the right to rescind his, her or its purchase of the Class A shares of such series and to receive back from us his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we may elect to sell the Artwork of a series and there can be no assurance that the proceeds of any such sale would be an adequate remedy for our investors and we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

If we face litigation, unless such litigation is proven to involve fraud or intentional misconduct on the part of the Administrator or our other affiliates, we may seek to sell the Artwork of a series and the Administrator will be entitled to recoup its expenses in connection with defending and or settling such litigation.

Our operating agreement indemnifies the Board of Managers and the management services agreement indemnifies the Administrator in all instances not involving fraud or intentional misconduct. In addition, while the Administrator is responsible for all ordinary and necessary expenses incurred in connection with maintaining the Artwork of a series and managing our Company, there is an exception for costs incurred in connection with litigation. Accordingly, if there is any litigation involving our Company which does not involve fraud or intentional misconduct, the costs relating to such litigation will be deducted from the funds to be disbursed to holders of Class A shares of such series upon our sale of the Artwork of such series.

Because we do not have an audit committee, holders of the Class A shares of a series will have to rely on our Board of Managers and the Independent Manager to perform these functions.

We do not have an audit committee. The Board of Managers, made up of Nigel Glenday, Joshua B. Goldstein and Eli D. Broverman will perform the duties normally performed by an audit committee for an entity such as ours. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers. The Independent Manager serves to protect the interests of the holders of the Class A shares of each series and is tasked with reviewing and approving all related party transactions between us and our affiliates and address all conflicts of interest that may arise between us and the holders of the Class A shares of each series and our affiliates. If the Independent Manager resigns from such position on the Board of Managers at any time, the remaining members of the Board of Managers shall appoint a replacement that meets the standards of an independent director pursuant to the standards set forth on NASDAQ pursuant to NASDAQ Marketplace Rule 4200(a)(15).

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Purchasers in the series offerings and in the aftermarket will experience dilution in the book value of their investment over time.

The initial offering price per Class A share of each series will be approximately $1.98 above the pro forma net tangible book value per Class A share of such series immediately following the series offerings as a result of the Expense Allocation amount payable to Masterworks. The Administrator will earn a management fee in the form of SPC Preferred shares of a segregated portfolio of Masterworks Cayman, which after vesting, will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork. If exchanged, these fees will, when issued, effectively further reduce the tangible book value per Class A share of the series over time. Additionally, if the value of the Class A shares of a series increases over time, the number of Class A shares of such series to be issued upon conversion of the Class B shares of such series will also increase over time resulting in additional dilution to holders of the Class A shares of such series.

Risks of investing using a credit card.

We may accept credit cards for subscriptions, provided that any such credit card subscription shall not exceed the lesser of $30,000 or the amount permitted by applicable law, per subscriber, per series offering. An investment in the Class A shares of any series is a long-term and highly illiquid investment. Payment by credit card may be appropriate for some investors as a temporary funding convenience, but should not be used as a long term means to finance an investment in the Class A shares of any series. Investors contemplating using their credit card to invest are urged to review the SEC’s Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which is available at https://www.sec.gov/oiea/investor-alerts-and-bulletins/ia_riskycombination. Credit card investment will result in incurrence of third-party fees and charges (often ranging from 1.5% - 3.0%), interest obligations which will lower your expected investment returns, and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future.

Provisions of our Certificate of Formation and our Operating Agreement may delay or prevent a take-over which may not be in the best interests of holders of the Class A shares of a series.

Provisions of our Certificate of Formation and the operating agreement may be deemed to have anti-takeover effects, which include, among others, the Board of Managers having sole and exclusive control of the operations of us with the exclusion of the holders of the Class A shares of a series being able to vote upon certain limited circumstances, and may delay, defer or prevent a takeover attempt.

We do not intend to pay distributions in the foreseeable future and may only make a distribution to the holders of the Class A shares of a series if the Artwork of such series can be sold at a profit to the price we paid and after the costs and expenses associated with the sale there are sufficient funds to effect a distribution.

We do not maintain any cash balances and do not intend to pay any distributions in the foreseeable future and may only make a distribution to the holders of the Class A shares of a series if the Artwork of such series can be sold at a profit to the price paid by us and other costs and expenses associated with the sale there are sufficient funds to effect a distribution. Investors should be prepared to never receive a distribution in connection with their ownership of the Class A shares of such series.

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The tax treatment of an investment in the series of the Company is uncertain and subject to change.

We currently expect each series to be taxed as a partnership, which means we do not expect to pay entity-level Federal income taxes and we expect each Cayman segregated portfolio to be treated for tax as a passive foreign investment company (“PFIC”) and/or a controlled foreign corporation (“CFC”). Any income or loss arising from a sale of the Artwork of a series by Masterworks Cayman would be allocated to our shareholders and result in PFIC/Subpart F income for our shareholders. We expect each series to elect protectively to treat each PFIC as a qualified electing fund (“QEF”). In the event our Board of Managers determines that there is a material risk that our partnership status may not be respected by the IRS due to the potential existence of secondary market liquidity for the Class A shares of a series or for other reasons, our Board of Managers may restructure our operations to avoid or minimize entity-level Federal income taxes. Any such restructuring could, among other consequences, cause any gain resulting from a sale of the Artwork of a series being taxed at higher rates applicable to capital gains on collectibles. Shareholders are urged to consult their advisors with respect to the tax consequences of an investment in the Company in light of their particular circumstances. In addition, the Board of Managers has sole discretion to change the tax election such that the Company and each series would be taxed as a corporation for U.S. Federal income purposes, which would mean that the Company and each series would be required to pay entity level U.S. Federal income taxes on gains, if any, from the sale of the Artwork of a series. Any such change could adversely impact the net amount of funds you receive, after taxes, from a sale of the Artwork of a series.

Tax risk to investors seeking to invest using their individual retirement accounts, including traditional and self-directed IRAs and 401(k)s.

Section 408(m) of the Internal Revenue Code of the United States treats the acquisition of any collectible, including any work of art, as a distribution from the retirement account. Distributions are taxable to the holder of the account and may be subject to early withdrawal penalties of 10% of such amount if the investor is not at least 59-1/2 years of age. The Internal Revenue Service could take the position that an investment in the Class A shares of a series is tantamount to the acquisition of artwork and therefore should be treated as a taxable distribution. We urge those investors seeking to use their individual retirement accounts to invest in Class A shares of a series to consult with a competent professional tax professional prior to making an investment decision.

By purchasing shares in the series offerings, you are bound by the provisions contained in our subscription agreement which provide for mandatory arbitration and a waiver of rights to a jury trial which limits your ability to bring class action lawsuits, seek remedies on a class basis or have a jury decide the factual merits of your claim.

By purchasing shares in the series offerings, investors agree to be bound by the arbitration provisions contained in our subscription agreement which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the subscription agreement, the shares, the Masterworks Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing. In addition, by signing the subscription agreement, you waive your rights to a jury trial in any such dispute. Please note that neither the mandatory arbitration provision nor the waiver of your rights to a jury trial apply to claims made under the federal securities laws or any dispute you may have with Masterworks Advisers. Arbitration awards are generally final and binding. A party’s ability to have a court reverse or modify an arbitration award is very limited. Purchasers of shares in a secondary transaction would also be subject to the same arbitration provisions and jury waiver that are currently in our subscription agreement. Such arbitration provision limits the ability of investors to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provision. If invoked, the arbitration is required to be conducted in New York, NY in accordance with New York law. The subscription agreement allows for either the Company or an investor to elect to enter into binding arbitration in the event of any covered claim in which the Company and the investor are adverse parties. While not mandatory, in the event that the Company were to invoke the arbitration clause, the rights of the adverse shareholder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit and the waiver of a jury trial may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company, except in the case of claims made under the federal securities laws.

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DILUTION

Prior to giving effect to each series offering, 100% of the membership interests of each series of the Company for which we are conducting a series offering are held by Masterworks.

Investors in the series offerings will suffer immediate dilution in the net tangible book value per share $1.98 as a result of the Expense Allocation to be paid to Masterworks as part of our cost of utilizing the Masterworks Platform and acquiring the Artwork of each series. We estimate that the net tangible book value per share upon the final closing of a series offering after giving effect to the intended use of proceeds from such offering will be $18.02.

The Class B shares of a series may also have a dilutive effect following the final closing of the offering of a series. The formula for the conversion of the Class B shares of a series into the Class A shares of a series is as follows:

Class A shares of a series issuable upon conversion	=	(A) Value Increase, multiplied by
(B) Conversion Percentage, multiplied by
(C) 20%, divided by
(D) Class A share Value of a series.

Definitions for conversion calculation:

“Value Increase”	means, the aggregate value of Class A shares of the applicable series outstanding at such time on a fully diluted basis (including any shares issuable upon exchange of SPC Preferred shares, whether or not such SPC Preferred shares are vested (“Exchange Shares”)), minus the product of (i) the number of Class A shares of such series outstanding at such time on a fully diluted basis (including Exchange Shares) and (ii) $20.00, if such difference is positive.

“Conversion Percentage”	means, (A) the number of Class B shares of a series being converted, divided by (B) the number of Class B shares of a series outstanding.

“Class A share Value”	means, as of the close of business on the day preceding the conversion date, the volume weighted average trading price (“VWAP”) of the Class A shares of a series on all trading platforms or trading systems on which the Class A shares of a series are being traded over the forty-five (45) trading days then ended, provided, that if the total aggregate trading volume over such 45-trading-day period is less than 5% of the public float, such period shall be extended to the ninety (90) trading days then ended, provided, further, if the total aggregate trading volume over such 90-trading-day period is less than 5% of the public float, the holder of the Class B shares of a series shall request that the Administrator obtain an appraisal of the Class A share Value of a series from one or more independent nationally-recognized third party appraisal companies and such appraisal shall constitute the Class A share Value of a series.*

* The hypothetical Class A share values of a series represent the assumed VWAP, or in the absence of a trading market, the appraised fair value of the Class A shares of a series, which, in either case, is assumed to be the amount that a Class A share of a series would receive upon sale of the Artwork of such series (i.e. the appraised value of the Artwork of such series divided by the fully diluted number of Class A shares of such series outstanding).

Examples of conversion calculation

The following table illustrates the number and percentage of Class A shares of a series (rounded to nearest whole share) that would be issued to Masterworks upon conversion of all of its Class B shares of a series based on hypothetical changes in the trading price or value of the Class A shares of a series, assuming that 83,250 Class A shares are sold in such series offering:

Hypothetical Class A share Value of a series	$20.00	$30.00	$40.00	$50.00	$60.00
No. of Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of a series	0	6,938	10,406	12,488	13,875
Percentage of total outstanding Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of a series	0%	7.69%	11.11%	13.04%	14.29%

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Pursuant to the foregoing formula, Class A shares of a series will only be issuable upon a conversion of Class B shares of a series if the value of the Class A shares of a series is higher than $20.00 per share. Upon the final closing of each series offering, the value of the Class A shares of a series will be $20.00 per share based on the offering price and therefore, no shares will be issuable upon a conversion of Class B shares of a series into Class A shares of a series at such time.

Nominal consideration was paid for the membership interests represented by Class B shares of a series. The aggregate cash cost to Masterworks for the Class B shares of a series will be $100.00 (representing the cash payment made in consideration of the issuance of membership interests represented by Class B shares of a series) or less than $0.01 per share. If in the future the value of the Class A shares of a series increases to where there is a gain in value, based on the above formula, there will be additional dilution.

For example, if the value of the Class A shares of a series is $30 per share, based on the foregoing conversion formula, the Class B shares of a series will be convertible into 6,938 Class A shares of a series if Masterworks decides to convert all of the Class B shares of a series they hold. The new investors ownership interest would be diluted as follows assuming that 83,250 Class A shares of a series are sold in such series offering:

	Dilution Based on Hypothetical Conversion
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing shareholders as of August 15, 2023	0	0.0%	$0	0.0%	$0.00
Assumed issuance of Class A shares for Class B shares	6,938	7.69%	$100	0.0%	$0.01
New investors (a series offering)	83,250	92.31%	$1,665,000	100.0%	$20.00
Total	90,188	100.0%	$1,665,100	100.0%	$20.01

In addition, as additional SPC Preferred shares are issued to the Administrator as payment for its entity-level and asset management services, the corresponding series will suffer dilution.

Further, after and subject to vesting, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. Once SPC Preferred shares are exchanged for Class A shares of a series, there will be dilution to the holders of the Class A shares of such series.

PLAN OF DISTRIBUTION

The Company is selling the Class A shares through the Masterworks Platform and is not selling the Class A shares or soliciting investors through commissioned sales agents or underwriters. Representatives of an SEC registered investment adviser may provide advisory services to prospective investors. For additional information about these advisory services, please see “Advisory Services.” Subscriptions will be made only through the Masterworks Platform and payment will be made directly to a series of the Company. The subscription funds paid by investors as part of the subscription process will be held in a noninterest-bearing sub account of the Company with Goldman Sachs Bank USA, or a similar institution, and will not be commingled with the account of any other series or the Company, until, if and when there is a closing with respect to that series. All fees and expenses of the offerings will be paid by Masterworks and the Company shall have no responsibility for any such amounts payable. Accordingly, the gross proceeds from each series offering shall be the same as the net proceeds from such series offering. Each series offering will not exceed 24 months from the date of commencement in accordance with Rule 251(d)(3) of Regulation A.

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Online Subscriptions

Our affiliate Masterworks, LLC and its principals own and operate the Masterworks Platform located at https://www.masterworks.com/ that allows investors to acquire interests in special purpose companies that invest in artworks. Through the Masterworks Platform, investors can, once they establish a profile, browse and screen potential artwork investments, view details of an investment and sign contractual documents online.

After the qualification by the SEC of the offering statement of which this Offering Circular is a part, the series offerings will be conducted through the Masterworks Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price in the form of ACH debit, credit card, or wire transfer into non-interest bearing segregated sub account of the Company with Goldman Sachs Bank USA, or a similar institution and will not be commingled with the account of any other series or the Company, until, if and when there is a closing with respect to that series. Credit card subscription shall not exceed the lesser of $30,000 or the amount permitted by applicable law, per series offering, per subscriber. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” Credit card investment will result in incurrence of third-party fees and charges, interest obligations which will lower your expected investment returns and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future. On any relevant closing date, the funds in the account will be released to the applicable series and the associated Class A shares of a series will be issued to the investors in the offering of a series. If there are no closings of the offering of a series, the funds deposited in the segregated sub account will be promptly returned to subscribers, without deduction and generally without interest.

Upon each closing of a series offering under the terms as set out in this offering circular, funds will be immediately transferred to us (where the funds will be available for use in the operations of the Company’s business in a manner consistent with the “Use of Proceeds” in this offering circular).

Transfer Agent and Registrar

The transfer agent and registrar for the Class A shares of each series is Equity Stock Transfer, LLC. The transfer agent’s address is 237 West 37th Street, Suite 602, New York, New York 10018. The transfer agent’s telephone number is 212-575-5757. We intend to avoid registration of the Class A shares of each series under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may avail ourselves of the conditional limitation on shares “held of record” contained in Rule 12g5-1(a)(7) of the Exchange Act. In connection with any shareholder distributions upon a sale of an Artwork of a series, we may also engage Equity Stock Transfer, LLP as paying agent in accordance with the terms of our operating agreement.

Book-Entry Records of Class A shares

Ownership of the Class A shares of a series will be represented in “book-entry” only form directly in the name of the respective owner of the Class A shares of a series and shall be recorded by the Company and that no physical certificates shall be issued, nor received, by the Company or any other person. The Company or Masterworks shall send out email confirmations of positions and notifications of changes “from” us upon each and every event affecting any person’s ownership interest.

Investment Amount Limitations

The maximum investment amount per investor in any series is $250,000 (12,500 Class A shares) and the minimum investment amount per investor in any series is $15,000 (750 Class A shares) for investors that have not previously invested in offerings via the Masterworks Platform and $500 (25 Class A shares) for investors that have previously invested in other offerings on the Masterworks Platform. We reserve the right to reject any subscription, waive or increase the maximum purchase restriction or waive or decrease the minimum purchase restriction in our sole and absolute discretion and we routinely grant such waivers, increases or reductions for categories of investors or on a case-by-case basis. Accordingly, investors should not assume that the stated minimum investment restriction will be applied uniformly to all investors.

Subscriptions, once received, are irrevocable by the investors. Further, pursuant to the terms of the Company’s operating agreement, an investor, other than an affiliate of Masterworks, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A shares of a series outstanding. We may waive such limit on a case-by-case basis in our sole discretion.

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Generally, no sale may be made to you in the offering of a series if the aggregate purchase price you pay for your investment in any of the interests of our company (in connection with any series offered under Regulation A) is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment. The only investor in the offering of a series exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase Class A shares (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, or limited liability company, not formed for the specific purpose of acquiring the Class A shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Class A shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Class A shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)	You are an entity, of a type not listed in the above paragraphs (iv), (v), (vi), (vii), or (viii), not formed for the specific purpose of acquiring the Class A shares, owning investments in excess of $5,000,000;

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(x)	You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)	You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Class A shares, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

(xii)	You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph (xi), and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph (xi).

Offering Period and Expiration Date

The series offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term of the series offering. There will be a separate closing, or multiple closings, with respect to each series offering. An initial closing of a series offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series Class A shares have been accepted, (ii) a date determined by us in our sole discretion and (iii) the date that is 24 months following the qualification date of the offering statement. Notwithstanding, we reserve the right to terminate a series offering for any reason at any time prior to the initial closing of such series offering. Additionally, any subsequent series closing following such initial closing will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series Class A shares have been accepted, (ii) a date determined by us in our sole discretion and (iii) the date that is 24 months following the qualification date of the offering statement. If an initial closing has not occurred, a series offering will be terminated upon the earliest to occur of (i) the date that is 24 months following the qualification date of the offering statement and (ii) any date on which we elect to terminate the offering for a particular series in our sole discretion. No securities are being offered by existing security-holders.

Masterworks Platform

We plan to use the Masterworks Platform website at https://www.masterworks.com/ to provide notification of the anticipated series offerings. Prior to the qualification of a series offering by the SEC, we may post information about the anticipated series offering on the Masterworks Platform website, including prior auction sales of art created by the artist. This offering circular as well as amendments to this offering circular after it has been publicly filed and prior to qualification by the SEC will be furnished to prospective investors for their review via download 24 hours per day, 7 days per week on the website as well.

Procedures for Subscribing

After the qualification by the SEC of the offering statement of which this offering circular is a part, if you decide to subscribe for any Class A shares in any series offering, you should visit the Masterworks Platform website at https://www.masterworks.com/, and follow the links and procedures described on the website. The website will direct you to receive (upon your acknowledgement that you have had the opportunity to review this offering circular), review, execute and deliver the subscription agreement electronically. The Masterworks Platform provides a secure portal to enable you to subscribe as follows:

1.	You will be required to provide basic identifying information, including your name, email address, phone number, and to establish a password, after which you will be prompted to continue to the next screen. After that, Masterworks sends you an email requesting you to click a link that verifies your email address and confirms that you created your profile with Masterworks.

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2.	If applicable, based on your identifying information, you may be prompted to schedule a call with a Masterworks Advisers adviser representative, at which time you will also review and sign an Investment Advisory Agreement, a form of which is attached as Exhibit 99.1 to the offering statement of which this offering circular is an integral part.

3.	Once you complete a call with a Masterworks Advisers adviser representative, if applicable, and once a series offering has been qualified by the SEC, you can initiate the subscription process by clicking a “Invest Now” link adjacent to a reference to the particular offering.

4.	You will then be presented with a link to the Offering Circular (and any post qualification supplements or amendments, if applicable) and basic information about the series offering, including an image of the relevant artwork, the maximum aggregate offering amount and the minimum investment amount.

5.	You will be requested to input and confirm the dollar amount of your proposed subscription.

6.	You will then be prompted to select whether you are investing yourself or through an entity, trust or joint account.

7.

After a prompt to continue, you will be requested to select a payment method, including: (i) linking a bank account to facilitate payment through the Automated Clearing House, or ACH, (ii) federal funds wire transfer, (iii) credit card, (iv) transfer from an IRA account, or (v) your Masterworks wallet as follows:

(a) ACH. If you choose to link your bank account, you will be requested to select your bank among a directory of banks and you will be prompted to provide your bank user name and password and to select the particular account. You may also confirm your bank account by confirming micro deposits in lieu of using your user name and password.

(b) Wire Transfer. If you choose to pay by wire transfer, you will be provided with the issuer’s bank account number, routing number and bank address, along with a unique identifying code that will enable us to match the incoming wire transfer with your subscription.

(c) Credit Card. If you choose to pay by credit card, you will be prompted to provide your credit card information and will be presented with a screen that reflects the amount of your subscription, the amount of fees that would be charged by the credit card issuer for the transaction and the total amount payable.

8.	After payment is complete, you will be directed to review and execute a copy of the subscription agreement, which contains an active hyper-link to the operating agreement for the issuer and is self-populated with your name, address, telephone number, subscription amount and method of payment.

9.	Next, you will be requested to complete certain special reporting obligations questions. Then, you must verify your identity and you will be presented with an active hyperlink to a Customer ID Program Notice which describes the identification information you need to provide. You will be prompted to provide us with your address, date of birth and your social security or tax identification number. You will also be asked: (i) whether you are an accredited investor (with appropriate definitions provided) and if not, you will be asked to confirm that your investment will be less than 10% of your net worth or annual gross income, (ii) whether you or anyone in your household are associated with a FINRA member, securities exchange, self-regulatory organization or the SEC and (iii) whether you or anyone in your household or immediate family is a 10% shareholder, officer, or member of the board of directors of a publicly traded company.

10.	After your identity is cleared against certain governmental terrorist watch lists and lists designed to prevent or deter money-laundering, you will be presented with a confirmation of your accepted subscription. Investors selecting ACH or wire transfer will receive an email that payment has been initiated and a follow-up email indicating that the payment has been received by the issuer.

11.	You will receive an email confirmation indicating the amount of your subscription, along with a fully executed copy of the subscription agreement, which will be time and date stamped, for your records.

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12.	You will then be presented with a screen requesting certain tax exemption status information that will be used, along with other information previously provided, to populate a Form W-9 (Request for Taxpayer Identification Number and Certification) or W-8 (International), as applicable.

13.	Lastly, you will be directed to a “My Account” screen that summarizes the status of your subscription, order history, whether or not shares have been issued, profile information, tax documents and active hyperlinks to the subscription agreement and operating agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares this offering circular qualified.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing segregated sub account of the Company with Goldman Sachs Bank USA, or a similar institution and will not be commingled with the account of any other series or the Company, until, if and when there is a closing with respect to that series. The funds in the account will be released to us on each closing date. We intend to complete multiple closings of each series offering and, until a closing date of a series offering, the proceeds for the series offering will be kept in the segregated bank account. At the closing of each series offering, the proceeds will be distributed to us and the associated Class A shares of the applicable series will be issued to the investors in this series offering. If any series offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into a segregated account will be returned promptly without interest. Any costs and expenses associated with a terminated series offering will be borne by Masterworks.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in any of the interests of the Company (in connection with any series offered under Regulation A) does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the Class A shares of a series for your own account and that your rights and responsibilities regarding your Class A shares of a series will be governed by our operating agreement and Certificate of Formation, each filed as an exhibit to the offering statement of which this offering circular forms an integral part. Purchasers of the Class A shares of a series in the offering of a series and subsequent purchasers will be deemed to become party to the Masterworks Vault 1, LLC operating agreement, a form of which is filed as Exhibit 2.3 to the offering statement of which this offering circular forms an integral part.

●	Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the noninterest-bearing sub account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

●	Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Class A shares of the series subscribed at the applicable closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

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For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Class A shares of a series.

In order to purchase Class A shares of a series and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in the offering of the series.

Non-U.S. investors may participate in the offering of a series by depositing their funds in the non-interest-bearing segregated account. Any such funds that are received shall be held on deposit until the applicable closing under the offering of the series or returned if there is no closing.

Selling Restrictions

Notice to prospective investors in Canada

The offering of the Class A shares of a series in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Class A shares of a series may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Class A shares of a series in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Class A shares of a series are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the Class A shares of a series by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Class A shares of a series outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Class A shares of a series may be made to the public in that Relevant Member State other than:

●	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	To fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

●	In any other circumstances falling within Article 3(2) of the Prospectus Directive,

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provided that no such offer of Class A shares of a series shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any Class A shares of a series or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Class A shares of a series being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Class A shares of a series acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Class A shares of a series to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This offering circular has been prepared on the basis that any offer of Class A shares of a series in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Class A shares of a series. Accordingly, any person making or intending to make an offer in that Relevant Member State of Class A shares of a series which are the subject of the offering contemplated in this offering circular may only do so in circumstances in which no obligation arises for us to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. We have not authorized, nor do we authorize, the making of any offer of Class A shares of a series in circumstances in which an obligation arises for us to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Class A shares of a series in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A shares of a series to be offered so as to enable an investor to decide to purchase or subscribe the Class A shares of a series, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

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Notice to Prospective Investors in Switzerland

The Class A shares of a series may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Class A shares of a series or the offering of a series may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering of a series, our Company, the Class A shares of a series have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Class A shares of a series will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Class A shares of a series has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class A shares of a series.

Notice to Prospective Investors in the Dubai International Financial Centre

This offering circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This Offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The Class A shares of a series to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A shares of a series offered should conduct their own due diligence on the Class A shares of a series. If you do not understand the contents of this offering circular you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering of a series. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Class A shares of a series may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Class A shares of a series without disclosure to investors under Chapter 6D of the Corporations Act.

The Class A shares of a series applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under a series offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Class A shares of a series must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

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Notice to prospective investors in China

This offering circular does not constitute a public offer of the Class A shares of a series, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Class A shares of a series are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Class A shares of a series or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Class A shares of a series have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Class A shares of a series has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A shares of a series which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Class A shares of a series have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Class A shares of a series may not be circulated or distributed, nor may the Class A shares of a series be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A shares of a series are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) A corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire Class A share capital of a series of which is owned by one or more individuals, each of whom is an accredited investor; or

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(b) A trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A shares of a series pursuant to an offer made under Section 275 of the SFA except:

(i) To an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) Where no consideration is or will be given for the transfer;

(iii) Where the transfer is by operation of law;

(iv) As specified in Section 276(7) of the SFA; or

(v) As specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Class A shares of a series) Regulations 2005 of Singapore.

ADVISORY SERVICES

Investment adviser representatives of Masterworks Advisers, LLC (“Masterworks Advisers”), a SEC registered investment adviser, will provide investment advisory services to persons who have indicated an interest in investing in the Class A shares of each series offered pursuant to this offering circular and other offerings sponsored by Masterworks. These advisory services will be provided by a dedicated team of investment adviser representatives who are employees of Masterworks and associated persons of Masterworks Advisers. Any investor that speaks to an adviser representative will be requested to enter into an Investment Advisory Agreement with Masterworks Advisers, a form of which is attached as Exhibit 99.1 to the offering statement of which this offering circular is an integral part. The adviser representatives receive fixed compensation from Masterworks and Masterworks Advisers, and may also receive discretionary non-transaction-based incentive compensation from Masterworks Advisers and Masterworks affiliates. All funds necessary for the services provided by Masterworks Advisers and the dedicated advisor representatives are paid by Masterworks and no separate fees will be charged to investors in the series offerings in respect of such services.

In addition, Masterworks Advisers may be deemed to be a statutory underwriter in connection with the distribution of the series offerings and or other offerings sponsored by Masterworks. The adviser representatives dedicated to providing investment advisory services to persons interested in investing in Masterworks securities offerings will not provide recommendations or advice on any alternative investments or other asset classes. In light of the exclusive nature of the arrangement between dedicated adviser representatives and Masterworks Advisers and Masterworks, coupled with the fact that Masterworks Advisers is a wholly owned subsidiary of Masterworks and all funds used to compensate the dedicated adviser representatives are paid by Masterworks, Masterworks Advisers and these adviser representatives have conflicts of interest and lack the independence of other investment professionals who may provide more generalized investment advice.

USE OF PROCEEDS TO ISSUER

Masterworks will pay all expenses of the series offerings, including fees and expenses associated with qualification of the series offerings under Regulation A. Therefore, the gross proceeds from the series offerings will equal the net proceeds from the series offerings. We intend to use a portion of the proceeds from the initial closing of the series offerings to contribute to segregated portfolios of Masterworks Cayman to acquire the Artworks of the series, and if and to the extent such proceeds are less than the purchase price, pursuant to a financing, license and sourcing agreement, the form of which is filed as Exhibit 6.4 to the offering statement of which this Offering Circular forms an integral part, Masterworks will advance to the segregated portfolios of Masterworks Cayman that will acquire the Artworks of a series any additional funds required to consummate the acquisitions. The remaining net proceeds of the series offerings, together with any unsold Class A shares of the series, if any, will be contributed to the segregated portfolios of Masterworks Cayman that will acquire the Artworks and will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation. Accordingly, in any circumstance in which an initial closing of a series offering occurs, at the time of the final closing of such series offering, all Class A shares of such series will be issued and outstanding, the purchase price of the Artwork of such series and the Expense Allocation will be fully paid, each series will own its respective Artwork and the Company will have no indebtedness.

The gross proceeds of each series offering will be used for the following:

Series 300

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$1,405,000	90.09%
Expense Allocation Payment(1)	$155,000	9.91%
Total Proceeds	$1,560,000	100%

Series 309

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$1,804,500	90.09%
Expense Allocation Payment(1)	$198,500	9.91%
Total Proceeds	$2,003,000	100%

Series 315

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$571,500	90.09%
Expense Allocation Payment(1)	$62,500	9.91%
Total Proceeds	$634,000	100%

Series 316

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$850,000	90.09%
Expense Allocation Payment(1)	$94,000	9.91%
Total Proceeds	$944,000	100%

Series 318

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$451,101	90.09%
Expense Allocation Payment(1)	$49,899	9.91%
Total Proceeds	$501,000	100%

Series 319

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$563,876	90.09%
Expense Allocation Payment(1)	$62,124	9.91%
Total Proceeds	$626,000	100%

Series 320

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$365,000	90.09%
Expense Allocation Payment(1)	$40,000	9.91%
Total Proceeds	$405,000	100%

Series 322

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$430,000	90.09%
Expense Allocation Payment(1)	$47,000	9.91%
Total Proceeds	$477,000	100%

Series 323

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$412,500	90.09%
Expense Allocation Payment(1)	$45,500	9.91%
Total Proceeds	$458,000	100%

Series 329

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$505,000	90.09%
Expense Allocation Payment(1)	$56,000	9.91%
Total Proceeds	$561,000	100%

Series 336

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$352,363	90.09%
Expense Allocation Payment(1)	$38,637	9.91%
Total Proceeds	$391,000	100%

Series 338

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$805,000	90.09%
Expense Allocation Payment(1)	$89,000	9.91%
Total Proceeds	$894,000	100%

Series 339

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$1,603,288	90.09%
Expense Allocation Payment(1)	$176,712	9.91%
Total Proceeds	$1,780,000	100%

Series 340

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$3,901,911	90.09%
Expense Allocation Payment(1)	$429,089	9.91%
Total Proceeds	$4,331,000	100%

Series 343

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$470,000	90.09%
Expense Allocation Payment(1)	$52,000	9.91%
Total Proceeds	$522,000	100%

Series 344

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$440,000	90.09%
Expense Allocation Payment(1)	$48,000	9.91%
Total Proceeds	$488,000	100%

Series 345

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$2,000,000	90.09%
Expense Allocation Payment(1)	$220,000	9.91%
Total Proceeds	$2,220,0000	100%

Series 346

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$487,500	90.09%
Expense Allocation Payment(1)	$53,500	9.91%
Total Proceeds	$541,000	100%

Series 348

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$1,625,000	90.09%
Expense Allocation Payment(1)	$179,000	9.91%
Total Proceeds	$1,804,000	100%

Series 370

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$500,000	90.09%
Expense Allocation Payment(1)	$55,000	9.91%
Total Proceeds	$555,000	100%

Series 372

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$560,000	90.09%
Expense Allocation Payment(1)	$62,000	9.91%
Total Proceeds	$622,000	100%

Series 374

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$600,000	90.09%
Expense Allocation Payment(1)	$66,000	9.91%
Total Proceeds	$666,000	100%

Series 377

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Artwork	$245,000	90.09%
Expense Allocation Payment(1)	$27,000	9.91%
Total Proceeds	$272,000	100%

(1)

Masterworks will receive an upfront payment, or “Expense Allocation” which is intended to be a fixed non-recurring expense allocation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of a series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of a series and (iv) the use of the Masterworks Platform and Masterworks intellectual property. No other expenses associated with the organization of the Company, any series offering or the purchase and securitization of the Artwork will be paid, directly or indirectly, by the Company, any series or investors in any series offering.

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DESCRIPTION OF BUSINESS

The discussions contained in this offering circular relating to the artist applicable to each series, the Artwork of each series and the art industry are taken from third-party sources that the Company believes to be reliable and the Company believes that the information from such sources contained herein regarding the artist applicable to each series, the Artwork of each series and the art industry is reasonable, and that the factual information therein is fair and accurate.

Overview

We were formed as a Delaware series limited liability company on November 9, 2022, by Masterworks to facilitate investment in specific Artworks. We are a manager-managed limited liability company managed by a Board of Managers. Upon our formation, Masterworks was issued membership interests of the initial series of the Company representing 100% of our membership interests of each such series and will thereafter own 100% of the membership interests of each series prior to the initial closing of the offering conducted by such series. Masterworks adopted our amended and restated operating agreement and Masterworks will hold 1,000 Class B shares of each series that offers Class A shares. On or prior to the initial closing of the initial series offerings, we will enter into the management services agreement with our Administrator pursuant to which the Administrator will agree to maintain the Artwork of each series and manage our business. Our Administrator can withdraw for any reason from its position as our Administrator, subject to certain conditions.

Masterworks, acting as agent for the Company, is seeking to acquire a specific Artwork for each series of the Company at public auction or in a privately negotiated transaction from a private seller. No closing of any series offering will occur prior to the acquisition by such series of the relevant Artwork.

We intend to use a portion of the proceeds from the initial closing of each series offering to, indirectly through a segregated portfolio company of Masterworks Cayman, acquire the Artwork of a series, and if and to the extent such proceeds are less than the purchase price, Masterworks will advance such segregated portfolio any additional funds required to consummate the acquisition. The remaining net proceeds of a series offering, together with any unsold Class A shares in a series, if any, will be contributed to the segregated portfolio of Masterworks Cayman that will acquire the Artwork for such series and will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation. The Masterworks advance does not incur interest. Following the initial closing of a series offering, title to the Artwork of a series will be held in such segregated portfolio of Masterworks Cayman. The Artwork of a series will be the only asset of a segregated portfolio and neither the series nor the segregated portfolio will have any indebtedness.

We do not expect to generate any material amount of revenues or cash flow from the Artwork of any series unless and until the Artwork of such series is sold and no profits will be realized by investors unless the Artwork of such series is sold for more than we acquire it for, plus the Expense Allocation amount and we have sufficient funds after payment of all associated costs and fees in connection with the sale of the Artwork of such series, or the investors are able sell their Class A shares of such series for a price higher than they purchased them for. We will be 100% reliant on the Administrator to maintain the Artwork of each series and manage our business.

Pursuant to a management services agreement among Masterworks, Masterworks Cayman and us to be entered into prior to the initial closing of the initial series offerings, Masterworks will manage all of our Company-specific administrative services and will maintain the Artwork of each series. In exchange for these services and paying all ordinary and necessary operating costs and expenses, Masterworks will receive SPC Preferred shares of a segregated portfolio of Masterworks Cayman, referred to as “SPC Preferred shares,” at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum. Such issuances shall commence on the earliest closing date on which the offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. SPC Preferred shares of any series shall vest on the three-year anniversary of the final closing of the applicable series offering, as may be extended or shortened in accordance with the management services agreement. SPC Preferred shares have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by each series. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. After vesting, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1 in the Administrator’s sole discretion. Once SPC Preferred shares are exchanged for Class A shares of a series, there will be dilution to the holders of the Class A shares of such series. SPC Preferred shares can only be issued to, transferred to, or, held by, a Masterworks affiliate. The Administrator will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Artwork of a series or any sale, merger, third-party tender offer or other similar transaction involving us. Any third-party costs incurred by the Administrator or payments made by the Administrator in connection with litigation or major transactions will be accrued as a liability of the applicable series and reimbursed upon the sale of the Artwork of a series or our Company, as applicable. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale. For more information regarding the management services agreement, see “Management.” We will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Artwork of a series. Our strategy will be to display and promote the Artwork of a series in a manner designed to enhance its provenance and increase its exposure and its value.

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Our Series LLC and Offering Structure

Each Artwork that we acquire will be owned by a separate series of the Company that we will establish to acquire that Artwork. Each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman SPC, a Cayman Islands segregated portfolio company. At the time of the initial closing of the offering for any particular series, the series will own 100% of the segregated portfolio that owns the Artwork, but such ownership interest will be diluted over time by Masterworks’ management fees as described under “Dilution”. We expect that the Company and each series will be regarded for income tax purposes as separate partnerships.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law. Similarly, as a Cayman Islands segregated portfolio company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing of a particular segregated portfolio of Masterworks Cayman are segregated and enforceable only against the assets of such segregated portfolio under Cayman Islands law. This means that a creditor of the Company or Masterworks Cayman would only be entitled to recover against assets attributed and credited to the specific series of the Company or segregated portfolio of Masterworks Cayman, as applicable, to which the obligation is attributed.

The number of Class A shares offered in any series offering will equal the quotient of (i) the price paid to acquire the Artwork, plus the Expense Allocation payable to Masterworks, divided by (ii) $20.00, which represents the offering price per Class A share for each series offering. There is no minimum number of Class A shares or dollar amount that needs to be sold of a series as a condition of any closing of the offering of a series. If any of the Class A shares offered by a series remain unsold as of the final closing, such unsold Class A shares shall be issued to Masterworks, in full satisfaction of its advance and the Expense Allocation as described in this Offering Circular. Subscriptions, once received, are irrevocable by investors.

The Class A shares represent an investment solely in a particular series and, thus, indirectly in the Artwork owned by that series. The Class A shares do not represent an investment in any other assets of the Company or in Masterworks. We do not anticipate that any series will own anything other than the single Artwork associated with such series. We currently anticipate that the operations of the Company, including the formation of additional series and the corresponding acquisition of additional Artworks, will benefit investors by allowing investors to build a diversified portfolio of art investments.

Our series offerings are conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term of the offering.

There will be a separate closing, or multiple closings, with respect to each series offering. An initial closing of a series offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series Class A shares have been accepted, (ii) a date determined by us in our sole discretion and (iii) the date that is 24 months following the qualification date of the offering statement. We reserve the right to terminate a series offering for any reason at any time prior to the initial closing of such series offering.

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Each series offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act for Tier 2 offerings. Masterworks is not registered as a broker-dealer. The subscription funds advanced by prospective investors as part of the subscription process with respect to a particular series will be held in a noninterest-bearing segregated sub account of the Company with Goldman Sachs Bank USA, or a similar institution and will not be commingled with the account of any other series or the Company, until, if and when there is a closing with respect to that investor and that series. See “Plan of Distribution” and “Description of Shares” for additional information.

Acquisitions and Sales of Artwork

Artwork is sourced through Masterworks dedicated acquisitions team, composed of individuals with significant expertise in the art market, valuation and execution of art transactions. This team is supported by Masterworks research, analytics and an extensive art market database. Artwork we acquire for each series offering will be described in the section of this offering circular entitled “The Series Artwork.” We expect that Artwork we acquire will typically meet the below-listed general criteria, though we may offer an investment in series that hold Artwork that do not satisfy all of such criteria, including for the avoidance of doubt Artwork in other collecting categories:

●	paintings, but may also include sculptures and other artistic objects;
●	created by artists generally considered within the Post-War and Contemporary collecting category;
●	created by artists with significant secondary market traction, evidenced by sales volume in excess of a minimum of $1.0 million annually at public auction; and
●	acquisition price of between $150,000 and $30,000,000 and that we believe is at or below the fair market value of the Artwork.

The acquisition of the Artworks by segregated portfolios of Masterworks Cayman is planned to occur contemporaneously with or before the initial closing of each series offering. We intend to use a portion of the proceeds from the initial closings of the series offerings to contribute to segregated portfolios of Masterworks Cayman to acquire the Artworks, and if and to the extent such proceeds are less than the purchase price, Masterworks will advance such segregated portfolios of Masterworks Cayman any additional funds required to consummate the acquisitions. The remaining net proceeds of the series offerings, together with any unsold Class A shares of such series, if any, will be contributed to the segregated portfolios of Masterworks Cayman that will acquire the Artworks and will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation. No interest will accrue on the Masterworks advance. Following the initial closings of each series offering, title to the Artworks will be held in such segregated portfolios of Masterworks Cayman. After completion of an offering, ownership of shares in a segregated portfolio of Masterworks Cayman will be the only material asset of a series and the relevant Artwork will be the only asset of the segregated portfolios, and neither the series nor the segregated portfolio will have any indebtedness.

We determine to sell Artwork based on a number of factors, including our perception of the fair value of the Artwork relative to its proposed selling price, our perspective on the current state and future direction of the applicable artist market and the art market more generally, the absolute net returns we can deliver to shareholders, the length of our holding period and other factors. Artwork may be sold through public auction or privately through galleries, art market intermediaries or directly to collectors. We may sell Artwork through a gallery or other intermediary from which we acquired the Artwork, particularly for Artwork by an artist that is associated with or represented by such gallery or intermediary. We may own the Artwork for an indefinite period of time and each series may sell its Artwork at any time following the final closing of the offering of such series. Although we expect our holding period will typically be in the range of between 3-10 years from the time of acquisition, we may own Artwork for a significantly shorter or significantly longer period. We, in our sole and absolute discretion, will be able to sell the Artwork of any series at any time and in any manner and distribute the proceeds of such sale. There is no guarantee that any sale of Artwork will be successful, or if successful, that the net proceeds realized by Class A shareholders from such transaction will be reflective of the most recent appraised value of the Artwork or the estimated net asset value of the Class A shares at such time.

Masterworks Experience Securitizing Artwork

In 2022, Masterworks affiliates acquired more than 96 distinct artworks at prices of between $400,000 and $11,000,000, making it one of the world’s most active participants in the Post-War and Contemporary art market. Masterworks has assembled a dedicated team of art market professionals focused on acquisitions, sales, valuation and transaction execution. These teams are staffed with individuals with diverse backgrounds and deep experience in the art market, including art investment, transactions, research and analysis. Masterworks has developed an extensive network of relationships with auction houses, galleries, art intermediaries, private collectors, conservators, logistics firms and other professionals in the United States, Europe and Asia, which it believes provides it with informational and transactional advantages in the artist markets in which it invests. This team is supported by an industry-leading art market research function and extensive database of public auction data.

Scott W. Lynn, the Founder of Masterworks and Chief Executive Officer of the Administrator has been an active collector of Post-War and Contemporary art for more than twenty years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more.

Set forth below is a summary of Masterworks’ experience securitizing Artwork. Other than the offerings described below, Masterworks has not offered any prior Regulation A investment programs in which disclosed in the offering materials was a date and time period at which the investment program might be liquidated.

Prior Offerings by the Company

The series described in this Offering Circular are the first offerings conducted by the Company. If we offer additional series in the future, we intend to present information below in tabular form regarding prior offerings by the Company that have the status of “Closed” or “Fully Subscribed”. When an offering is “Closed”, all funds have been received by investors, all subscriptions have been accepted and all Class A shares offered have been issued. When an offering is “Fully Subscribed”, executed subscriptions for all Class A shares offered have been received, but not all funds have been received and not all Class A shares have been issued.

Offerings by Other Masterworks Issuers

Masterworks affiliated issuers have completed 259 Regulation A offerings as of the date of this Offering Circular, each representing an investment in a single artwork. Artists whose artworks are beneficially owned by these issuers include some of the most iconic Post-War and Contemporary artists, including Andy Warhol, Banksy, Ed Ruscha, Jean-Michel Basquiat and Yayoi Kusama, among many others.

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Additional offerings by Masterworks affiliated issuers have been qualified by the SEC and are currently in progress, which means that they have not yet had a final closing, though certain of these offerings have been fully subscribed. In addition, other Masterworks affiliated issuers have filed offering statements which have not been qualified by the SEC. Such offering statements contain preliminary offering circulars which are incomplete, many of which do not currently identify the artist or the subject artwork.

In addition, Masterworks sponsors offerings pursuant to exemptions from the registration requirements of the Securities Act, including Rule 506(c) of Regulation D or Regulation S, by affiliated diversified artwork investment vehicles that will invest the proceeds of such offerings in a portfolio of artwork investments, which is expected to include an investment in the Class A shares of multiple series of the Company.

Dispositions

Set forth below is a summary of the Masterworks affiliated issuers that have consummated a transaction to sell artwork or have entered into a binding agreement to sell artwork. Except as set forth below, none of the artwork held by Masterworks affiliated Regulation A issuers has been sold as of the date hereof. Masterworks sells artwork opportunistically and therefore the actual returns achieved by investors in select issuers that have sold an artwork are not indicative of the investment performance of shares offered by the majority of other Masterworks issuers that have not yet sold an artwork and past performance is not indicative of future performance.

Issuer	Artist	Date of Sale Agreement	Date of Sale Announcement	Net Annualized Return(1)
Masterworks 003, LLC	Banksy	11/16/2020	11/17/2020 (Form 1-U)	32.00%(2)
Masterworks 016, LLC	Condo	12/1/2021	12/3/2021(Form 1-U)	39.30% (Form 1-U)
Masterworks 032, LLC	Oehlen	2/22/2022	2/24/2022 (Form 1-U)	36.20% (Form 1-U)
Masterworks 002, LLC	Monet	6/23/2022	6/28/2022 (Form 1-U)	9.20% (Form 1-U)(3)
Masterworks 022, LLC	Brown	7/8/2022	7/12/2022 (Form 1-U)	27.30% (Form 1-U)
Masterworks 010, LLC	Gilliam	8/4/2022	8/9/2022 (Form 1-U)	33.10% (Form 1-U)
Masterworks 025, LLC	Condo	9/15/2022	9/16/2022 (Form 1-U)	21.50% (Form 1-U)
Masterworks 014, LLC	Mitchell	10/24/2022	10/27/2022 (Form 1-U)	17.80% (Form 1-U)
Masterworks 011, LLC	Soulages	11/18/2022	11/23/2022 (Form 1-U)	13.9% (Form 1-U)
Masterworks 070, LLC	Warhol	12/8/2022	12/12/2022 (Form 1-U)	10.4% (Form 1-U)
Masterworks 028, LLC	Brown	12/9/2022	12/12/2022 (Form 1-U)	35.0% (Form 1-U)
Masterworks 181, LLC	Leigh	3/3/2023	3/8/2023 (Form 1-U)	325.5% (Form 1-U)
Masterworks 078, LLC	Warhol	3/11/2023	3/16/2023 (Form 1-U)	4.1% (Form 1-U)
Masterworks 012, LLC	Kusama	4/6/2023	4/11/2023 (Form 1-U)	17.6% (Form 1-U)
Masterworks 038, LLC	Kusama	5/15/2023	5/18/2023 (Form 1-U)	N/A
Masterworks 151, LLC	Brown	7/19/2023	7/21/2023 (Form 1-U)	77.3% (Form 1-U)

1.	“Net Annualized Return” refers to the annualized internal rate of return, or IRR, net of all fees and costs, to holders of Class A shares from the primary offering, calculated from the final closing date of such offering to the date the sale is consummated. A more detailed breakdown of the Net Annualized Return calculation for each issuer can be found in the respective Form 1-U linked, with the exception of Masterworks 003, LLC (See Note 2). A notation of “N/A”, if applicable, indicates that the Net Annualized Return for such issuer is not yet finalized.
2.	Net Annualized Return for Masterworks 003, LLC is based on an initial offering size of $1,039,000 and a sale price of $1,500,000, resulting in a distribution amount of $26.67 per Class A share (including 806 Class A shares issued in respect of Masterworks administrative service fees), after deduction of the Class B profit share equal to $87,996 and sale and liquidation expenses of $5,000, and a holding period of 378 days.
3.	Net Annualized Return for Masterworks 002, LLC reflects $23.28 per Class A share distributed to shareholders after the (i) forfeiture by the Administrator of unvested shares issuable to it in respect of administrative fees and (ii) redemption for nominal consideration of all of the profit sharing interests represented by Class B ordinary shares held by Masterworks Gallery, LLC. If the forfeiture and redemption referenced in clauses (i) and (ii) had not occurred, the Net Annualized Return would have been 6.30%.

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About the Art Market

Primary Sources of Publicly Available Data

There are currently a limited number of sources of publicly available data on the art market. Below are leading sources often relied upon for information:

●	Art Basel, a promoter of art fairs and a subsidiary of MCH Group, an international marketing organization & UBS, an international banking organization, publishes the Art Market Report, which we refer to as the Art Basel Report, annually in March. Until recently, the report was published by the same art economist in collaboration with TEFAF.

●	Deloitte Luxembourg, a division of a global financial services company & ArtTactic, an art market research and analytics company, jointly publish the Art and Finance Report biannually in November.

●	Artnet, an art market website operated by Artnet Worldwide Corporation, a wholly owned subsidiary of Artnet, AG, a German publicly traded company.

●	ArtPrice, an art market website operated by ArtMarket.com, a French publicly-traded company controlled by Groupe Serveur.

●	ArtTactic, an art market website operated by ArtTactic Limited, a London-based private art market research company.
●

Major auction houses, including Christie’s, Sotheby’s and Phillips, among others, regularly publish data pertaining to upcoming and past auctions sales, both online and in paper catalogues. Masterworks reviews and compiles such data to derive additional analysis in the form of art market indices and summarized statistics on artists’ markets.

Statistical data relating to the art market is difficult to obtain, incomplete, or inconsistent. It is a substantially unregulated industry. Accordingly, you should not place undue reliance on any data or general information related to the art market.

Summary

The global art market is comprised of a network of auction houses, dealers, galleries, advisors, agents, individual collectors, museums, public institutions, and various experts and service providers engaged in the purchase and sale of unique and collectible works of art. Over the past decade, total estimated annual art sales have ranged from $50.1 billion to $68.2 billion.

Through the end of 2022, fine art auction sales from Christie’s, Sotheby’s and Phillips totaled $7.5 billion, up 14.7% from the end of 2021. The volume of international art sales increased 3% year-over-year reaching an estimated $67.8 billion by the end of 2022. The continued growth builds off the recovery in sales volume following 2021, which were up 31% from the art market’s low point in 2020. However, sales results did vary depending on the geographic region, price point and intermediary (auction, dealer etc.). The auction sector remained relatively constant at $26.8 billion, with the high end of the market (characterized by sales over $10 million) showing a slight increase in value. The main drivers of transaction volume growth came from the dealer sector, which grew to $37.2 billion, a 7% increase year-over-year. Fine art sales in 2022 also differed significantly by region. Bolstered by strong single owner collections, the U.S. market jumped 8% year-over-year to a record $30.2 billion. In 2022, the U.S. posted annual art auction turnover at $7.3 billion, up 26% year-over-year. In 2022, the U.S. market contributed to 45% of sales by value. The UK market climbed back to second position after increasing volumes by 5% to $11.9 billion or 18% of global sales. Art auction turnover in the UK also grew 8% year-over-year, totaling $2.1 billion. The sharpest contraction occurred in the Chinese market where lockdowns caused by strict zero-COVID policy limited events and buying activities in the country. From 2021 to 2022, art auction totals dropped significantly from $5.9 billion to $3.9 billion, a 34% decrease causing China to fall to 3rd in market share. Despite strong growth in the immediate years following COVID, 2022 also saw a reduction in e-commerce sales, which fell from their 2021 peak by 17%. This figure is still 85% higher than in 2019 suggesting that collectors are increasingly comfortable making purchases online.

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Prior to the pandemic induced slowdown, the last major recession in the art market occurred in 2009 when sales fell by 36% year-over-year to $39.5 billion. The market, led by sales in the U.S. and Chinese sectors, recovered strongly and by 2011 was up 44% to $64.6 billion. Despite the geopolitical tensions and economic uncertainty that have forced restrictions on the art market in the last three years, the year-on-year decline has been notably less significant than in 2009. In contrast, the market’s recovery has not been as pronounced. Between 2009 and 2011 art sales increased by 63% in value whereas between 2020 and 2022 sales only increased by 35% in value.

In general, the global art market is influenced by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell art. While the global art market is large, its exact size is unknown and statistical data is inconsistent. Much of the uncertainty stems from differing estimates of the size of the private dealer and gallery market, which is based on survey data, but disparities also exist in reported auction sales.

Observations on the Historical Progression of Art Prices

The following are general observations based on a repeat-sales index of historical art market prices computed based on a value weighted-basis and focused on the Post-War & Contemporary Art category, as developed by Masterworks:

●	The Post-War & Contemporary Art category showed price appreciation at an estimated annualized rate of 12.6% from the year ended December 31, 1995 to December 31, 2022, versus 9.0% for the S&P 500 Index (includes dividends reinvested) for the same period.
●	Correlation factor of 0.08 between Post-War & Contemporary Art and the S&P 500 Index based on annual price performance from the year ended December 31, 1995 to December 31, 2022.
●	Resilience of art market transaction volume through periods of financial stress (e.g., 2001-2, 2008-9, 2020).
●	We believe these above characteristics present the investment case for art as a possible risk diversifier.

Art Appraisals, Valuation, and Auction Estimates

The fair market value of art and other unique collectibles is generally assessed by expert appraisers using relative valuation techniques by analyzing historical comparative transactions involving similar works, characteristics of the specific work, supply and demand factors, subjective perceptions of value, among other factors. However, there is no efficient market that determines the price of an artwork and there is no standardized art valuation methodology.

There is tremendous variability in the market value of individual artwork by any given artist. These differences are influenced by the perceived quality of the work, materials, condition, color, size, subject matter, provenance and other factors.

Auction houses generally estimate the sale price of an artwork prior to conducting a sale. Such sale estimates are intended to provide general guidance to potential bidders regarding the expected price outcome of the artwork, however estimates may not be “arm’s length” and are often negotiated with the selling party. Therefore, they cannot be used as unbiased guidelines in determining the value of an artwork.

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Private and Gallery Sales

The private art market is made up of a network of galleries, dealers, art fairs and other intermediaries that sell artwork in privately negotiated transactions, in which transactions are generally not publicly reported. Galleries and other intermediaries that sell high end art have extensive relationships with artists, critics, collectors and others in the art market and are often driven by self-interested objectives, such as enhancing the reputation and market value of artists they represent or the market value of their inventory. Accordingly, galleries can be highly selective in determining which collectors are permitted to purchase from them, preferring those who are likely to hold works for a long period of time and enhance the provenance of a piece. Most private and gallery sales are confidential. Sellers generally determine pricing in private sales in which the dealer or gallery acts as an intermediary in negotiating a transaction with a buyer.

According to the 2020 Art Basel Report, auction sales accounted for an estimated 38% of total sales by dollar volume in 2019, as compared to approximately 43% in 2018 with the balance accounted for by the private market. Auction houses are also increasingly participating in the private market, brokering non-auction sales transactions. The relative size of the private dealer and gallery market as compared to the auction market tends to shift based on overall market sentiment, where market optimism tends to bolster auction sales.

Auction Sales

The auction market is made of a network of global and regional auction houses that conduct regular sales of artwork and other collectibles in a public auction format, as well as provide other art-related services. In general, the auction market is more transparent and more open than the private sales market as sale prices are determined through open competition, in which any qualified individual can participate and potentially buy the offered work. Interested buyers place sequential ascending bids in a format referred to by economists as an English Auction. Works which are offered for sale by the auction house on behalf of a potential seller, also referred to as a consignor, are often referred to as lots, which may be comprised of one or more items; most artwork is sold as individual lots. Auction sales occur at a fixed time and are a matter of public record. Bidders determine the price of a piece in an auction sale, though the consignor typically sets a reserve floor price below which they would be unwilling to sell the work. A low and high estimate of the sale price is set by the auction house, with the consignor’s input, based on a variety of factors, including the prior sales history, market factors like supply considerations and the reserve price floor. If a consignor does not agree with the estimate range proposed by the auction house, they can elect not to consign the work for sale or can withdraw a consignment. Auction houses often set estimates at levels to either entice bidders to participate or potential consignors to offer their work at auction, thus estimates should not necessarily be viewed as proxies for determining market value.

The price at which an auctioneer declares an item sold at a public auction, referred to as the “hammer price,” does not reflect either the amount realized by a consignor or the price paid by a buyer. In addition to the hammer price, the successful bidder must pay the so-called “buyer’s premium,” which is effectively a commission on the sale that ranges between 14.5% and 26% of the hammer price. The economics received by a consignor in an auction can vary widely. For works of relatively low value, consignors may also be required to pay a seller’s commission to the auction house. For higher value works, consignors often pay no commissions and may be entitled to receive a portion of the buyer’s premium, if not the full amount of the purchase price.

The public nature of auction sales can pose certain risks for consignors. A work that fails to sell at auction as a result of not attracting a bid in excess of the reserve price, will often be much harder to sell in the future. The rate at which artworks fail to sell at public auction, referred to as the “buy-in rate,” is generally around 30%, according to publicly available data. The value of an artwork is highly subjective, so a failure to sell a piece at auction is damaging to the perceived value of the work, a concept referred to in the art industry as “burning” the work.

In order to attract high-value consignments, an auction house may offer a guaranteed minimum price to a consignor. In exchange, the consignor agrees, if the final sale is in excess of the guaranteed amount, to pay the auction house a certain percentage of sale proceeds above the guaranteed amount. To offset the risk of a sale below the amount guaranteed to the consignor, an auction house may also secure a minimum guaranteed bid from a potential buyer, also known as a “third-party guarantee” or “irrevocable bid”. These guarantees effectively provide certainty that a successful sale will occur. The economic terms of guarantees and irrevocable bids are not typically disclosed and can vary widely based on negotiations between the relevant parties.

Auction houses publicly report total sale prices that reflect the hammer price (i.e. the price at which the auctioneer declared the winning bid), plus the buyer’s premium, but tend to exclude applicable taxes, fees and royalties, which are typically paid by the purchaser. The buyer’s premium schedule is published by the auction house and is updated or revised periodically. The buyer’s premium for the New York salesroom of each of the major auction houses as of the date of this offering circular is as follows (percentages and USD amounts relate to the hammer price):

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Sotheby’s (as of July 25, 2022, with 1% Overhead Premium)	Christie’s (as of September 2, 2022)	Phillips (as of February 28, 2023)
26% up to and including $1,000,000	26% up to and including $1,000,000	27% up to and including $1.0 million
21% from $1,000,001 to $4.5 million	20% from $1,000,001 to $6.0 million	21% from $1.0 million to $6.0 million
14.9% above $4.5 million	14.5% above $6.0 million	14.5% above $6.0 million

The amount of the published sale price a consignor receives is typically reduced by all or a portion of the buyer’s premium and, in some cases for high value items, a sales commission. The percentage of the buyer’s premium received by the consignor, if any, and the amount of any sales commission payable by the consignor, if any, are negotiated between the consignor and the auction house and vary widely depending on a number of factors, including the value and importance of the specific work, whether the work is sold as an individual piece or part of a larger collection, anticipated demand levels and other factors. For high value items auction houses often waive the sales commission and rebate a portion of the buyer’s premium to the consignor, which is commonly referred to in the industry as an “enhanced hammer.”

Auction houses do not publicly report the economic terms of transactions with consignors, so the Company cannot determine with any degree of confidence what percentage of a sale price would be received by the Company upon consummation of an auction sale. In addition, the economics receivable by a seller are less favorable if the work is subject to a pre-auction guaranty. Based on experience, we believe that it would be reasonable to expect that the net pre-tax cash proceeds receivable by the Company in an auction sale would be approximately 80% to 90% of the published sale price, however, the net result could fall outside of this range. The existence of any such guarantee arrangement would provide greater certainty of success at auction, but could reduce the sales proceeds received by the Company.

About Art as an Investment

Fine art, in the form of paintings, sculpture, drawings and all manner of unique collectibles, has been collected for centuries. Founded in 1744, Sotheby’s had been the oldest listed Company on the New York Stock Exchange until it was taken private in October 2019. While art collectors can enjoy the aesthetic and societal benefits of art ownership and patronage, works of art can equally be valuable assets that deliver financial, as well as emotional rewards to their owners. Art has often acted as a store of wealth, with price appreciation in excess of U.S. consumer price inflation over the long term. Many of those who collect art therefore do so with an eye upon its investment potential as well as its aesthetic appeal. Put simply, art can be considered an investable asset class.

In general, art as an investment bears the following characteristics:

●	Demand for artwork generally coincides with wealth creation among the global ultra-high-net-worth community.

●	Supply of artwork, particularly at the high-end of the market, is relatively fixed or otherwise scarce.

●	Art is an internationally marketable good that can be transacted in any locale or currency.

●	Art is a tangible, mobile store of value without a currency-specific denomination nor tied to a financial cash-flow.

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Historical Art Price Indices

The historical performance of prices in the art market can be estimated using different techniques and is generally derived from publicly available auction sales results. General statistical summaries of past prices, such as historical average or median prices, can provide a broad sense of price direction across the art market or for a specific artist. However, given that the supply of art transacted in any given period is not homogenous, changes in average or median prices from period-to-period may not be reflective of changes in the underlying value of the artwork, but may reflect varying quality or other characteristics that were present in the artwork sold.

Art market indices provide an alternative means to gauge market performance. A number of techniques have been developed in this regard. A repeat-sales-based index follows a methodology similar to that used to estimate home price appreciation, most notably through the S&P CoreLogic Case-Shiller Index. The best-known repeat-sales index for the art market is the Sotheby’s Mei Moses, which was originally developed in 2002 by New York University Stern School of Business Professors Jianping Mei, PhD and Michael Moses, PhD, and was later acquired by Sotheby’s in 2016. The Sotheby’s Mei Moses indices control for differing levels of quality, size, color, maker, and aesthetics of a work of art by analyzing repeat sales. Another methodology is the hedonic price index, which estimates the historical progression of prices based on analysis of all available transactions and controlling for certain “hedonic” characteristics, such as artist name, dimension, medium, art category, among others. The use of these techniques, among others, provides insight into the behavior of art as an investment.

Artwork and Artist Metrics

Masterworks compiles historical data from public auctions to produce metrics that we believe can be helpful in measuring and analyzing historical trends in artist markets and the historical price appreciation of specific artworks. We present these metrics when we believe the sample size is meaningful for a particular metric, so we may not present all metrics for every series offering. The data was sourced from publicly available auction records and other third party sources and does not include private sales, which account for a significant percentage of all sales. Any transaction conducted in a foreign currency has been converted to U.S. dollars at the prevailing exchange rate as of the applicable transaction date, except with respect to “repeat sales”, in which case the conversion of a foreign currency to U.S. dollars occurs at the time of the first sale of the repeat sale. We endeavor to include all relevant works and transactions, but no definitive object-oriented database with all auction sales is known to Masterworks, and therefore, despite our best efforts the data may be incomplete or inaccurate and we may exclude sale records that do not contain images. Unless stated otherwise for a particular series, the data only include artworks reflective of the artist’s main medium, as defined by Masterworks and will exclude works on paper, prints, editions, multiples or any non-unique works of art by the relevant artist. In addition, the historical data may include transactions in which affiliates of Masterworks acted as buyer and or seller.

We cannot make any determination or representation that any of the data or metrics presented for any Artwork or artist is useful in determining the present or future value of such Artwork and you are urged not to place undue reliance on such data or metrics. The Artwork and art market metrics and accompanying data are not intended to indicate past or expected performance of any security.

Metrics we present may include some or all of the following:

●	Selected Similar Sales Appreciation. Selected similar sales provide an estimate of the historical appreciation rate of the specific artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar works selected will include all works by the same artist believed to have features and characteristics that are similar to the subject artwork, which may include size, medium, color, composition elements, period of creation and other features. The applicable time period for which we calculate Selected Similar Sale Appreciation is from the earliest date that an artwork by the artist was sold at public auction until the most recent date prior to the qualification of an applicable series offering that the Masterworks public sale database has been updated. Although the artworks selected for inclusion in the set of similar works have similar characteristics to the subject Artwork, each individual Artwork is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that our estimate of the historical appreciation rate of an Artwork is correct or predictive of future value.

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●	“Sharpe Ratio.” The Market-Risk Adjusted Appreciation, also referred to as the “Sharpe Ratio,” indicates how well the artist’s market has performed historically in comparison to the rate of return on a risk-free investment, such as U.S. government treasury bonds or bills, by measuring price appreciation relative to the volatility of that price appreciation over time. A relatively higher Sharpe Ratio reflects higher appreciation relative to volatility and generally signals a better risk adjusted return, and, conversely, a relatively lower Sharpe Ratio generally means there is more volatility relative to price appreciation, although historical volatility is not necessarily a proxy for investment risk. The Sharpe Ratio reflects (x) the average annualized artist market appreciation (depreciation) of all artworks by an artist that have sold at least twice at public auction (referred to as “repeat sales”), minus the risk-free rate of return. The risk-free rate of return is measured by the average annual risk-free rate at year end over the applicable time period, divided by (y) the volatility of the returns in an artist’s market, as measured by the standard deviation of those returns. The applicable time period for which we calculate the Sharpe Ratio begins on the later of (a) the earliest purchase price date for the artist’s first repeat sale or (b) December 31, 1989, the year end of the earliest year when other financial indices were available, and ends on the last sale date that the artist had a repeat sale Record Price Appreciation prior to the qualification of an applicable series offering that the Masterworks public sale database has been updated.

●	Record Price Appreciation. Record Price Appreciation reflects the frequency at which a new record hammer price at auction is achieved by the artist which can be indicative of the artist’s market momentum and growth rate. The applicable time period for which we calculate Record Price Appreciation is from the earliest date that an artwork by the artist was sold at public auction until the most recent date for which a record price exists prior to the qualification of an applicable series offering that the Masterworks public sale database has been updated.

●	Median Repeat Sale Pair Appreciation. Median Repeat Sale Pair Appreciation reflects the median annualized price appreciation rate of all artworks by an artist that have sold at least twice at public auction, known as “repeat sales”, which indicates the progression of prices in a particular artist’s market over time. Analysis of repeat sales can be useful because repeat sale data reflects price changes for the same works, which reduces the selection bias inherent in looking at a select set of similar works. The applicable time period for which we calculate Repeat Sale Pair Appreciation is from the earliest date that an artwork by the artist was sold at public auction until the most recent date for which a repeat sale occurred prior to the qualification of an applicable series offering that the Masterworks public sale database has been updated. However, repeat sales happen infrequently for many artists and therefore there may not be enough repeat sale data for a particular artist to derive statistically relevant conclusions.

Metrics above that incorporate “repeat sales” exclude artworks of an artist that were held for less than 1 year, meaning that an artwork was bought and sold at public auction in a span of less than 365 days, and include at least 15 repeat sale pairs.

When reviewing these metrics for any particular series, it is important to keep several factors in mind, including:

●	The number of data points used in the calculation influences the utility of the metric, since, as a general matter, the accuracy and predictive value of any metric correlates to the number of data points used to calculate the metric.

●	All of the metrics presented relate to appreciation rates of artwork, not securities. Your returns on investment in Class A shares of any series will be reduced by fees and costs described in this Offering Circular that are not reflected in the metrics.

●	Each of the metrics presented should be considered in relation to the other metrics presented and should not be analyzed in isolation.

●	Metrics only include actual sales, so the data excludes artworks that were offered and went “unsold” or were “bought-in” at auction as a result of not meeting the seller’s reserve price.

●	The metrics are limited by our reliance on publicly available auction data and do not purport to reflect the entire market for a particular artwork or artist.

●	The historical trends and appreciation rates reflected in the metrics may not be indicative of future trends.

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The Artists

Christine Ay Tjoe

Christine Ay Tjoe (b. December 27, 1973, Bandung, Indonesia) is a leading figure in contemporary Indonesian art and has achieved international recognition for her vibrant explorations of the human condition in abstract, mixed media compositions. Ay Tjoe graduated from the Bandung Institute of Technology in 1997 with a focus in graphic design and printmaking. A partnership between her school and the Braunschweig University of Art in Germany introduced her to the work of Egon Schiele and Horst Janssen. Inspired by their skilled illustration and etching techniques, she developed a mixed media practice rooted in sharp draftsmanship and expressionist use of color. Her drawings and paintings harness the power of abstraction to convey the intangible and nuanced human experiences of spirituality, desire, power, and grief. In 2001, her work was featured in an exhibition at the Galeri Nasional Indonesia, which placed her in the top five at the Philip Morris Art Awards. She has since been awarded the Hong Kong Art Fair’s SCMP Art Futures Prize in 2009 and the Prudential Eye Awards for painting in 2015. As of August 15, 2023, she continues to live and work in Yogyakarta and Bandung.

Christine Ay Tjoe is represented internationally by White Cube Gallery and Mnuchin Gallery. In 2018, Ay Tjoe was the subject of a retrospective at the 21st Century Museum of Contemporary Art in Kanazawa titled Ay Tjoe Christine: Spirituality and Allegory. Her work has also been widely exhibited at prestigious institutions, including the Asia Society Triennial in New York, Royal Academy of Arts in London, National Taiwan Museum of Fine Arts in Taichung, Singapore Art Museum, Fondazione Claudio Buziol in Venice, Saatchi Gallery in London, Shanghai Contemporary, National Gallery in Jakarta and the first Beijing International Art Biennale at the China National Museum of Fine Art. Ay Tjoe’s powerful compositions have become increasingly popular in the secondary market, achieving seven of her top ten records in the last three years. As of August 15, 2023, her auction records are led by Layers with More Circles (2011), which sold for $1,732,158 (HKD 13,450,000) at Christie’s Hong Kong on May 24, 2021, Layer As A Hiding Place (2013), which sold for $1,662,452 (HKD 13,050,000) At Christie’s Hong Kong on May 26, 2022, and Black Number 1 (黑色 1 號) (2014), which sold for $1,589,976 (HKD 12,475,000) at Sotheby’s Hong Kong on April 27, 2022.

Ernie Barnes

Ernie Barnes (b. July 15, 1938, Durham, North Carolina, d. April 27, 2009, Los Angeles, California) is a former NFL player turned artist recognized for his lively paintings of everyday Black joy. Born at the height of Jim Crow, Barnes could not visit museums as a child; however, he developed an early interest in art history by reading books at the house of a prominent attorney where his mother managed the household staff. Barnes kept a sketchbook throughout school and studied painting at the North Carolina College at Durham (now North Carolina Central University) while he attended on a full scholarship to play football. He was drafted to the NFL in 1959 and played for the Baltimore Colts, Titans of New York, San Diego Chargers, and Denver Broncos. After a career-ending injury in 1965, he decided to pursue art full-time. Sonny Werblin, then owner of the New York Jets, was so impressed by Barnes’ talent that he retained the artist as a salaried athlete to paint rather than play for his team. In 1966, Werblin hosted Barnes’ first solo exhibition at the Grand Central Arts Gallery in New York. Barnes used his intimate knowledge of how the body moves from playing sports to capture the energy of figures in motion. He painted from memory and defined his graceful elongated figurative style as “neo-mannerist.” His most famous work, The Sugar Shack (1976), was featured on the cover of Marvin Gaye’s I Want You album and in the sitcom Good Times. He successfully combined his passions for sports and art, creating numerous commissions for the NBA, NFL, and other athletic organizations, which earned him the first Sports Artist of the Year award from the United States Sports Academy in 1985 and America’s Best Painter of Sports award from the American Sport Art Museum and Archives in 2004. In 1990, he was awarded an honorary doctorate of fine arts from North Carolina Central University and in 1999, the University of North Carolina Board of Governors honored him with the University Award. Barnes passed away on April 27, 2009, in Los Angeles, California.

Despite Ernie Barnes’ success as a sports artist during his lifetime, he did not achieve institutional recognition or mainstream success in the art market until more recently. From 2018 to 2019, a retrospective of Barnes’ work traveled from the California African American Museum to the North Carolina Museum of History. In 2020, UTA Artist Space in Los Angeles also mounted a comprehensive survey of the artist titled Liberating Humanity from Within. His work is now represented in the numerous public collections, including the African American Museum in Philadelphia, California African American Museum in Los Angeles, the Pro Football Hall of Fame in Canton, Ohio, BYU Museum of Art in Provo, Utah, North Carolina Central University Art Museum in Durham, the American Sport Art Museum and Archives in Daphne, Alabama, among many others. Barnes’ success in the secondary market has seen major growth in the last few years, achieving all of his top ten records in 2022. As of August 15, 2023, the artist’s auction records are led by his seminal painting The Sugar Shack (1976), which sold for $15,275,000 at Christie’s New York on May 12, 2022, followed by Storm Dance, which sold for $2,340,000 at Christie’s New York on May 13, 2022, and Main Street Pool Hall, which sold for $1,808,154 (£ 1,482,000) at Christie’s London on June 28, 2022.

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Hernan Bas

Hernan Bas (b. 1978 - Miami, Florida) is an American contemporary artist known for his distinct style and evocative narratives which primarily depict androgynous adolescent men. Raised in Miami, Florida, Bas developed a keen interest in art during his youth, inspired by the region’s vibrant culture and lush landscapes. His formative years were marked by an exploration of various artistic mediums, including drawing, painting, and writing.

He graduated in 1996 from the New World School of Arts in Miami and went on to attend Cooper Union in New York for only one semester. Bas’ art training began during his early education at an art-focused magnet school in Miami which offered Bas an early foray into painting and the arts. Bas’s career gained momentum with his first exhibitions in the early 2000s, showcasing his unique ability to intertwine elements of literature, history, and pop culture in his artwork. In 2001, Bas had his first solo exhibition at Fredric Snitzer Gallery called “Hernan’s Merit & the Nouveau Sissies”. In 2004, the artist had his first exhibition with Victoria Miro gallery in London and was one of the youngest artists to participate in the renowned Whitney Biennial. Since this time, his work has been the subject of countless solo and group shows, primarily at the international locations of Victoria Miro, Lehmann Maupin, and Perrotin Gallery. Bas’ most recent exhibition, “The Conceptualists”, was on view at Victoria Miro from November 18, 2022 to January 21, 2023 in London. Bas’ work is included in several important collections, including the Museum of Fine Arts in Boston, the Museum of Modern Art in New York, the San Francisco Museum of Modern Art in San Francisco, the Saatchi Collection in London, and the Whitney Museum of American Art in New York, among others.

In recent years, Bas’s market movement has been significant, with his artwork attracting attention from collectors. As of August 15, 2023, auction prices for Hernan Bas’ works have experienced tremendous growth, especially since 2019. In 2019, paintings by Bas realized an average price of $48,771, excluding Buyer’s Premium. In 2022, the average price for paintings by Bas have grown to $367,731, a more than seven fold increase over the four year period. An ArtTactic report listed the artist as “On-the-Rise” in the February 2022 publication shortly before an impressive auction season in which annual auction turnover for the artist eclipsed $7 million in 2022, more than doubling the artist’s previous annual auction turnover record achieved in 2021. As of August 15, 2023, his top auction prices are led by The Dawn Of Modernity (2016), which sold for $2,686,530 at Holly International, Hong Kong, on November 27, 2022, The Bats and the Barn Bridge (2008), which sold for $1,441,058 at Christie’s, Hong Kong on November 30, 2022, and The Overly Prepped Boy (or The Approaching Glacier) (2010), which sold for $1,249,705 at Christie’s, Hong Kong, on May 26, 2022.

George Condo

George Condo (b. 1957, Concord, New Hampshire) is one of the most celebrated and influential American contemporary artists working today. In 1976, Condo enrolled in Art History and Music Theory at the University of Massachusetts but left after two years to study at the Massachusetts College of Art in Boston. After one year in the program, Condo dropped out of school altogether to pursue his career as a painter and musician, and in 1979, moved to New York City where he supported himself with a series of odd jobs. Most notably, Condo briefly worked for Rupert Smith, who printed for Andy Warhol. During this time, Condo began teaching himself new painting techniques inspired by Old Master painters, such as Rembrandt van Rijn and Giambattista Tiepolo. George Condo’s early work culminated in his first commercially successful shows organized in 1984, first by Monika Sprüth in Cologne, and shortly thereafter, by Pat Hearn and Barbara Gladstone in New York. By this time, Condo had developed friendships with other rising stars of the downtown art scene, including Jean-Michel Basquiat and Keith Haring. For the next two decades, Condo continued to work prolifically and was exhibited by major galleries and institutions, the most notable of which was the 2005 “One Hundred Women. Retrospective,” which traveled from the Museum of Modern Art in New York to the Kunsthalle Bielefeld in Germany, as well as the 2006 “Wrong Gallery” exhibition at the Tate Modern in London. From September through November 2021, the artist was the subject of a major retrospective at the Long Museum in Shanghai, China, titled “George Condo: The Picture Gallery.” This show included over 200 works and represented the artist’s largest solo show to date in Asia.

George Condo’s evolving artistic practice has been recognized at leading international cultural events, which includes participation in the Whitney Biennial of 1987 and 2010, the Venice Biennale of 2013 and 2019, and the Gwangju Biennial of 2014, among others. Works by George Condo are held in the permanent collections of some of the world’s most esteemed art institutions, including The Museum of Modern Art, the Whitney Museum of American Art, the Solomon R. Guggenheim Museum, the Metropolitan Museum of Art in New York, the National Gallery of Art in Washington, D.C., the Tate Modern in London, the Centre Georges Pompidou in Paris, and more. Though George Condo’s market has been active for decades, new records have been set at auction in recent years by works painted in the early 2010s. As of August 15, 2023, the artist’s top records are led by Force Field (2010), which sold for HKD 53,150,000 ($6,857,413) at Christie’s, Hong Kong on July 10, 2020, Nude and Forms (2014), which sold for $6,162,500 at Christie’s, New York on May 17, 2018, and Linear Connection (2010), which sold for $4,950,000 at Christie’s, New York on November 9, 2021.

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Günther Förg

Günther Förg (b. 1952, Allgäu, Germany - d. 2013, Freiburg, Germany) was a prolific post-war German artist who critically considered the boundaries of Modernism in his painting, sculpture, and photography. From 1973 to 1979, Förg studied with Karl Fred Dahmen, a member of the Art Informel movement, at the Academy of Fine Arts in Munich. His early career is distinguished by his conceptual interest in the color gray, which formed the basis of his black and gray monochrome series known as his Gitter paintings. In the 1980s, the artist temporarily abandoned painting in favor of photography, capturing significant architectural landmarks like Bauhaus buildings in Tel Aviv and Fascist constructions in Italy in black-and-white. By 1990, Förg had reintroduced painting into his practice and expanded it to include wood, copper, bronze, and lead sculpture. He used the versatility of his new material repertoire to venture into the realm of figuration and created numerous expressionist sculptures of fragmented bodies. Simultaneously, his paintings began to incorporate vibrant colors and gestural hatch marks or grids known as his Gitterbilder (grid paintings). Förg’s liberated return to painting defined the remainder of his career, culminating in his series of Spot paintings.

In 1996, Günther Förg was awarded the prestigious Wolfgang Hahn Prize by the Museum Ludwig in Cologne. His works are held in renowned public collections around the world, including the Museum of Modern Art in New York, the San Francisco Museum of Modern Art, the Broad in Los Angeles, the Walker Art Center in Minneapolis, the Tate Modern in London, the Stedelijk Museum in Amsterdam, and the Louisiana Museum of Modern Art in Denmark. In 2018, Förg was the subject of the major retrospective, Günther Förg: A Fragile Beauty, at the Stedelijk Museum in Amsterdam, which traveled to the Dallas Art Museum. In the wake of his retrospective, prices for Förg’s work have seen a significant increase. Hauser & Wirth has exclusively represented the estate of Günther Förg since June 2018. As of August 15, 2023, eight of his top ten auction records have been set since January 2019. Günther Förg’s top three auction records are led by Untitled (1990), a twenty-two piece installation, which sold for £1,331,250 ($1,726,552) at Christie’s London on February 12, 2020, followed by Untitled (2007), a large scale Spot painting, which sold for $1,220,000 at Sotheby’s New York on November 14, 2019, and Sans Titre (2008), another Spot painting, which sold for € 980,000 ($1,161,268) at Christie’s Paris on June 30, 2021.

Helen Frankenthaler

Helen Frankenthaler (b. 1928 - d. 2011) was born into a wealthy Manhattan family and raised in New York City. While Frankenthaler was enrolled in the prestigious Dalton School, she received her earliest art instruction from Rufino Tamayo, a prominent Mexican artist. In 1949, Frankenthaler completed her bachelor’s degree from Bennington College in Vermont and following graduation, returned to New York City to become a painter. During this time, she briefly studied with Hans Hofmann, who had played a pivotal role in the development of Abstract Expressionism. Frankenthaler’s professional career began after artist Adolph Gottlieb selected her painting, “Beach” (1950), for inclusion in a 1950 group exhibition he curated at the Kootz Gallery in New York City. The following year, she received her first solo show at Tibor de Nagy Gallery and also participated in the seminal 1951 “9th Street Show,” curated by Leo Castelli. In addition to the first generation of Abstract Expressionists, like Jackson Pollock, the exhibition also showcased works by second generation female Abstract Expressionist painters, including Joan Mitchell, Lee Krasner, Elaine de Kooning and Grace Hartigan. In 1952, Frankenthaler developed her pioneering “soak-stain” technique, where thinned oil paint was poured directly onto unprimed canvas to create large fields of color. The 1952 painting, “Mountains and Sea,” which is held in the permanent collection at the National Gallery in Washington, D.C. is widely considered to be Frankenthaler’s first formal use of the “soak-stain” technique and was a breakthrough that influenced the American Color Field school of painting. In 1970, Frankenthaler closed her studio on 83rd Street in Manhattan and a year later, ended her thirteen-year marriage to artist Robert Motherwell. In the aftermath of their divorce, she traveled to the American Southwest, which would significantly influence her compositions and palette for the rest of the decade. The artist continued to paint through the 1980s and 1990s until her passing in 2011. The Frankenthaler estate has been represented by Gagosian Gallery since 2012.

Helen Frankenthaler has been regularly included in major international exhibitions since her first show in New York. In 1959, Frankenthaler was awarded first prize at the Premiere Biennale de Paris and in 1960, her first institutional exhibition was held at the Jewish Museum in New York. In 1966, Frankenthaler represented the United States at the 33rd Venice Biennale, alongside Ellsworth Kelly, Roy Lichtenstein and Jules Olitski, and a major show at the Whitney Museum of American Art followed in 1969. The Modern Art Museum of Fort Worth held a traveling retrospective in 1989, which visited the Museum of Modern Art in New York, the Los Angeles County Museum of Art and the Detroit Institute of Arts. In 2019, Tate Britain showed a year-long exhibition of selected paintings by the artist and in 2021, a major group show titled “Women in Abstraction” prominently featured her work at the Centre Pompidou in Paris. In April 2022, the Kunsthalle Krems in Austria and the Museum Folkwang in Essen, Germany, co-organized a solo exhibition titled “Helen Frankenthaler: Painterly Constellations,” which features 74 works and will run through March 2023. As of August 15, 2023, the artist has seen significant increases in prices realized at auction in recent years and her auction records are led by paintings sold over the previous two years: Royal Fireworks (1975), which sold on June 29, 2020 at Sotheby’s, New York for $7,895,300, Dream Decision (1976), which sold at Sotheby’s, New York on November 19, 2021 for $5,894,100, and Circe (1974), which sold for $4,769,000 at Sotheby’s, New York, on May 19, 2022.

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Adrian Ghenie

Adrian Ghenie (b. 1977, Baia Mare, Romania) is a prolific contemporary artist best known for his multilayered gestural paintings that hybridize old master and avant-garde painting techniques. In 2001, Ghenie graduated from the University of Art and Design in Cluj. In 2005, Ghenie co-founded Galeria Plan B in Cluj and held his first solo exhibition, If You Open it You Get Dirty, at the exhibition space the following year. Galeria Plan B opened a second location in Berlin in 2008, and Ghenie began splitting his time between both cities until 2013, when he settled permanently in Berlin. His paintings explore tumultuous historical subjects and events like the psyche of infamous historical figures and the traumatic effects of the dictatorship in his home country. His fascination with cinema is visible in his use of high contrast lighting and set design-inspired compositions. As of August 15, 2023, Adrian Ghenie is represented by Pace, Thaddaeus Ropac, and Nicodim, and continues to live and work in Berlin.

In addition to many gallery exhibitions, Adrian Ghenie has been the subject of solo exhibitions at the Museum of Contemporary Art in Denver, the Stedelijk Museum voor Actuele Kuns in Ghent, and National Museum of Contemporary Art in Bucharest. In 2015, he presented his installation Darwin’s Room in the Romanian Pavilion at the 56th Venice Biennale. Ghenie’s work is also held in numerous prestigious public collections, including the Hammer Museum in Los Angeles, the Los Angeles Museum of Contemporary Art, the Museum van Hedendaagse Kunst in Antwerp, the San Francisco Museum of Modern Art, and the Stedelijk Museum voor Actuele Kuns in Ghent. Ghenie’s market skyrocketed after Christie’s owner François Pinault acquired the artist’s diptych Nickelodeon (2008) from his first solo exhibition in London at Haunch of Venison in 2009. In 2016, Christie’s London sold Nickelodeon (2008) for a 16,000% price increase of $9,054,022, activating the artist’s market. Ghenie’s impressive artist-record was surpassed in 2022, when Pie Fight Interior 12 (2014) sold for $10,326,314 at Christie’s Hong Kong on May 26, 2022, followed by Degenerate Art (2016), which sold for $9,286,700 at Sotheby’s New York on May 19, 2022.

Barkley L. Hendricks

Barkley L. Hendricks (b. Philadelphia, 1945; d. New Haven, 2017) was a leading figure in late 20th-century portraiture, and is internationally celebrated for his personal and naturalistic depictions of contemporary Black subjects. Hendricks received his bachelor of fine arts with a focus in photography from the Pennsylvania Academy of the Fine Arts in 1967 and received his master of fine arts from Yale University’s School of Fine Arts in 1972. While an undergraduate, he was awarded two travel scholarships to North Africa and Europe. His trip to Europe proved especially formative as he was equally inspired by 19th-century portraiture and struck by the lack of Black representation in museums. This experience informed his decision to pursue a representational oil painting practice, foregrounding Black subjects he knew and admired. Shortly after graduating, Hendricks became a studio art professor at Connecticut College, where he taught until his retirement in 2010. He simultaneously maintained a prolific career as a portrait painter and photographer, which established an important precedent for the following generation of Black portrait artists like Kehinde Wiley, Kerry James Marshall, and Amy Sherald, among others. In addition to his influential portraits, he began a three-decade-long series of Jamaican landscape paintings in 1983, which he painted en plein air during his annual winter vacations to the island with his wife. He received the 2016 Rappaport Prize, the President’s Award from the Amistad Center for Art and Culture in 2010, and the Joan Mitchell Foundation Award in 2008. Hendricks passed away at the age of 72 on April 18, 2017, in New Haven, Connecticut.

The estate of Barkley L. Hendricks continues to be represented internationally by Jack Shainman Gallery. In 2008, Hendricks was the subject of a nationwide traveling retrospective organized by the Nasher Museum of Art at Duke University titled Barkley L. Hendricks: Birth of the Cool. He has also been the subject of major solo exhibitions at the Frick Collection in New York, the Edward Hopper House in New York, and the Rose Museum of Art in Massachusetts, among others. In addition to his extensive exhibition history, Hendricks’ paintings are featured in prestigious public collections, including the Whitney Museum of American Art in New York, the National Portrait Gallery and the National Gallery of Art in Washington, DC, Tate Modern in London, Studio Museum in Harlem, Philadelphia Museum of Art, and Rubell Family Collection in Miami, among many others. The artist’s auction records are led by a portrait of fellow artist Stanley Whitney titled Stanley (1971), which sold for $6,100,000 at Christie’s New York on May 17, 2023, followed by Mr. Johnson (Sammy From Miami) (1972), which sold for $4,013,000 at Sotheby’s New York on December 8, 2020, and Yocks (1975), which sold for $3,740,000 at Sotheby’s New York on May 16, 2019.

Carmen Herrera

Carmen Herrera (b. 1915, Havana, Cuba - d. 2022, New York, NY) is internationally recognized as a leading figure in geometric abstraction. Herrera began her art education at the age of eight, when she and her brother enrolled in private art classes with the artist Federico Edelmann y Pinto in her hometown of Havana. At fourteen, she studied abroad in Paris at the Marymount School and spent many hours in the city’s museums and galleries. The artist returned to Havana in 1931 to study at the Lyceum Women’s Club. She attended politically engaged lectures by activist artists during the Spanish Civil War of 1936 and participated in protest art. She was particularly interested in wood carving, and her wooden sculpture Cristo was exhibited at the Primera Exposición de Pintura y Escultura al Aire Libre (First Outdoor Exposition of Painting and Sculpture) in Havana. Her home country’s political unrest limited Herrera’s next steps so she chose to study architecture at the University de La Habana in 1938; however, she left after just one year due to the gender discrimination she perceived in the field. In 1939, Herrera moved to New York to marry her husband. In search of a creative community, she took classes with the Australian painter Samuel Brecher at the Young Men’s Hebrew Association, attended the Arts Students League on a scholarship, and studied printmaking at the Brooklyn Museum. During this period, the artist’s practice shifted away from wooden sculpture to painting. After a few years on the periphery of New York’s art world, Herrera and her husband moved back to Paris for five years, where she developed her signature minimal, geometric painting practice. She exhibited her paintings in the Salon des Réalités Nouvelles at the Musée d’Art Moderne de la Ville de Paris five times between 1949 and 1953. Despite her traction in Paris, when she returned to New York in 1954, Herrera’s abstract paintings were repeatedly denied by galleries because of her gender and ethnicity. Unphased by the rejection, she identified herself with the Latin American Concrete painting and continued to develop her oeuvre. Although she did not sell her first painting until she was 89 years old, by the end of the artist’s life, Herrera was the subject of a large-scale survey at the Whitney Museum of American Art in New York in 2016, which traveled to the Wexner Center for the Arts in Columbus in 2017, and Kunstsammlung Nordrhein-Westfalen in Düsseldorf in 2017 to 2018. Herrera passed away in February 2022, at the age of 106, and as of August 15, 2023, her estate is represented by Lisson Gallery in New York.

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Carmen Herrera’s work is now held in the permanent collections of renowned institutions around the world, including the National Gallery of Art in Washington D.C., the Museum of Modern Art in New York, the Whitney Museum of American Art in New York, the Metropolitan Museum of Art in New York, El Museo del Barrio in New York, The Smithsonian American Art Museum in Washington D.C., the Walker Art Center, Minneapolis, the Museum of Fine Arts Boston, the Tate in London, Kunstsammlung Nordrhein-Westfalen in Düsseldorf, and the Guggenheim Abu Dhabi, among others. In the wake of the aforementioned survey of Herrera’s work at the Whitney Museum in 2016, examples of the artist’s work increasingly appeared at auction. As of August 15, 2023, all of the artist’s top five auction records have been set in the last 5 years and are dominated by Herrera’s large-scale geometric abstract paintings from the late 1950s and 1960s. As of August 15, 2023, Herrera’s top records at auction are led by Blanco y Verde (1966-1967), which sold for $2,900,000 at Sotheby’s New York, on March 1, 2019, followed by Blanco y Verde (1966), which sold for $2,655,000 at Phillips New York on November 15, 2018, and Green and Orange (1958), which sold for $2,200,000 at Phillips, New York, on June 23, 2021.

Shara Hughes

Shara Hughes (b. 1981, Atlanta, Georgia) is a contemporary American painter best known for her vibrant imagined landscapes and interiors. In 2004, Hughes earned her bachelor of fine arts from the Rhode Island School of Design and went on to study at the Skowhegan School of Painting and Sculpture in New York. She developed an intuitive painting practice, which draws inspiration from art historical movements like Surrealism, Fauvism, and Symbolism, to invent unique landscapes that blurs the boundary between representation and abstraction. Her playful, intuition-based practice also guides her use of a bold and diverse color palette, which she mixes directly on the canvas of each painting. In 2007, Hughes was awarded the Joan Mitchell Fellowship to attend the Vermont Studio Center, and in 2017, she caught the attention of the international art world with her inclusion in the prestigious Whitney Biennial. The following year, the Rose Kennedy Greenway Conservancy in Boston commissioned her to create her large-scale mural Carving Out Fresh Options in partnership with the de Cordova Sculpture Park and Museum. As of August 15, 2023, Hughes continues to live and work in Brooklyn, New York.

Shara Hughes is represented internationally by Pilar Corrias, David Kordansky Gallery, and Eva Presenhuber. Hughes has been the subject of numerous solo exhibitions at museums and galleries around the world, including the Kunsten Museum of Modern Art Aalborg (2023), Yuz Museum in Shanghai (2021), Aspen Art Museum (2021), Garden Museum in London (2021), Pilar Corrias in London (2020), Newport Art Museum (2018), and the Museum of Contemporary Art of Georgia in Atlanta (2014). She has also been a part of group exhibitions at the FLAG Art Foundation in New York (2023), ICA Miami (2022), Louisiana Museum of Modern Art in Humlebæk (2021), Dallas Art Museum (2019), MASS MoCA in North Adams (2018) and High Museum of Art in Atlanta (2015), among many others. Her paintings are featured in the permanent collections of many internationally renowned institutions, including the Dallas Museum of Art, Denver Museum of Art, Metropolitan Museum of Art in New York, M Woods Museum in Beijing, Saint Louis Art Museum, Si Shang Art Museum in Beijing, Smithsonian American Art Museum in Washington, D.C., and Whitney Museum of Art, New York. Since her inclusion in the Whitney Biennial, Hughes’ paintings have entered and grown in the secondary market. Her top ten auction records have all been achieved since 2021 and are led by Spins from Swiss (2017), which sold for $2,940,000 at Christie’s New York on May 10, 2022, followed by Naked Lady (2019), which sold for $2,712,916 (£2,031,500) at Sotheby’s London on March 2, 2022, and Ignoring the Present (2018), which sold for $1,744,000.

Alex Katz

Alex Katz (b. 1927, Brooklyn, New York) is among the most famous living American artists best known for his dramatic large-scale figurative paintings. After a year-long tour in the U.S. Navy, Katz attended Cooper Union Art School in New York. He graduated in 1949 and received a scholarship to study at the prestigious Skowhegan School for Painting and Sculpture in Maine, where he developed a passion for plein-air painting. He was a member of the second generation of New York School painters and held his first solo exhibition at the Roko Gallery in 1954. In addition to his painting practice, the artist created numerous small collages of figures in landscapes from hand-painted colored paper in the 1950s. By 1959, he had begun painting his signature portraits of modern life with monochrome backgrounds and free-standing cutout portraits on wood and aluminum sheets. Influenced by contemporary advertising and popular culture, Katz incorporates fashion and dramatic cropping into his paintings. In the early 1960s, he designed sets and costumes for choreographer Paul Taylor, which sparked a career-long interest in painting dancers and models. From the late 1980s through the 1990s, Katz produced a series of up-close large-scale landscape paintings. He describes these works as “environmental,” because his strategic use of perspective and cropping makes the viewer feel like they are inside the landscape. Katz received the John Simon Guggenheim Memorial Fellowship for Painting in 1972 and was inducted into the American Academy of Arts and Letters in 1988. In recent years, the artist has returned to portraiture, employing even tighter crops and more group portraiture. Since 2015, he has also integrated iPhone photography into his collage practice. As of August 15, 2023, Katz continues to live and work in New York City.

Alex Katz has achieved tremendous institutional and commercial success for his paintings and has been the subject of more than 250 solo exhibitions at galleries and museums around the world. Most recently, he was the subject of an eight-decade retrospective titled, Alex Katz: Gathering, at the Solomon R. Guggenheim Museum in New York from October 2022 to February 2023. His work is also held in over 100 prestigious public collections around the world, including the Hirshhorn Museum and Sculpture Garden in Washington, D.C., National Portrait Gallery in Washington, D.C, Los Angeles County Museum of Art, Metropolitan Museum of Art in New York, Museum of Modern Art, New York, The Brooklyn Museum, Philadelphia Museum of Art, Whitney Museum of American Art in New York, Fondation Louis Vuitton in Paris, the Metropolitan Museum of Art in Tokyo, Museo Nacional Centro de Arte Reina Sofía in Madrid, and Tate Gallery in London. Katz’s secondary market has been active since the late 1980s and has achieved it’s top ten auction records in the last four years, led by Blue Umbrella (1972), which sold for $4,151,368 (£3,375,000) at Phillips London on October 2, 2019, followed by The Red Band (1978), which sold for $3,166,000 at Sotheby’s New York on October 28, 2020, and East Interior (1978), which sold for $2,530,500 at Sotheby’s New York on May 19, 2022.

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Kerry James Marshall

Kerry James Marshall (b. 1955, Birmingham, Alabama) is a world-renowned contemporary artist known best for his striking figurative paintings that reconsider Western art history from a contemporary Black perspective. Marshall received his bachelor of fine arts from the Otis Art Institute in 1978 and was awarded an honorary doctorate in 1999. He participated in numerous West Coast exhibitions upon graduating, and in 1985, he received the resident fellowship from Studio Museum in Harlem. In 1987, he moved to Chicago, where, with the help of a grant from the National Endowment for the Arts in 1991, he pursued art full-time. His work draws from history as well as his own childhood as a Black man born at the beginning of the American Civil Rights movement who also moved to the Watts neighborhood right before the 1965 Watts riots. In 1994, Marshall held his first traveling exhibition, Telling Stories, which opened at the Cleveland Museum of Art. This exhibition would be followed by numerous solo exhibitions, including his first major museum survey, Kerry James Marshall: Mastry, which opened at the Museum of Contemporary Art Chicago and traveled to the Met Breuer in New York and the Museum of Contemporary Art in Los Angeles from 2016 to 2017. In addition to his prolific exhibition history, Marshall has achieved success as an educator and change-maker in the art world. In 2013, President Barack Obama appointed him to his Committee on the Arts and the Humanities, and in 2023, the Royal Academy in London elected him as an Honorary Royal Academician. As of August 15, 2023, Marshall is represented by David Zwirner and Jack Shainman Gallery, and he continues to live and work in Chicago.

Kerry James Marshall has been featured in a number of exhibitions, biennials, and public commissions, including the Venice Biennale (2003 and 2015), the Carnegie International (1999 and 2018), and Documenta 12 (1997 and 2007). His work is also represented in many prestigious public collections, such as the Art Institute of Chicago, the Birmingham Museum of Art, the Harvard Art Museum in Boston, the Los Angeles County Museum of Art, the Ludwig Museum in Cologne, the Metropolitan Museum of Art in New York, the Museum of Contemporary Art in Chicago, the Museum of Modern Art in New York, the National Gallery of Art in Washington, DC, the San Francisco Museum of Modern Art, the Studio Museum in Harlem, the Tate Modern in London, and the Whitney Museum of American Art in New York, among many others. Marshall’s institutional success is reflected in his commercial desirability over the past decade. As of August 15, 2023, his auction records are led by Past Times (1997), which sold at Sotheby’s New York for $21,114,500 on May 16, 2018, Vignette 19 (2014), which sold at Sotheby’s New York for $18,488,000 on November 14, 2019, and Beauty Examined (1993), which sold at Sotheby’s New York for $13,538,000 on May 19, 2022.

Laura Owens

Laura Owens (b. 1970, Euclid, OH) is a contemporary American artist known for her large-scale mixed media paintings that combine a variety of art historical references and painterly techniques. During her formative years, she explored various mediums and experimented with different artistic techniques, laying the foundation for her eclectic and boundary-pushing style. She earned a BFA from the Rhode Island School of Design in 1992 and went on to complete an MFA from the California Institute for the Arts two years later. After graduation, Owens settled in Los Angeles, where she organized exhibitions and collaborated with other artists.

She challenges traditional notions of the medium by incorporating a wide range of techniques, materials, and subjects into her artworks. Owens seamlessly blends elements of abstraction, figuration, and typography, creating visually dynamic and layered compositions. Her work explores themes of identity, representation, and the boundaries of painting, pushing the boundaries of the medium and expanding the possibilities of contemporary art. Owens’ innovative approach has garnered critical acclaim and influenced a new generation of artists.

Her first solo exhibition was held in 1995 at Rosamund Felsen Gallery in Santa Monica, which led to wider recognition and subsequent exposure. In 1996, examples of her work were acquired by prestigious New York museum collections, including the Solomon R. Guggenheim Museum, The Metropolitan Museum of Art, and the Whitney Museum of American Art. Laura Owens has been the subject of several important solo exhibitions, and her work has been shown internationally. In 2003, at age thirty-three, she was given a mid-career retrospective at the Museum of Contemporary Art in Los Angeles (MOCA), becoming the youngest artist to be awarded a survey show in the museum’s history. In November 2017, another important retrospective opened at the Whitney Museum and traveled to The Dallas Museum of Art, and Los Angeles MOCA in 2018 through 2019. In 2021, Owens was the subject of a survey show at the Cleveland Museum of Art, and in the summer of that year, she collaborated with the Fondation Vincent van Gogh Arles on an exhibition that juxtaposed her work alongside seven of the Dutch master’s paintings. In addition to the aforementioned institutions, her works are owned by other prominent public collections, including the Art Institute of Chicago, the Milwaukee Art Museum and the Tate in London, among others. In addition to her artistic practice, Owens teaches at the ArtCenter College of Design in Pasadena, California.

Following Owens’ 2017 Whitney retrospective, public auction prices for the artist’s work have continued to increase, with three of her top five records set since 2021. As of August 15, 2023, her top auction records are dominated by large-scale colorful paintings that merge abstraction with gestural mark-making, and are led by: Untitled (2012), which sold for $1,755,000 at Sotheby’s, New York, on November 16, 2017, Untitled (2016), which sold for $1,593,000 at Sotheby’s, New York, on November 18, 2021, and Untitled (2019), which sold for $1,124,000 at Sotheby’s, New York, on May 17, 2019.

54

Seo-Bo Park

Park Seo-Bo (b. 1931, Yé-Cheon, South Korea) is a contemporary Korean artist recognized internationally as a founding member of the Dansaekhwa monochrome movement, a postwar Korean art movement that draws from European and American abstraction as well as traditional Korean culture to create tactile, minimalist compositions. Born with the name Jae Hong Park, the artist studied painting at Hongik University until 1954, when the Korean War forced him to leave right before his graduation. He became a fugitive and took the name Seo-Bo in 1955 to avoid the draft. In 1961, Park spent a formative year in Paris on a UNESCO scholarship, where he learned about Art Informel’s focus on self-expression and materiality that directly informed his early 1960s series Primordialis. Upon his return, Park worked at the Federation of Artistic and Cultural Organization of Korea for a decade, eventually serving as its chairman. After he lost his reelection race, he decided to pursue art full-time. In 1967, Park began his most famous series titled Écriture, or Myobop in Korean, which reflects on drawing and writing techniques as well as the more religious connotations of the word “scripture,” specifically as it relates to ancient Buddhist scriptures in Korea. His paintings highlight the different tensions and harmonies between materials, incorporating traditional Korean materials, like hanji paper made from mulberry bark, and layers of oil paint and pencil markings onto his canvases. Park held his first solo exhibition in 1962 at the National Central Library Gallery in Seoul and has since exhibited his work extensively in museums and galleries around the world. In 2000, Park received an honorary doctoral degree from his alma mater Hongik University, where he has also taught. He has been widely celebrated for his contributions to and support of Korean art and received the Silver Crown Cultural Medal in Korea in 2011 and the Art Society Asia Game Changer Award in 2018. As of August 15, 2023, Park Seo-Bo continues to live and work in Seoul, South Korea.

Park Seo-Bo is represented internationally by Perrotin Gallery and White Cube. His work has been exhibited at many prestigious institutions around the world, including the Langen Foundation in Neuss (2020), Solomon R. Guggenheim Museum in New York (2019), Museum of Fine Art in Boston (2018), the Venice Biennale (1988 and 2015), Samsung Museum of Art in Seoul (2014), Portland Museum of Art (2010), Singapore Art Museum (2008), Tate Liverpool (1992), Brooklyn Museum (1981), and Expo ‘67 in Montreal (1967). His paintings are also represented in the permanent collections of the Dia Art Foundation in New York, the Museum of Modern Art in New York, the Art Institute of Chicago, and the Hirshhorn Museum and Sculpture Garden in Washington, D.C., among others. Park’s auction records are led by Ecriture No. 37-75-76 (1975/76), which sold for $2,079,689 (HKD 16,320,000) at Sotheby’s Hong Kong on March 31, 2018, followed by Ecriture No. 65-75 (Writing No. 65-75) (1975), which sold for $1,212,600 (HKD 9,400,000) at Christie’s Hong Kong on November 28, 2015, and Écriture No.1~81, which sold for $1,001,000 (KRW 1,100,000,000), excluding buyer’s premium, at Seoul Auction on September 27, 2016.

Elizabeth Peyton

Elizabeth Peyton (b. 1965, Danbury, Connecticut) is an American contemporary artist known for her intimate, stylized portraits of friends, lovers, celebrities, and historical figures. She was born into a family of artists - her father was a painter and her mother was a sculptor. Peyton developed a passion for art at a young age and was deeply influenced by her exposure to classical European paintings during family trips to museums. Peyton began drawing and painting at a young age, and she showed an early talent for portraiture. After graduating from high school, Peyton attended the School of Visual Arts in New York City. After graduating from SVA, Peyton worked as a freelance artist and illustrator. She also began exhibiting her paintings in small galleries in New York City. Her first solo exhibition in 1993 at the Gavin Brown’s Enterprise gallery in New York City, was a critical and commercial success and marked the beginning of her rise to fame as a major contemporary artist.

Elizabeth Peyton’s contribution to art history lies in her ability to infuse her portraits with a sense of emotional intimacy, blurring the line between public and private personas. Peyton’s paintings are characterized by their loose brushwork, their use of pastel colors, and their focus on the inner lives of her subjects. Her paintings capture the essence and individuality of her subjects, whether they are iconic figures from the worlds of music, film, or politics, or her close friends and acquaintances. Through her work, Peyton reinvigorated the genre of portraiture, creating a bridge between classical aesthetics and contemporary culture. Her approach resonated with audiences, particularly younger generations, who were drawn to her ability to capture the nuances of personality and the fleeting moments of human connection. Peyton has had solo exhibitions at major museums around the world, including the Museum of Modern Art, the Whitney Museum of American Art, and the Tate Modern. Her works can be found in permanent collections around the world, including the Tate Modern in London, the Museum of Contemporary Art in Los Angeles, and the Centre Pompidou in Paris. In recent years, Peyton’s work has become increasingly popular with collectors. Her paintings have sold for six-figure prices at auction.

In recent years, the market movement surrounding Elizabeth Peyton’s artwork has been notable. Her paintings have achieved considerable success at auctions, with prices steadily rising. Collectors and investors have shown a keen interest in her works, recognizing their cultural significance and the artist’s enduring influence. Peyton’s art continues to attract attention from individuals seeking to invest in contemporary art with both aesthetic and financial value, making her a compelling choice for those interested in purchasing artwork for investment purposes. As of August 15 , 2023, Peyton’s top auction records are led by Nick with His Eyes Shut (2003), which sold for $2,470,000 at Sotheby’s, New York on November 16, 2022, David Bowie (2012), which sold for $2,077,000 at Sotheby’s, New York, on May 12, 2021 and Liam + Noel in the 70’s (1997), which sold for $2,070,000 at Christie’s, New York on November 9, 2021.

Ayako Rokkaku

Ayako Rokkaku (b. 1982, Chiba-shi, Japan) is a contemporary Japanese artist internationally celebrated for her whimsical paintings of characters floating in colorful dreamlike landscapes. Rokkaku taught herself how to paint in 2002 and developed a unique finger-painting technique. Unencumbered by the rules and conventions of a formal art education, she paints freely from her imagination on traditional canvases as well as found objects like used cardboard and vintage Louis Vuitton trunks. She incorporates charming big-eyed young girls into fantastical landscapes and cloud formations inspired by kawaii culture and children’s art as well as artists like Cy Twombly, Jackson Pollock, Willem de Kooning, Claud Monet, Paul Klee, and Henri Matisse. Rokkaku enjoys working at a large scale so she must use her full range of motion while painting. She frequently creates performance paintings where she finger-paints new works directly in the gallery at art fairs and exhibitions during visitor hours. In 2006, the world-renowned artist Takashi Murakami awarded Rokkaku the Scout Prize at the Gesai Fair #4, which established her as a leading figure in contemporary Japanese art. As of August 15, 2023, Rokkaku lives and works between Berlin, Porto, Tokyo, and Amsterdam.

Ayako Rokkaku has been represented worldwide by Gallery Delaive since 2006. In addition to frequent exhibitions at Gallery Delaive, she has been the subject of exhibitions at museums and galleries around the world, including König Gallery in Berlin (2021), Chiba Prefectural Museum of Art (2021), Museum Jan van der Togt in Amsterdam (2019), Gallery Target in Tokyo (2017), Danubiana Meulensteen Art Museum in Bratislava (2012), and KUNSTHAL Rotterdam (2011), among others. Her artworks are also held in the public collections of the Danubiana Meulensteen Art Museum, Voorlinden Museum in Wassenaar, Netherlands, Gunma Museum of Art in Tatebayashi, Japan, Sehwa Museum of Art in Seoul, and Museum of Contemporary Art in Karuizawa. The artist’s popularity in the art market has seen an impressive increase in recent years, achieving eight of her top ten auction records in 2022. As of August 15, 2023, her auction records are led by Untitled (2017), which sold for $1,154,880 (JPY 160,000,000) at SBI Art Auction Co. Ltd on July 16, 2022, followed by Untitled (2021), which sold for $1,310,853 (HKD 10,290,000) at Christie’s Hong Kong on May 26, 2022, and Untitled (2019), which sold for $1,033,761 (HKD 8,115,000) at Philips Hong Kong on June 22, 2022.

55

The Series

Series 300

The Artwork held by Series 300, entitled xOxvxexrx xaxnxdx xAxbxoxvxex (1975), is a single work of art by Helen Frankenthaler. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 40 inches by 158 inches, in a privately negotiated transaction from an auction house for $1,405,000 on February 17, 2023. For a biography of Helen Frankenthaler, see “Description of the Business — The Artists.”

●	The Artwork is a characteristic large-format example of Helen Frankenthaler’s mature practice, which through experimentation with materials and an emphasis on color, bridged the gap between Abstract Expressionism and Color Field Artwork.
●	Executed in 1975, the Artwork employs Frankenthaler’s signature soak-stain technique, which she first developed in the early 1950s. By pouring thinned paints directly onto the unprimed canvas, the artist produced expansive fields of pure color alongside broad brushstrokes that merge together to create undulating and organic forms. This distinct process reflects her desire to free color and form from the confines of representation and the deliberate gesture of Abstract Expressionism.
●	The Artwork’s sweeps of deep orange bleed into washes of marigold, punctuated with delicate accents of green and lavender along the edges of the composition. John Elderfield, former Chief Curator of Artwork and Sculpture at the Museum of Modern Art in New York praised Frankenthaler’s all-over approach, writing: “no longer are corners and edges ignored…image and painting surface are coextensive now – the corners and edges are less boundaries than before. They had previously been neutralized by being ignored. Now they are expanded.”
●	By the mid-1970s, the artist had replaced her earlier turpentine-thinned oil paints with diluted acrylics, which allowed her to achieve more complex washes of bright, luminous color. Frankenthaler increasingly worked on larger canvases, which were placed directly on the studio floor rather than propped on easels. The result of these changes is an increased sense of experimentation and innovation that characterize examples from this period.
●	As of August 15 , 2023, large-format colorful examples that employ soak-stain from the mid-to-late 1970s account for eight of Helen Frankenthaler’s top ten auction records, suggesting particular demand for these works amongst collectors.
●	As of August 15, 2023, examples similar in composition, palette and scale to the Artwork have sold in excess of $3.5 million at auction. February’s Turn (1979) sold for $3,540,000 at Christie’s, New York on May 12, 2022 and Carousel (1979) sold for $4,739,000 at Sotheby’s, New York on October 28, 2020. On June 29, 2020, Royal Fireworks (1975), which was executed the same year as the Artwork and shares a bright orange palette, sold for $7,895,300 at Sotheby’s, New York and as of August 15, 2023, is the artist’s top auction record.
●	The Artwork’s year, composition, palette and execution make it a commercial and desirable work by Helen Frankenthaler.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 17.2% CAGR implied from selected sales occurring from May 25, 1993 to May 12, 2023.(1)
●	Attractive historical price appreciation for similar works to the Artwork since January 1, 2010: 20.2% CAGR implied from selected sales occurring from November 9, 2011 to May 12, 2023.(2)
●	Attractive historical price appreciation for similar works to the Artwork over the previous 10 years: 20.4% CAGR implied from selected sales occurring from November 12, 2015 to May 12, 2023.(3)
●	Significant auction track-record with 38 years of transaction history and a moderate level of auction volume based on $20.7 million in total sales over the previous year ending on December 31, 2021.(4)

Notes:

1.	Implied annualized price appreciation based on 13 sales of works by Helen Frankenthaler, that are similar to the Artwork and based on publicly available auction records.
2.	Implied annualized price appreciation based on 10 sales of works by Helen Frankenthaler, that are similar to the Artwork and based on publicly available auction records.
3.	Implied annualized price appreciation based on 8 sales of works by Helen Frankenthaler, that are similar to the Artwork and based on publicly available auction records.
4.	Based on publicly available auction records as tracked by third-party data sources.

56

Provenance

The Artist

Ace Gallery, Los Angeles

Private Collection, California (acquired from above in 1979)

Acquired from the above by Masterworks

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Helen Frankenthaler with the following criteria: canvas paintings executed 1970 to 1979 that measure 20 inches by 80 inches in height to 120 inches to 200 inches in width. When we were unable to determine the auction house Buyer’s Premium, due to incomplete data, a default of 10% Premium was added to the hammer price. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 17.2% CAGR implied from selected sales occurring from May 25, 1993 to May 12, 2023. Since January 1, 2010, the realized prices comprised by this set of transactions have increased at an estimated 20.2% CAGR implied from selected sales occurring from November 9, 2011 to May 12, 2023. Over the previous 10 years, the realized prices comprised by this set of transactions have increased at an estimated 20.4% CAGR implied from selected sales occurring from November 12, 2015 to May 12, 2023.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

57

Series 309

The Artwork held by Series 309, entitled xUxnxtxixtxlxexdx x(xPxaxixnxtxixnxgx xDxrxaxwxixnxgx x6x)x (2011), is a single work of art by George Condo. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 72 inches by 60 inches, at Christie’s Post-War & Contemporary Art Day Sale in New York for $1,804,500 on May 12, 2023. For a biography of George Condo, see “Description of the Business — The Artists.”

●	The Artwork is a prime example of George Condo’s cubist-inspired figural compositions, executed in his signature style and referencing art historical precedents
●	Executed in 2011, the Artwork is a prime example of Condo’s long-standing series of “Drawing Artworks,” which he formally began in 2009.
●	The influence of Pablo Picasso is evident in the Artwork. The Spanish painter’s revolutionary, fractured compositions and overlapping viewpoints — hallmarks of “Analytical Cubism,” have been adopted by Condo, who speaks of their similarity. In a 2014 interview with Stuart Jeffries, Condo explained: “I describe what I do as Psychological Cubism. Picasso painted a violin from four different perspectives at one moment. I do the same with psychological states.”
●	The figure depicted in the Artwork is likely an invented character or archetype, inspired by Condo’s imagination and love of fiction novels, rather than a specific subject. The portrait’s mix of abstraction and representation visualizes the artist’s tendency to blend fact and fiction as much as he blends styles.
●	As of August 15, 2023, recent Cubist portraits executed after 2009 which are of similar composition and period to the Artwork have recently sold at auction in excess of $2.7 million at auction, and include: Blue Monumental Head (2018), which sold for $3,085,000 at Sotheby’s, New York on May 18, 2023, Portrait Composition in Blue and Grey (2012), which sold for $2,712,000 at Christie’s, New York on May 11, 2023, and Green Head Composition (2013), which sold for $3,116,881 (£2,334,000) at Sotheby’s, London on March 2, 2022.
●	The Artwork’s subject, execution, and format make it a commercial and desirable work by George Condo.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 18.3% CAGR implied from selected sales occurring from November 13, 2013 to May 18, 2023.(1)
●	Significant auction track-record with 37 years of transaction history and a high level of auction volume based on $33.9 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 25 sales of works by George Condo that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Skarstedt, New York

Sprüth Magers Gallery, London

Private Collection (acquired in 2013)

Christie’s New York, May 12, 2023, Lot 245

Acquired from the above by Masterworks

58

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by George Condo with the following criteria: canvas paintings executed 2009 to present, that measure 40 inches by 40 inches to 100 inches by 100 inches and depict single figure portraits with Cubist elements. Works executed in the artist’s “grotesque” style were excluded from the comparative set. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 18.3% CAGR implied from selected sales occurring from November 13, 2013 to May 18, 2023.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

Series 315

The Artwork held by Series 315, entitled xUxnxtxixtxlxexdx (2013), is a single work of art by Laura Owens. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 108 inches by 84 inches, at Sotheby’s Contemporary Day Auction in New York for $571,500 on May 19, 2023. For a biography of Laura Owens, see “Description of the Business — The Artists.”

●	The Artwork is a prime example of Laura Owens’ distinct visual language, characterized by a playful blend of abstraction and figuration.
●	The Artwork is one of the seven large scale paintings Owens has created in 2013.
●	The Artwork depicts symbols and motifs including two eyes and a mouth floating around on a white and gray gridded background.
●	Owens employed a unique process before she started painting: “as a starting point for her paintings, Owens begins on a computer. Designed in Photoshop before being translated into paint on canvas, these compositions impart an inversion of the simulated.”
●	Owens explains her use of Photoshop by saying “I’ve always used painting software—like early kids’ paint programs in the ‘90s—to have another way of making something and to be able to think about color really quickly”, at one of her interviews in 2013.
●	In 2018, the Artwork was sold at auction for £435,000 ($603,905) at Sotheby’s, London Contemporary Art Evening Auction.
●	As of August 15, 2023, other large-scale examples by the artist have achieved prices in excess of $1 million at auction: Untitled (2012), sold for $1,755,000 at Sotheby’s, New York, on November 16, 2017, Untitled (2016), sold for $1,593,000 at Sotheby’s, New York, on November 18, 2021, and Untitled (2019), though smaller than the Artwork, sold for $1,124,000 at Sotheby’s, New York, on May 17, 2019.
●	The Artwork’s scale, execution, and exhibition history make it a commercial and desirable work by Laura Owens.

59

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 12.6% CAGR implied from selected sales occurring from May 14, 2014 to September 30, 2022.(1)
●	Moderate auction track-record with 23 years of transaction history and a low level of auction volume based on $1.8 million in total sales, excluding Buyer’s Premium, over the previous year ending on December 31, 2021.(2)

Notes:

1.	Implied annualized price appreciation based on 8 sales of works by Laura Owens, including one past sale of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Gavin Brown’s Enterprise, New York

Private Collection, Greece

Sotheby’s, London, 7 March 2018, lot 2

Private Collection

Sotheby’s New York, 19 May 2023, Lot 816

Acquired from the above by Masterworks

Literature

Isabel Venero, Ed., Laura Owens, New York, 2015, no. 35, p. 47, illustrated in color

Exh. Cat., New York, Whitney Museum of American Art (and traveling), Laura Owens, November 2017 - March 2019, p. 516, illustrated in color

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Laura Owens with the following criteria: works executed post 2006 measuring from 60 by 60 to 150 by 150 inches. The set excludes works that include atypical materials such as wheel caster. The comparative set includes one painting acquired by Masterworks 168, LLC, at Sotheby’s, New York Contemporary Curated held on September 30, 2022 for $693,000. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 12.6% CAGR implied from selected sales occurring from May 14, 2014 to September 30, 2022.

60

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

Series 316

The Artwork held by Series 316, entitled xPxaxnxnxixnxgx xixnx xtxhxex xRxexexdxsx (2009), is a single work of art by Hernan Bas. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 84 inches by 72 inches, in a privately negotiated transaction from a private gallery for $850,000 on June 23, 2023. For a biography of Hernan Bas, see “Description of the Business — The Artists.”

●	The Artwork is a characteristic example of Hernan Bas’ large-scale landscapes, which are typically executed in vivid color palettes using the artist’s signature stylized formality, and often featuring androgynous young male figures.
●	The Artwork is an example of Bas’s signature style, with its bold brushstrokes, romanticized depiction of youth and bright colors such as blue, green and white.
●	The Artwork shows a small figure in the center of the work, the young man standing in water. He is holding an object that emits rays. The rays draw our eyes to the top left of the painting, where we see a chariot pulled by two white horses. This may be a reference to the Greek god Helios, the sun god.
●	In addition to rendering the Artwork’s composition in his energetic yet narratively enigmatic style, Bas’ inclusion of the young male figures - with their emotional state left intentionally ambiguous - positions the work both in the tradition of classical painting, while updated with a decidedly contemporary bent.
●	As of August 15, 2023, works including solitary figures and executed after 2008, which are of similar subject, period and scale to the Artwork have sold at auction in excess of $1.2 million and include: The Overly Prepped Boy (or The Approaching Glacier), which sold for HKD 9,810,000 ($1,249,705) at Christie’s, Hong Kong on May 26, 2022, Night Flight or Midnight Migration, or My Merry Way (2011), which sold for $746,000 at Sotheby’s, New York on November 18, 2021 and The Ash Tree (At Once a Voice Arose Among the Bleak Twigs Overhead) (2010), which sold for HKD 4,410,000 ($561,785) at Sotheby’s, Hong Kong on October 7, 2022.
●	Examples of Hernan Bas’ works similar to the Artwork are included in the collections of several important public institutions including the Brooklyn Museum; the Institute of Contemporary Art, Miami; and the Whitney Museum of American Art, New York, among others. Additionally, numerous examples of Hernan Bas’ work can be found in the collection of the Rubell Museum, located in Miami and Washington, D.C.
●	The Artwork’s subject, execution, and scale make it a commercial and desirable work by Hernan Bas.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 28.4% CAGR implied from selected sales occurring from September 21, 2012 to March 3, 2023.(1)

●	Moderate auction track-record with 17 years of transaction history and a low level of auction volume based on $7.4 million in total sales over the previous year ending on December 31, 2022.(2

Notes:

1.	Implied annualized price appreciation based on 14 sales of works by Hernan Bas, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

61

Provenance

Victoria Miro

Private Collection, Belgium

Private Gallery

Acquired from the above by Masterworks

Exhibited

Hernan Bas, Centro de Arte Contemporanea de Malaga, Malaga, 21 September - 9 December 2018

Literature

Alligood, Chad, Hernan Bas, and Fernando Francés, A Brief Intermission, exh. cat. CAC Malaga, Malaga. 21 September - 9 December 2018 (Malaga: CAC Malaga, 2018); p.31

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Hernan Bas with the following criteria: canvas paintings created 2000 to present, measuring over 50 by 50 inches to 100 by 100 inches, excluding works on paper, vellum, mylar, board and panel. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 28.4% CAGR implied from selected sales occurring from September 21, 2012 to March 3, 2023.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

Series 318

The Artwork held by Series 318, entitled xHxaxixrxcxuxtx x(xBxexnx x&x xSxpxexnxcxexrx)x (2002), is a single work of art by Elizabeth Peyton. Acting as agent for the Company, Masterworks has agreed to acquire the Painting, which measures at 12 inches by 9 inches, at Christie’s, 21st Century Art Day Sale in Hong Kong on May 19, 2023 for HKD 3,528,000 or $451,101 based on the effective exchange rate provided by Deutsche Börse AG. For a biography of Elizabeth Peyton, see “Description of the Business — The Artists.”

●	The Artwork depicts two young men, Ben and Spencer. While Ben is sitting on the chair with his black hair over his shoulders and is leaning away from the viewer, Spencer is trimming his hair.
●	The Artwork is characterized by Peyton’s signature loose brushwork and use of pastel colors. The figures are rendered in a simplified style, which gives the painting a dreamlike quality. The Artwork’s subject matter is also unconventional, as it depicts two ordinary young men rather than very famous celebrities or historical figures.

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●	Peyton’s style combines the ideals of Romanticism era with contemporary innovation,” which is what makes her one of the most unique and important artists of her generation.
●	By depicting two males in an intimate and vulnerable situation, “Peyton shuns the archaic gender system of machoism and toughness, and chooses instead to draw out the feminine beauty and tenderness of her sitters.”
●	Ben is a DJ who was Peyton’s assistant in the early 2000s and Spencer is a friend of Peyton, who is also an artist named Spencer Sweeny.
●	The Artwork was well-received by critics, who praised Peyton’s originality and her ability to capture the essence of her subjects. The Artwork has since been exhibited in galleries and museums around the world, and it is now considered to be one of Peyton’s most important works.
●	The Artwork captures the innocence and camaraderie of youth. It is a reminder that even the most ordinary moments can be filled with beauty and meaning.
●	The Artwork was previously sold at auction for HKD 2,750,000 ($350,628) at Sotheby’s, Hong Kong on October 7, 2019.
●	As of August 15, 2023, portraits similar in size to the Artwork, measuring under 20 by 20 inches have sold in excess of $900,000 at auction. These examples include: Nick with His Eyes Shut (2003), which sold for $2,470,000 at Sotheby’s, New York on November 16, 2022, David Bowie (2012), which sold for $2,077,000 at Sotheby’s, New York on May 12, 2021 and Flower Ben (2002), which sold for $945,000 at Sotheby’s, New York on November 15, 2018.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 15.8% CAGR implied from selected sales occurring from October 15, 2010 to November 16, 2022.(1)
●	Moderate auction track-record with 23 years of transaction history and a low level of auction volume based on $7.7 million in total sales over the previous year ending on December 31, 2021.(2)

Notes:

1.	Implied annualized price appreciation based on 14 sales of works by Elizabeth Peyton, including one past sale of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Sadie Coles HQ, London

Collection of Marc Jacobs

Sotheby’s Hong Kong, 7 October 2019, lot 583

Private Collection

Christie’s Hong Kong, May 29, 2023, Lot 320

Acquired from the above by Masterworks

Exhibited

London, Royal Academy of Art, The Galleries Show - Contemporary Art in London, September - October 2002

New York, New Museum, Live Forever: Elizabeth Peyton, 8 October 2008-11 January 2009. This exhibition also travelled to Minnesota, Walker Art Center, 14 February-13 June 2009; London, Whitechapel Gallery, 9 July-19 September 2009; Maastricht, Bonnefanten Museum, 18 October 2009-21 March 2010

Literature

New York, Gagosian/Rizzoli, Elizabeth Peyton, 2005 (illustrated, p. 196)

New York, Phaidon Press, Live Forever: Elizabeth Peyton, 2010 (illustrated, p. 164)

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History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Elizabeth Peyton with the following criteria: executed from 2000 to present, measuring under 24 by 24 inches excluding works featuring more than one full figure, fully nude figures and works with only animals and objects. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Painting, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Painting and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 15.8% CAGR implied from selected sales occurring from October 15, 2010 to November 16, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

64

Series 319

The Artwork held by Series 319, entitled xSxexcxrxextx xHxixdxexoxuxtx xoxfx xtxhxex xFxlxaxmxixnxgxox xGxaxnxgx x(xAxbxaxnxdxoxnxexdx xPxaxdxdxlxex xBxoxaxtxsx)xx (2014), is a single work of art by Hernan Bas. Acting as agent for the Company, Masterworks has agreed to acquire the Painting, which measures at 72 inches by 60 inches, at Christie’s 21st Century Art Day Sale in Hong Kong on May 29, 2023 for HKD 4,410,000 or $563,876 based on the effective exchange rate provided by Deutsche Börse AG. For a biography of Hernan Bas, see “Description of the Business — The Artists.”

●	The Artwork is a characteristic example of Hernan Bas’ large-scale landscapes, which are typically executed in vivid pink and green color palettes using the artist’s signature stylized formality, and often featuring young male figures.
●	The Artwork is an example of Bas’ signature style, with its bright colors, bold brushstrokes, and romanticized depiction of youth.
●	The Artwork depicts a group of young boys in a secret hideout next to abandoned paddle boats shaped as flamingos, as the name suggests. The Artwork has a dreamlike quality, and the boys seem to be lost in their own world.
●	Flamingos, which are often seen as elegant and graceful creatures, are recurring motif in Bas’ body of work. Here Bas uses them to represent beauty, isolation and loneliness.
●	The Artwork has a sense of mystery and intrigue, as the viewer is left to wonder what the boys are up to in their secret hideout.
●	In addition to rendering the Artwork’s composition in his energetic yet narratively enigmatic style, Bas’ inclusion of the young male figures - with their emotional state left intentionally ambiguous - places the Artwork in the tradition of classical painting, while updating it with a decidedly contemporary bent.
●	As of August 15, 2023, works including solitary figures and executed after 2008, which are of similar subject, period and scale to the Artwork have sold at auction for as much as $1.2 million and include: The Overly Prepped Boy (or The Approaching Glacier), which sold for HKD 9,810,000 ($1,249,705) at Christie’s, Hong Kong on May 26, 2022, Night Flight or Midnight Migration, or My Merry Way (2011), which sold for $746,000 at Sotheby’s, New York on November 18, 2021 and The Ash Tree (At Once a Voice Arose Among the Bleak Twigs Overhead) (2010), which sold for HKD 4,410,000 ($561,785) at Sotheby’s, Hong Kong on October 7, 2022.
●	Examples of Hernan Bas’ works similar to the Painting are included in the collections of several important public institutions including the Brooklyn Museum; the Institute of Contemporary Art, Miami; and the Whitney Museum of American Art, New York, among others.
●	The Painting’s subject, execution, and scale make it a commercial and desirable work by Hernan Bas.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 25.2% CAGR implied from selected sales occurring from September 21, 2012 to March 30, 2023.(1)
●	Moderate auction track-record with 17 years of transaction history and a low level of auction volume based on $7.4 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 19 sales of works by Hernan Bas, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Lehmann Maupin, New York

Private Collection

Christie’s Hong Kong, May 29, 2023, Lot 309

Acquired from the above by Masterworks

65

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Hernan Bas with the following criteria: canvas paintings created 2009 to present, measuring over 36 by 36 inches to 100 by 100 inches, excluding works on paper, vellum, mylar, board and panel. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Painting, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Painting and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 25.2% CAGR implied from selected sales occurring from September 21, 2012 to March 30, 2023.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

66

Series 320

The Artwork held by Series 320 entitled xRxaxrxax xAxvxixsx (2006), is a single work of art by Carmen Herrera. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 36 inches by 36 inches, in a privately negotiated transaction from a private gallery for $365,000 on July 27, 2023. For a biography of Carmen Herrera, see “Description of the Business — The Artists.”

●	The Artwork is a large-scale, late-career example of a pure geometric abstract painting by Carmen Herrera, a style she began exploring in 1948 and pursued for the remainder of her career.
●	The Artwork is representative of Carmen Herrera’s mature painting style, which uses limited contrasting color palettes and geometric planes of color to explore themes of spatial tension and rhythm in conversation with modernist abstraction.
●	The Artwork is a predominantly flat cobalt blue square canvas intersected by an irregular yellow polygon, which reaches diagonally across the width of the canvas. Yellow dominates much of the left side of the canvas and narrows to a sharp point in the upper right of the canvas. Carmen Herrera tilts the position of the yellow polygon, so the work is not quite diagonally symmetrical.
●	Artworks of similar size created since 2010 have sold at auction for as much as almost $1 million, and include: Aquila Verde (2015), which sold for $998,421 (£ 724,300) at Phillips London on April 15, 2021, Amarillo y Negro (2010), which sold for $630,000 at Phillips New York on November 17, 2021, and Noche Verde (2016), which was purchased by Masterworks 193, LLC for $567,000 at Phillips New York on November 15, 2022.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 25.8% CAGR implied from selected sales occurring from November 15, 2011 to November 15, 2022.(1)
●	Moderate auction track-record with 17 years of transaction history and a low level of auction volume based on $2.4 million in total sales, excluding buyers premium, over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 10 sales of works by Carmen Herrera that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Private Collection

Acquired from the above by Masterworks

67

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Carmen Herrera with the following criteria: works on canvas executed 1980 to present that measure between 20 inches by 20 inches and 75 inches by 75 inches in size. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 25.8% CAGR implied from selected sales occurring from November 15, 2011 to November 15, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

68

Series 322

The Artwork held by Series 322 entitled x L x a x y x x U x p x (1970), is a single work of art by Ernie Barnes. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 36 inches by 18 inches, in a privately negotiated transaction from a private collector for $430,000 on August 10, 2023. For a biography of Ernie Barnes, see “Description of the Business — The Artists.”

●	The Artwork is a small-scale, single figure example of Ernie Barnes’ Basketball series, which features young Black men playing basketball in rural southern landscapes with makeshift hoops made from wooden peach baskets.
●	The series merges his experience as a professional athlete with his social upbringing as a young Black man in the south who attended rhythm and blues dance halls and played basketball recreationally.
●	Ernie Barnes painted figures in a style he defined as “neo-mannerist,” which captures the human body in motion with elongated limbs and closed eyes.
●	The Artwork illustrates a young Black male figure mid-air as he twists his long-limbed body into an impossible aerodynamic position to release a basketball into a peach basket hoop. The figure is bare-foot and wears a white t-shirt and blue jeans. In the background, a single, old country house in a brown, dirt landscape stands against a neutral, creamy off-white sky.
●	Auction records for artworks similar in subject created during the same period are led by One-On-One (1979), which sold for $945,000 at Christie’s New York on November 17, 2022, The Shot (1985), which sold for $508,500 at Bonhams New York on May 25, 2023, and Shootin’ the Breeze (1974), which sold for $403,200 at Christie’s New York on March 10,2023.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 36.0% CAGR implied from selected sales occurring from November 9, 2010 to May 25, 2023. (1)
●	Moderate auction track-record with 24 years of transaction history and a moderate level of auction volume based on $33 million in total sales over the previous year ending on December 31, 2022. (2)

Notes:

1.	Implied annualized price appreciation based on 10 sales of works by Ernie Barnes that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Estate of the Artist

Private Collection, Los Angeles

Acquired from the above by Masterworks

Exhibited

Los Angeles, UTA Artist Space, Ernie Barnes: Liberating Humanity From Within, November 2020, illustrated

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Ernie Barnes with the following criteria: Paintings of single figures playing basketball created before 1990. Based on our research, we could not determine the year in which Untitled was completed by the artist, but based upon certain characteristics such as subject matter, style and execution, we believe the work to have been completed prior to 1990 and thus have included it for the purposes of the similar sales analysis. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 36.0% CAGR implied from selected sales occurring from November 9, 2010 to May 25, 2023.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.
2.	Historical price appreciation for all sales of works by the artist in which we could verify the period of creation results in a 36.9% CAGR implied from selected sales occurring from February 14, 2013 to May 25, 2023.

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Series 323

The Artwork held by Series 323, entitled Hxixsx xnxaxmxex xwxaxsx xBxexnx,x xbxuxtx xhxex xpxrxexfxexrxrxexdx xBxexnxjxaxmxixnx x(xtxhxex xdxrxixfxtxwxoxoxdx xsxcxuxlxpxtxoxrx)x (2022), is a single work of art by Hernan Bas. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 72 inches by 60 inches, in a privately negotiated transaction from a private collector for $412,500 on June 15, 2023. For a biography of Hernan Bas, see “Description of the Business — The Artists.”

●	The Artwork is a part of Hernan Bas’ series known as The Conceptualists from 2022, in which Bas considers how strange mundane activities are championed when performed in the name of conceptual art. He paints portraits of conceptual artists in their unique artistic environments, whether that be in a studio or on a street. These portraits are intentionally awkward because Bas wanted to capture the defensive expressions of artists being watched while in the middle of their private practices.
●	Unlike many of his paintings which veer into the realm of abstraction, Bas maintains a sense of realism in The Conceptualists. Since the featured subjects still embody the young male figure signature of Bas’ style, the bizarre specificity of their performed actions and surroundings set these works apart from the rest of his oeuvre.
●	The Artwork is a large-scale canvas full-body portrait painting of a driftwood sculptor named Benjamin surrounded by in-progress sculptures and shelves of unused driftwood in his studio. Benjamin stands motionless in the middle of the composition; he wears black converse low-tops, cuffed blue jeans, a maroon sweatshirt under a brown apron, and a blue stone pendant on a black string. He blankly stares out, past the viewer, as if waiting to be alone to get back to sculpting.
●	Similar figurative paintings auction records are led by The Overly Prepped Boy (or The Approaching Glacier) (2010), which sold for $1,249,705 at Christie’s Hong Kong on May 26, 2022, followed by Night Flight or Midnight Migration, or My Merry Way (2008), which sold for $746,000 at Sotheby’s New York on November 18, 2021, and Secret Hideout of the Flamingo Gang (Abandoned Paddle Boats) (2014), which sold for $563,337 at Christie’s Hong Kong on May 29, 2023.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 20.4% CAGR implied from selected sales occurring from May 10, 2012 to May 29, 2023.(1)
●	Low auction track-record with 10 years of transaction history and a low level of auction volume based on $2,474,531 in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 21 sales of works by Hernan Bas that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Private Collection, New York

Acquired from the above by Masterworks

70

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Painting. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Hernan Bas with the following criteria: canvas paintings created 2009 to present, measuring over 40 inches by 40 inches to 100 inches by 100 inches, excluding works on paper, vellum, mylar, board and panel. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Painting, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Painting and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 20.4% CAGR implied from selected sales occurring from May 10, 2012 to May 29, 2023.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

71

Series 329

The Artwork held by Series 329, entitled xUxnxtxixtxlxexdx (2006), is a single work of art by Günther Förg. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 79 inches by 99 inches, in a privately negotiated transaction from a private gallery for $505,000 on June 26, 2023. For a biography of Günther Förg, see “Description of the Business — The Artists.”

●	The Artwork is a prime example of Günther Förg’s Gitterbilder (grid paintings) series, which he created from the late 1990s through the 2000s.
●	Günther Förg’s grid paintings are characterized by their uneven, overlapping grid compositions painted in sections with various solid vibrant colors. The clarity and complexity of the grids vary between paintings with some blurring into an almost indiscernible pattern while others remain completely structurally organized.
●	The Artwork is a large-scale horizontal grid painting, which features warm shades of dark reds and oranges as well as navy blue on a white background. The gestural, uneven markings of the loose grid do not reach the edge of the canvas, creating the illusion that the brushstrokes float in space.
●	Floating grid paintings have performed increasingly well at auction in recent years, bridging the gap with Günther Förg’s Spot paintings. Recent auction sales similar to the Artwork include: Untitled (2006), which sold for £ 622,500 ($859,052) at Christie’s London on June 4, 2021, Untitled (2006), which sold for £ 471,000 ($597,855) at Sotheby’s London on June 26, 2019, and Untitled (2006), which sold for £ 453,600 ($506,196) at Sotheby’s London on October 14, 2022.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 26.1% CAGR implied from selected sales occurring from September 28, 2017 to October 14, 2022.(1)

●	Significant auction track-record with 33 years of transaction history and a low level of auction volume based on $9.5 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 6 sales of works by Günther Förg that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Estate

Acquired from the above by Masterworks

72

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Günther Förg with the following criteria: “Spot” paintings on canvas, executed between 2007 and 2009 that measure 50 inches by 50 inches to 120 inches by 120 inches. Untitled (2007), was excluded due to its atypical composition. The set of similar works includes one painting currently held in the Masterworks portfolio, Masterworks 084, LLC, an affiliate of the Company, purchased at Phillips, London, Post-War and Contemporary Art Day Sale, held on October 15, 2021 for £615,400 ($846,666). Where the auction house’s buyer’s premium was unavailable, the following buyer’s premiums were applied: 10% was applied to Sans Titre (2007), which sold on December 2, 2020 at Millon & Associés SAS in Paris, Ohne Titel (Untitled) (2007), which sold on December 4, 2018 at Bruun Rasmussen in Copenhagen and Komposition (2007), which sold on October 4, 2010 at Bruun Rasmussen in Copenhagen. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 26.1% CAGR implied from selected sales occurring from September 9, 2017 to October 14, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

73

Series 336

The Artwork held by Series 336 entitled xUxnxtxixtxlxexdx (2021), is a single work of art by Ayako Rokkaku. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 46 inches by 46 inches, in a privately negotiated transaction from a private collector for $352,363 on July 19, 2023. For a biography of Ayako Rokkaku, see “Description of the Business — The Artists.”

●	The Artwork is a prime example of Ayako Rokkaku’s whimsical finger-painting style, which blurs the line between abstract and representational painting. Her mature style is characterized by her big-eyed cartoon figures floating in colorful dreamlike landscapes, often engulfed in dense cloud formations.
●	The Artwork uses Ayako Rokkaku’s signature finger-painting technique, where she moves her whole body to apply acrylic paint directly onto large-scale canvas with her hands.
●	The Artwork illustrates a little figure’s face peaking through a cloud formation in the top third of an abstract celestial landscape painting. The vibrant composition is brought to life with layers of finger-painted clouds in shades of pink, blue, purple, green, and red.
●	The artist’s auction records are led by Untitled (2017), which sold for $ 1,154,880 (JPY 160,000,000) at SBI Art Auction Co. Ltd on July 16, 2022, Untitled (2021), which sold for $ 1,310,853 (HKD 10,290,000) at Christie’s Hong Kong on May 26, 2022, and Untitled (2019), which sold for $ 1,033,761 (HKD 8,115,000) at Philips Hong Kong on June 22, 2022.
●	Auction records for artworks similar in size and style are led by Untitled (2019), which sold for $748,477 at SBI Art Auction Co, Ltd on January 29, 2022, Untitled (2020), which sold for $579,087 at K-Auction on April 27, 2022, and Untitled (2019), which sold for $506,570 at SBI Art Auction Co, Ltd on September 17, 2022.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 53.4% CAGR implied from selected sales occurring from October 27, 2018 to November 30, 2022.(1)
●	Moderate auction track-record with 16 years of transaction history and a moderate level of auction volume based on $32.2 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 11 sales of works by Ayako Rokkaku that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Private Collection

Acquired from the above by Masterworks

Exhibited

Berlin, KÖNIG GALERIE Berlin, Born in the Fluffy Journey, June - July 2021

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History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Ayako Rokkaku with the following criteria: Square paintings on canvas created since 2016 that measure between 35 inches and 55 inches in size and include at least one figure. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 53.4% CAGR implied from selected sales occurring from October 27, 2018 to November 30, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

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Series 338

The Artwork held by Series 338 entitled xUxnxtxixtxlxexdx (2007), is a single work of art by Günther Förg. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 98 inches by 165 inches, in a privately negotiated transaction from a private gallery for $805,000 on July 20, 2023. For a biography of Günther Förg, see “Description of the Business — The Artists.”

●	The Artwork is characteristic of Günther Förg’s Spot Paintings series, the artist’s last major body of work and the culmination of his liberated painting practice. The series was partially inspired by photographs of Francis Bacon’s studio, which illustrate how Bacon cleaned his brushes by wiping excess paint directly onto his walls and door. Förg connected Bacon’s cleaning technique to the spots of paint left on the paper or cloth he used when he cleaned his brushes.
●	Günther Förg’s Spot Paintings pay homage to the act of painting through visible brush strokes, harmonious color theory, and purely abstract compositions.
●	The Artwork features vibrant spots of paint evenly distributed across the white background of a large-scale horizontal canvas. The organic spots reveal the variety of paint brushes and pigments used through their variety in shape, size, chroma, and opacity.
●	Other artworks from the Spot Paintings series make up seven of Günther Förg’s top ten auction records, led by Untitled (2007), which sold for $1,220,000 at Sotheby’s New York on November 14, 2019, followed by Sans Titre (2008), which sold for € 980,000 ($1,161,268) at Christie’s Paris on June 30th, 2021, and Untitled (2008), which sold for $1,159,417 at Phillips London on March 3, 2022.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 32.0% CAGR implied from selected sales occurring from October 4, 2010 to September 30, 2022.(1)
●	Significant auction track-record with 33 years of transaction history and a low level of auction volume based on $9.5 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 14 sales of works by Günther Förg, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Private Collection

Acquired from the above by Masterworks

Exhibitions

Neuss, Langen Foundation, Leiko Ikemura - Günther Förg - Zwischenräume, June - November 2007

St. Georgen, Kunstraum Grässlin, Günther Förg - Works from the Collection May - December 2012

Amsterdam, Stedelijk Museum, Günther Förg: A Fragile Beauty, May - October 2018

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History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Günther Förg with the following criteria: Spot Paintings over 70 inches in size. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 32.0% CAGR implied from selected sales occurring from October 4, 2010 to September 30, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

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Series 339

The Artwork held by Series 339, entitled xUxnxtxixtxlxexdx (2019), is a single work of art by Adrian Ghenie. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 92 inches by 68 inches, at Sotheby’s The Now Evening Auction in London on June 27, 2023 for £1,262,809 or $1,603,288 based on the effective exchange rate provided by J.P Morgan Chase Bank. For a biography of Adrian Ghenie, see “Description of the Business — The Artists.”

●	The Artwork exemplifies Adrian Ghenie’s haunting hybridization of representation and abstraction inspired by his dual interest in old master painting and Abstract Expressionism. This formal tension reflects Ghenie’s controversial subject matter, which seeks to understand people’s mindsets in dark moments of social tumult.
●	The artist’s interest in cinematography also infuses his work with dramatic lighting and compositions that resemble a set design.
●	The Artwork oscillates between representation and abstraction. Adrian Ghenie strategically paints brushstrokes to delineate a glass coffee table with a red couch behind it in the foreground of a warmly lit, neutral brown interior. Two disembodied socked legs sit on the couch, and exaggerated swaths of pale, fleshy pigment replace the figure’s torso. The upper half of the canvas explodes into a completely abstract collection of gestural red, brown, white, gray and black brushstrokes.
●	Similar abstract paintings depicting one figure make up four of Adrian Ghenie’s top ten auction records, and are led by Pie Fight Interior 12 (2014), which sold for $10,326,314 at Christie’s Hong Kong on May 26, 2022, Collector I (2008), which sold for $8,496,590 at Christie’s Hong Kong on May 24, 2021, and Charles Darwin at the Age of 75 (2014), which sold for $7,424,700 at Christie’s Hong Kong on December 1, 2021.
●	A slightly larger, but very similar work created the same year as the Artwork just sold at auction this past spring when Figure on the Beach (2019) sold for $2,523,596 at Sotheby’s Hong Kong on April 5, 2023.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 18.2% CAGR implied from selected sales occurring from October 29, 2013 to April 5, 2023.(1)

●	Moderate auction track-record with 12 years of transaction history and a moderate level of auction volume based on $49.9 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 23 sales of works by Adrian Ghenie that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Nicodim Gallery, Los Angeles

Private Collection

Sotheby’s London, June 27, 2023, Lot 15

Acquired from the above by Masterworks

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Painting. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Painting by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Adrian Ghenie with the following criteria: Abstract figurative oil on canvas paintings created since 2010 that measure under 105 inches by 105 inches, excluding bust-length portraits, such as works from the Lidless Eye series. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Painting, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Painting and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 18.2% CAGR implied from selected sales occurring from October 29, 2013 to April 5, 2023.

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Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

Series 340

The Artwork held by Series 340, entitled xUxnxtxixtxlxexdx x(xWxoxmxaxnx xLxoxoxkxixnxgx xLxexfxtx)x (2016), is a single work of art by Kerry James Marshall. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 25 inches by 22 inches, at Sotheby’s Modern and Contemporary Evening Auction, featuring Face to Face: A Celebration of Portraiture in London on June 27, 2023 for £3,073,000 or $ 3,901,911 based on the effective exchange rate provided by J.P Morgan Chase Bank. For a biography of Kerry James Marshall, see “Description of the Business — The Artists.”

●	The Artwork is a wonderful example of Kerry James Marshall’s portrait paintings of Black figures.
●	Using traditional painting techniques inspired by Italian Renaissance and Flemish paintings, Marshall interrogates tropes about the Black body in Western art history and contemporary society. He explores Black identities in his paintings by literally using black paint for his figures’ skin rather than more naturalistic shades of brown.
●	The Artwork is a three-quarters view portrait of a Black woman turned to the left, her skin painted in Kerry James Marshall’s signature black pigment.
●	The figure’s posture is relaxed, and she smiles gently with her mouth opening just enough to reveal her top teeth. Her natural, kinky hair is pulled back into a simple updo, and she wears a loose collared patchwork jacket with yellow and patterned indigo fabrics and beige gingham sleeves. She also wears a dangling pearl earring with a black and red rectangular charm. The background is painted a vibrant yellow-green green and the back of a red chair peeks out from under her left arm.
●	Due to their high demand, portrait paintings by Kerry James Marshall do not frequently go to auction, and when they do they have achieved prices as high as $7.5 million, including: Nat-Shango (Thunder) (1991), which sold for $7,500,000 at Christie’s New York on May 11, 2021, followed by Untitled (Painter) (2008), which sold for $7,325,800 at Sotheby’s New York on May 1, 2019, and Untitled (Masked Boy) (2014), which sold for $5,734,800 at Sotheby’s New York on May 18, 2023.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 33.7% CAGR implied from selected sales occurring from March 16, 2006 to May 18, 2023.(1)

●	Moderate auction track-record with 17 years of transaction history and a moderate level of auction volume based on $14.7 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 13 sales of works by Kerry James Marshall that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

David Zwirner, New York

Private Collection

Sotheby’s London, June 27, 2023, Lot 108

Acquired from the above by Masterworks

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Literature

Charles Gaines, Greg Tate and Laurence Rassel, Kerry James Marshall, New York, 2017, p. 137, illustrated in color

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Kerry James Marshall with the following criteria: portrait paintings of a single figure. Where the price with buyer’s premium was not listed, it was calculated based on the auction house’s terms and conditions. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 33.7% CAGR implied from selected sales occurring from March 16, 2006 to May 18, 2023.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

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Series 343

The Artwork held by Series 343 entitled xUxnxtxixtxlxexdx (2022), is a single work of art by Ayako Rokkaku. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 47 inches by 59 inches, in a privately negotiated transaction from a private advisor for $470,000 on July 25, 2023. For a biography of Ayako Rokkaku, see “Description of the Business — The Artists.”

●	The Artwork is a prime example of Ayako Rokkaku’s whimsical finger-painting style, which blurs the line between abstract and representational painting.
●	Rokkaku’s mature style is characterized by her big-eyed cartoon figures floating in colorful dreamlike landscapes, often engulfed in dense cloud formations.
●	The Artwork uses Ayako Rokkaku’s signature finger-painting technique, where she moves her whole body to apply acrylic paint directly onto large-scale canvas with her hands.
●	The Artwork is a performance painting Ayako Rokkaku created at the 2022 edition of the art fair Asia Now in Paris.
●	The Artwork illustrates a young girl floating in the top right quadrant of a vibrant abstract landscape. The figure is painted in Ayako Rokkaku’s signature big-eyed cartoon style; her curly blond updo, extended arms, and torso disappear into the colorful painterly background. Forms resembling watermelon slices and clouds emerge from the layers of abstract fingerprint markings in shades of yellow, green, blue, pink, purple, and white.
●	Artworks similar in scale and subject have achieved auction records that surpass one million dollars, led by Untitled (2021), which sold for $1,310,853 (HKD 10,290,000) at Christie’s Hong Kong on May 26, 2022, Untitled (2019), which sold for $1,033,761 (HKD 8,115,000) at Philips Hong Kong on June 22, 2022, and Untitled (ARP19-017) (2019), which sold for $659,393 (HKD 5,166,000) at Christie’s Hong Kong on May 28, 2023.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 71.4% CAGR implied from selected sales occurring from March 31, 2019 to May 28, 2023.(1)
●	Moderate auction track-record with 16 years of transaction history and a moderate level of auction volume based on $32.2 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 15 sales of works by Ayako Rokkaku that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Private Gallery

Private Collection

Acquired from the above by Masterworks

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Ayako Rokkaku with the following criteria: paintings on canvas created since 2015 that measure between 40 inches and 80 inches in size and include at least one figure. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 71.4% CAGR implied from selected sales occurring from March 31, 2019 to May 28, 2023.

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Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

82

Series 344

The Artwork held by Series 344 entitled xAxfxtxexrx xSxcxhxoxoxlx (ca. 1971-1972), is a single work of art by Ernie Barnes. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 20 inches by 30 inches, in a privately negotiated transaction from a private gallery for $440,000 on July 14, 2023.

●	The Artwork exemplifies Ernie Barnes’ lively paintings of everyday Black joy, many of which take place at bars and dance halls.
●	Ernie Barnes painted in a style he defined as “neo-mannerist,” which features figures with elongated limbs and closed eyes and captures the human body in motion.
●	The Artwork is a horizontal painting of a man in a white t-shirt and blue jeans and a woman in a red minidress dancing next to a jukebox inside a bar with wooden walls, support beam, and floor.
●	The Artwork is painted from the perspective of the bartender as evinced by the long wooden bar top that spans the bottom of the canvas. Besides the two figures and the jukebox, a chair, a glass, a bottle, and two books at the bar are the only objects in the room. A window and windowed door look out to a tree-lined landscape.
●	Auction records of artworks similar in size and subject matter to The Artwork by Ernie Barnes are led by The Maestro (ca. 1971), which sold for $882,375 at Bonhams New York on May 26, 2022, followed by The Tunesmith (1978), which sold for $630,000 at Sotheby’s New York on November 16, 2022, and The Winning Shot (1970), which sold for $592,200 at Christie’s New York on May 12, 2023.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 32.0% CAGR implied from selected sales occurring from February 19, 2008 to May 16, 2023.(1)
●	Moderate auction track-record with 24 years of transaction history and a moderate level of auction volume based on $33 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 11 sales of works by Ernie Barnes that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Private Collection

Private Gallery

Private Collection

Acquired by Masterworks from the above

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History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Ernie Barnes with the following criteria: Horizontal paintings between 15 inches and 40 inches in size that feature less than 5 figures in a bar or domestic interior scene, excluding diptychs and Two Clowns Playing Pool as Another Looks On due to poor condition. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 32.0% CAGR implied from selected sales occurring from February 19, 2008 to May 16, 2023.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

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Series 345

The Artwork held by Series 345 entitled x T x r x i x p x l x e x x P x o x r x t x r x a x i x t x x f x r x o x m x x t x h x e x x Y x a x r x d x (2012), is a single work of art by Barkley L. Hendricks. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 72 inches by 48 inches, in a privately negotiated transaction from a private collector for $2,000,000 on August 8, 2023. For a biography of Barkley L. Hendricks, see “Description of the Business — The Artists.”

●	The Artwork is a late-career example of Barkley L. Hendricks’ portrait painting practice, which utilized Old Master painting techniques to foreground contemporary Black subjects.
●	Barkley L. Hendricks’ portrait paintings are characterized by their naturalistic representations of frequently fashion-forward, admired Black individuals against solid or minimal backgrounds.
●	The Artwork is a full-length portrait of a single Black male figure wearing an oversized graphic t-shirt with a one-dollar bill design, baggy blue jeans with a patch on the left knee, and a gold watch. He faces the viewer, standing motionless with his arms relaxed by his sides. He holds a pair of glasses in his right hand and furrows his brow slightly as he lifts his gaze to meet the viewer. The top fifth of the background is covered in a textured gold foil, while the rest is painted solid black.
●	Artworks similar in subject and scale, but executed in an earlier period, have achieved auction records led by Stanley (1971), which sold for $6,100,000 at Christie’s New York on May 17, 2023, Brenda P (1974), which sold for $2,175,000 at Sotheby’s New York on May 16, 2018, and Dancer (1977), which sold for $2,055,000 at Sotheby’s New York on May 17, 2018.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 41.7% CAGR implied from selected sales occurring from October 8, 2009, to May 17, 2023.(1)
●	Moderate auction track-record with 15 years of transaction history and a low level of auction volume based on $22,000 in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 10 sales of works by Barkley L. Hendricks that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Jack Shainman Gallery, New York

Private Collection

Acquired from the above by Masterworks

Exhibited

New York, Jack Shainman Gallery, Heart Hands Eyes Mind, February - April 2013

Literature

Victoria L. Valentine, “At Jack Shainman, Barkley L. Hendricks Captures Moments in Time,” Arts Observer, New York, 2013, web, illustrated in color

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History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Barkley L. Hendricks with the following criteria: At least three-quarters length portrait of a single figure standing, excluding diptychs. This set includes the artist’s auction record painting Stanley (1971), which is an extraordinary example. If excluding Stanley (1971), the set achieves a 44.2% CAGR from 11 sales occurring from October 8, 2009, to November 14, 2018. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 41.7% CAGR implied from selected sales occurring from October 8, 2009, to May 17, 2023.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

86

Series 346

The Artwork held by Series 346 entitled xUxnxtxixtxlxexdx (2016), is a single work of art by Ayako Rokkaku. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 47 inches by 75 inches, in a privately negotiated transaction from an auction house for $487,500 on July 17, 2023. For a biography of Ayako Rokkaku, see “Description of the Business — The Artists.”

●	The Artwork is a prime example of Ayako Rokkaku’s whimsical finger-painting style, which blurs the line between abstract and representational painting. Her mature style is characterized by her big-eyed cartoon figures floating in colorful dreamlike landscapes, often engulfed in dense cloud formations.
●	The Artwork uses Ayako Rokkaku’s signature finger-painting technique, where she moves her whole body to apply acrylic paint directly onto large-scale canvas with her hands.
●	The Artwork illustrates a young girl with her arms outstretched in a vibrant dream landscape. The figure is painted in Ayako Rokkaku’s big-eyed cartoon style; her curly blond updo and blue dress fade into the colorful painterly background. Sprinkled between abstract fingerprints of yellow, green, blue, red, and white, pink flowers decorate the composition. Faint outlines of woodland creatures, snails, and bees locate the work in a lively, natural landscape.
●	Auction records for artworks of similar scale and style are led by Untitled (2019), which sold for $1,033,761 (HKD 8,115,000) at Philips Hong Kong on June 22, 2022, Untitled (无题) (2020), which sold for $647,455 at Cuppar Auction in Beijing on July 24, 2022, and Untitled (2018), which sold for $552,552 at Seoul Auction on August 24, 2021.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 82.6% CAGR implied from selected sales occurring from March 31, 2019 to July 24, 2022.(1)
●	Moderate auction track-record with 16 years of transaction history and a moderate level of auction volume based on $32.2 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 9 sales of works by Ayako Rokkaku that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Gallery Delaive, Amsterdam

Private Collection

Acquired from the above by Masterworks

Exhibited

Amsterdam, Gallery Delaive, Sealed Reminiscence, May - July 2016

87

Literature

Exh. cat, Amsterdam, Gallery Delaive, Ayako Rokkaku: Bright wind, another step, May - July, 2018, n.p.

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Ayako Rokkaku with the following criteria: Horizontal paintings on canvas created since 2015 that measure between 40 and 90 inches in size and contain at least one figure. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 82.6% CAGR implied from selected sales occurring from March 31, 2019 to July 24, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

88

Series 348

The Artwork held by Series 348 entitled xRxaxixnxcxoxaxtx xTxrxixpxtxyxcxhx (1982), is a single work of art by Alex Katz. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 78 inches by 180 inches, in a privately negotiated transaction from an auction house for $1,625,000 on July 25, 2023. For a biography of Alex Katz, see “Description of the Business — The Artists.”

●	The Artwork is a prime example of Alex Katz’s large-scale portrait paintings, which highlight contemporary fashion.
●	Inspired by magazines, movie screens, and billboards, Alex Katz employs tight cropping and monochrome backgrounds in his portraits.
●	The Artwork is a large-scale triptych featuring individual close up portraits of three women wearing raincoats.
●	The two exterior portraits feature the same pale, blue-eyed woman with dark brown hair pulled back into a ponytail. In the far left painting, she wears a gray, red-lined raincoat and opens her lips to show her teeth in a gentle smile. While in the far right painting, she wears a bright blue, unlined raincoat and keeps her mouth closed as she smiles. In both portraits, her torso turns slightly to the left, and she clutches her coat closed at her chest. The light brown-eyed woman with short brown hair in the central portrait turns her head slightly in the opposite direction so her torso faces the viewer straight on. She wears a dark tan trench coat with a patterned fuchsia scarf peeking out from under the collar and a single dangling earring with a fuchsia gem.
●	Auction records for artworks similar in scale and subject are led by The Red Band (1978), which sold for $3,166,000 at Sotheby’s New York on October 28, 2020, East Interior (1978), which sold for $2,530,500 at Sotheby’s New York on May 19, 2022, and Rackstraw and Pamela (1976), which sold for $2,470,000 at Sotheby’s New York on May 19, 2022.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork since January 1, 2000: 12.8% CAGR implied from selected sales occurring from May 14, 2002, to November 16, 2022.(1)
●	Significant auction track-record with 38 years of transaction history and a low level of auction volume based on $9.3 million in total sales over the previous year ending on December 31, 2021.(2)

Notes:

1.	Implied annualized price appreciation based on 12 sales of works by Alex Katz that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Marlborough, New York

Private Collection

Private Collection

Acquired from the above by Masterworks

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Exhibited

New York, Marlborough, A Tribute to Alex Katz, November 2022 - January 2023

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Alex Katz with the following criteria: paintings created between 1970 and 1995 of forward facing female or group portraits that feature clothing/fashion, larger than 60 inches by 90 inches, excluding nudes and Blue Umbrella #2 (1972) due to the overall desirability of the work. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. Since January 1, 2000, the realized prices comprised by this set of transactions have increased at an estimated 12.8% CAGR implied from selected sales occurring from May 14, 2002 to November 16, 2022. The realized prices comprised by the entire set of transactions have increased at an estimated 11.3% CAGR implied from selected sales occurring from February 23, 1990 to November 16, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.
2.	Historical price appreciation for all sales of works by the artist that satisfy the objective criteria stated, including the sale date, period of creation and size parameters, without filtering for subjective visual characteristics, results in a 11.0% CAGR implied from 18 sales of paintings, occurring from February 23, 1990 to November 16, 2022.

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Series 370

The Artwork held by Series 370 entitled xUxnxtxixtxlxexdx (2021), is a single work of art by Ayako Rokkaku. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 55 inches by 79 inches, in a privately negotiated transaction from a private collector for $500,000 on July 21, 2023. For a biography of Ayako Rokkaku, see “Description of the Business — The Artists.”

●	The Artwork exemplifies Ayako Rokkaku’s whimsical finger-painting style, which blurs the line between abstract and representational painting. Her mature style is characterized by her big-eyed cartoon figures floating in colorful dreamlike landscapes, often engulfed in dense cloud formations.
●	The Artwork uses Ayako Rokkaku’s signature finger-painting technique, where she moves her whole body to apply acrylic paint directly onto large-scale canvas with her hands.
●	The Artwork depicts a whimsical dream world with organic shapes that resemble fluffy pink clouds, blue and green bubbles, pink cartoon flowers, and Santa Claus hats. Centered in the right side of the canvas, a single big-eyed face peeks out from a pink cloud formation.
●	Auction records for artworks of similar scale and style are led by Untitled (2019), which sold for $ 1,033,761 (HKD 8,115,000) at Philips Hong Kong on June 22, 2022, Untitled (无题) (2020), which sold for $647,455 at Cuppar Auction in Beijing on July 24, 2022, and Untitled (2018), which sold for $552,552 at Seoul Auction on August 24, 2021.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 82.6% CAGR implied from selected sales occurring from March 31, 2019 to July 24, 2022.(1)
●	Moderate auction track-record with 16 years of transaction history and a moderate level of auction volume based on $32.2 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 9 sales of works by Ayako Rokkaku that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Konig Gallery

Private Collection

Acquired from the above by Masterworks

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History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Ayako Rokkaku with the following criteria: Horizontal paintings on canvas containing at least one figure created since 2015, between 40 inches by 40 inches and 100 inches by 100 inches in size. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 82.6% CAGR implied from selected sales occurring from March 31, 2019 to July 24, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

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Series 372

The Artwork held by Series 372 entitled xExcxrxixtxuxrxex xNxox.x x4x6x-x7x5x (1975), is a single work of art by Park Seo-Bo. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 38 inches by 51 inches, in a privately negotiated transaction from a private collector for $560,000 on July 26, 2023. For a biography of Park Seo-Bo, see “Description of the Business — The Artists.”

●	Park Seo-Bo’s Écriture series, or Myobop in Korean, is his most famous and commercially desirable series. As its title suggests, Écriture reflects on drawing and writing techniques as well as the more religious connotations of the word “scripture,” specifically as it relates to ancient Buddhist scriptures in Korea.
●	Park Seo-Bo began his Écriture series in 1967 and creates his paintings by repeatedly incising pencil lines into a freshly painted monochrome canvas. He is interested in the tensions and harmonies that arise between different materials on a canvas.
●	The Artwork features nine condensed horizontal rows of vertical pencil markings that tilt slightly to the right. The medium-weight graphite pencil markings are evenly distributed across the off-white painted canvas.
●

Park’s auction records are led three Écriture paintings: Ecriture No. 37-75-76 (1975/76), which sold for $2,079,689 (HKD 16,320,000) at Sotheby’s Hong Kong on March 31, 2018, Ecriture No. 65-75 (Writing No. 65-75) (1975), which sold for $1,212,600 (HKD 9,400,000) at Christie’s Hong Kong on November 28, 2015, and Écriture No.1~81, which sold for $1,001,000 (KRW 1,100,000,000), excluding buyer’s premium, at Seoul Auction on September 27, 2016.

●	Artworks from the same series that are similar in scale have achieved auction records of led by Écriture No. 15-76 (1976), which sold for $997,131 at Christie’s Hong Kong on May 28, 2023, followed by Écriture No. 10-78 (1978), which sold for $954,569 at K-Auction on July 17, 2019, and Écriture No. 96-75 (1975), which sold $901,638 at Phillips Hong Kong on November 25, 2018.
●	The Artwork previously sold for $495,000 at Sotheby’s New York on November 17, 2017 and for $277,500 at Sotheby’s Hong Kong on March 12, 2015.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 29.3% CAGR implied from selected sales occurring from March 31, 2006 to May 28, 2023.(1)
●	Moderate auction track-record with 17 years of transaction history and a moderate level of auction volume based on $10.5 million in total sales over the previous year ending on December 31, 2021.(2)

Notes:

1.	Implied annualized price appreciation based on 8 sales of works by Park Seo-Bo, including two previous sales of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Private Collection

Sotheby’s Hong Kong, March 2015, Lot 79

Private Collection

Sotheby’s New York, November 17, 2017, Lot 212

Private Collection

Acquired from the above by Masterworks

Exhibited

Seoul, National Museum of Modern and Contemporary Art, 1st Contemporary Art Exhibition, December 1975

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History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork] by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Park Seo-Bo with the following criteria: Horizontal Écriture paintings created between 1967 and 1987 that measure between 30 inches and 75 inches in size. Where the price with buyer’s premium was not listed, it was calculated based on the auction house’s terms and conditions of sale. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 29.3% CAGR implied from selected sales occurring from March 31, 2006 to May 28, 2023.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

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Series 374

The Artwork held by Series 374 entitled xIxtx’xsx xAxlxlx xOxrxgxaxnxixcx (2019), is a single work of art by Shara Hughes. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 48 inches by 40 inches, in a privately negotiated transaction from an auction house for $600,000 on July 25, 2023. For a biography of Shara Hughes, see “Description of the Business — The Artists.”

●	Shara Hughes’ landscape paintings depict imagined compositions of flora and fauna rather than a specific place in the world. Inspired by art historical movements like Surrealism, Fauvism, and Symbolism, Hughes blurs the boundary between representation and abstraction.
●	Shara Hughes intuitively paints her invented landscapes, often without previously sketching the composition. She employs a vibrant color palette that she mixes directly on the canvas to create unique hues.
●	The Artwork illustrates a massive ocean swell at sunset in Shara Hughes’ signature vibrant color palette. The composition is dominated by the blue and purple swell, which picks up oceanic debris, like shells, starfish, and sea dollars as it spirals into a peak. In the background, the water appears calm at the horizon line that meets the fiery red, orange, yellow, and pink sky.
●	Landscape paintings makeup Shara Hughes top three auction records: Spins from Swiss (2017), which sold for $2,940,000 at Christie’s New York on May 10, 2022, Naked Lady (2019), which sold for $2,712,916 (£2,031,500) at Sotheby’s London on March 2, 2022, and Ignoring the Present (2018), which sold for $1,744,000.
●	Artworks similar in size and subject have achieved auction highs in excess of one million dollars, led by Weeping Blur (2018), which sold for $1,134,000 at Christie’s New York on May 13, 2022, followed by Milky Way (2016), which sold for $698,500 at Phillips New York on May 16, 2023, and I Am an Island (2016), which sold for $693,000 at Sotheby’s New York on May 19, 2022.
●	The Artwork previously sold at auction for $539,512 at K-Auction in Seoul on November 24, 2021.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 46.8% CAGR implied from selected sales occurring from November 26, 2017 to June 13, 2023.(1)
●	Low auction track-record with 10 years of transaction history and a moderate level of auction volume based on $30.2 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 28 sales of works by Shara Hughes, including one past sale of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Galerie Eva Presenhuber, New York

K Auction, Seoul, November 24, 2021, Lot 73

Private Collection

Acquired from the above by Masterworks

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History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Shara Hughes with the following criteria: vertical paintings of natural landscapes that measure between 20 inches by 20 inches and 60 inches by 60 inches in size. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 46.8% CAGR implied from selected sales occurring from November 26, 2017 to June 13, 2023.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

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Series 377

The Artwork held by Series 377 entitled x U x n x t x i x t x l x e x d x (2014), is a single work of art by Christine Ay Tjoe. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 23.5 inches by 31.5 inches, in a privately negotiated transaction from a private gallery for $245,000 on August 9, 2023. For a biography of Christine Ay Tjoe, see “Description of the Business — The Artists.”

●	The Artwork is a small-scale example of Christine Ay Tjoe’s predominantly red palette abstract paintings, which characterize her practice in the 2010s.
●	Red’s associations with desire and prosperity as well as danger and violence highlight the contradictions of the human condition that Ay Tjoe explores in her paintings.
●	The Artwork is a dynamism vibrant red composition that features layers of horizontal brush strokes in shades of crimson. Etched ovular forms follow the movement of the brush strokes, resembling fish swimming with the current in a red sea.
●	Auction records of artworks similar in scale and subject are led by When I Construct a Way of Going Home #3 (2012), which sold for 385,055 at Christie’s Hong Kong on December 2, 2021, Layers of Transcendence (2012), which sold for $308,464 at Sotheby’s Hong Kong on April 20, 2021, and View in Blue 02 (2014), which sold for $253,097 at Sotheby’s Singapore on August 28, 2022.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 18.5% CAGR implied from selected sales occurring from October 6, 2013 to August 28, 2022.(1)
●	Moderate auction track-record with 17 years of transaction history and a low level of auction volume based on $7.1 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 6 sales of works by Christine Ay Tjoe that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Private Collection

Acquired from the above by Masterworks

Exhibited

New York, Mnuchin Gallery, Joan Mitchell—Christine Ay Tjoe, February - March 2023

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History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Christine Ay Tjoe with the following criteria: Paintings created since 2010 that measure under 50 inches in size, excluding figurative compositions. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 18.5% CAGR implied from selected sales occurring from October 6, 2013 to August 28, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

Artist Metrics

“Sharpe Ratio”

Artist	Sharpe Ratio
Christine Ay Tjoe	1.31
Ernie Barnes	N/A
Herman Bas	N/A
George Condo	0.77
Günther Förg	N/A
Helen Frankenthaler	1.64
Adrian Ghenie	N/A
Barkley L. Hendricks	N/A
Carmen Herrera	N/A
Shara Hughes	1.12
Alex Katz	0.53
Kerry James Marshall	N/A
Laura Owens	N/A
Seo-Bo Park	N/A
Elizabeth Peyton	N/A
Ayako Rokkaku	N/A

Record Price Appreciation

Artist	Compound Annual Growth Rate (“CAGR”)	First Record Price	First Record Price Date	Last Record Price	Last Record Price Date
Christine Ay Tjoe	45.9%	$3,341	November 26, 2006	$1,416,635	December 31, 2022
Ernie Barnes	45.0%	$2,250	October 19, 1999	$13,026,201	December 31, 2022
Herman Bas	18.0%	$75,000	May 11, 2006	$1,173,333	December 31, 2022
George Condo	23.5%	$2,500	May 6, 1986	$5,805,900	December 31, 2022
Günther Förg	11.7%	$38,000	May 8, 1990	$1,426,635	December 31, 2022
Helen Frankenthaler	18.0%	$11,000	May 9, 1984	$6,700,000	December 31, 2022
Adrian Ghenie	68.6%	$18,000	March 8, 2011	$8,662,588	December 31, 2022
Barkley L. Hendricks	60.3%	$3,250	May 5, 2008	$3,300,000	December 31, 2022
Carmen Herrera	32.7%	$25,000	November 20, 2006	$2,400,000	December 31, 2022
Shara Hughes	109.3%	$1,838	April 11, 2013	$2,425,000	December 31, 2023
Alex Katz	13.3%	$28,000	May 9, 1984	$3,444,098	December 31, 2022
Kerry James Marshall	38.3%	$80,000	March 16, 2006	$18,500,000	December 31, 2022
Laura Owens	26.9%	$7,500	November 17, 2000	$1,450,000	December 31, 2022
Seo-Bo Park	27.8%	$28,000	March 31, 2006	$1,720,331	December 31, 2022
Elizabeth Peyton	16.8%	$60,000	May 17, 2000	$2,016,667	December 31, 2022
Ayako Rokkaku	43.1%	$4,711	November 17, 2007	$1,062,566	December 31, 2022

Median Repeat Sale Pair Appreciation

Artist	Median Repeat Sale Pair Appreciation Rate	Number of Repeat Sales	First Repeat Sale Pair Date	Last Repeat Sale Pair Date
Christine Ay Tjoe	19.5%	20	May 22, 2001	November 30, 2022
Ernie Barnes	N/A	N/A	N/A	N/A
Herman Bas	11.3%	5	February 12, 2010	December 1, 2022
George Condo	17.4%	79	May 6, 1992	December 14, 2022
Günther Förg	15.0%	11	May 27, 2006	June 30, 2022
Helen Frankenthaler	13.2%	33	May 8, 1984	September 28, 2022
Adrian Ghenie	2.2%	9	October 16, 2014	October 13, 2022
Barkley L. Hendricks	73.0%	2	February 23, 2010	November 17, 2020
Carmen Herrera	N/A	N/A	N/A	N/A
Shara Hughes	68.3%	15	December 11, 2013	December 1, 2022
Alex Katz	9.4%	40	May 4, 1989	November 17, 2022
Kerry James Marshall	N/A	N/A	N/A	N/A
Laura Owens	15.9%	2	November 12, 2004	March 9, 2018
Seo-Bo Park	43.5%	2	March 31, 2006	July 9, 2020
Elizabeth Peyton	8.2%	8	November 14, 2002	November 16, 2022
Ayako Rokkaku	50.1%	5	February 25, 2010	April 28, 2022

While the data above reflects, in part, historical price appreciation in the value of selected works by artists of each relevant series, investors in these series will only receive net proceeds from the sale of the Artwork, if any, after the sale of the Artwork and only after reduction of fees and expenses payable by the company are paid. In addition, the past performance of the relevant artists’ artworks is not necessarily indicative of future performance. Accordingly, investors should not place undue reliance on the historical trends reflected in this data.

INDICES ARE UNMANAGED. AN INVESTOR CANNOT INVEST DIRECTLY IN AN INDEX. INDICES ARE USED FOR COMPARATIVE MODELING PURPOSES ONLY. THE TIMING OF TRANSACTIONS RELATING TO AN ASSET OR PORTFOLIO, ADVISORY, AND TRANSACTION FEES, AND OTHER MANAGEMENT ACTIVITIES CAN CREATE SIGNIFICANT DIFFERENCES BETWEEN THE PERFORMANCE OF AN INDEX AND AN INVESTMENT SEEKING SIMILAR OR SUPERIOR RELATIVE PERFORMANCE RESULTS.

The above disclosures in this section represent auction sales only and do not purport to include data regarding the total number of the relevant artists’ artworks currently in existence. The Company has been unable to find a reliable source of information regarding the total number of the relevant artists’ artworks currently in existence and therefore is unable to provide such information at this time.

Management Services

There are various services required to manage our business and maintain the Artwork of each series. Pursuant to a management services agreement that will be entered into prior to the initial closing of the initial series offerings among us, Masterworks Cayman and the Administrator, the Administrator will manage all entity-level and asset management services relating to our business, each series and the Artwork of each series. Masterworks Cayman will issue its SPC Preferred shares to the Administrator at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement and have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by each series. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. After vesting, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1 in the Administrator’s sole discretion. The management services fee may commence before the final closing date of such series offering in the limited circumstances described above because occasionally Masterworks issuers experience delays in receipt of investor subscription funds which delays the final closing of each series, however, the provision of management services commences when the Artwork of each series is acquired by the Company which occurs on the date of the initial closing of a series offering. The Administrator may also reduce unearned management fees or voluntarily forfeit any unvested management fees in its sole discretion.

Any extraordinary costs or non-routine services, if any, will be managed and paid for by the Administrator, but such extraordinary costs will be reimbursed upon the sale of the Artwork of a series or a sale of our Company, as applicable. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.

Ordinary and necessary entity-level administrative and maintenance costs include:

●	Organizational costs
●	Costs associated with SEC filings and compliance with applicable laws;
●	Transfer agent fees, if any;

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●	Costs associated with listing shares for secondary sales on an alternative trading system, trading fees, brokerage account fees, and compliance with state securities laws;
●	Governance, including compensation of our officers and independent manager(s);
●	Advisory services related to investments in Masterworks financial products;
●	Art market research;
●	Investor relations services;
●	Distribution and other fees associated with each series offering; and
●	Accounting, audit and tax preparation and reporting.

Ordinary and necessary Artwork-level administrative and maintenance costs include:

●	Storage costs;
●	Insurance costs;
●	Display or gallery costs;
●	Valuation and appraisal services;
●	Inspection costs; and
●	Crating and shipping costs related to traveling exhibitions.

Extraordinary or non-routine costs for which the Administrator shall be entitled to seek reimbursement from us, as applicable, include:

●	Payments associated with litigation, judicial proceedings or arbitration (regardless of whether or not we are a named defendant or party to such litigation), including, without limitation, attorneys’ fees, settlements or judgments;
●	Costs associated with any material transactions, such as any third-party costs and expenses incurred in connection with any merger, third-party tender offer or other similar transaction;
●	Costs and taxes, if any, associated with selling the Artwork of a series; and
●	Conservation, restoration, reframing and other expenditures that increase the value of the Artwork of a series.

Sale of the Artwork of a series without a third-party intermediary:

●	Masterworks may determine to sell the Artwork of each series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.

Our agreements with our affiliated entities raise various conflicts of interests in which the best interest of our Administrator and our affiliates may differ from the best interest of holders of the Class A shares of a series.

Conflicts of Interest include but are not limited to the following:

●	Masterworks may at some point in the future seek to register to become a broker-dealer and a member of FINRA to enable it to earn transactional fees for trading the Class A shares of a series or it may seek to earn administrative or other fees or recoup its costs associated with making a trading market available. The operation of a trading market in the Class A shares of a series by Masterworks or the receipt of trading or administrative fees would create conflicts of interest. If such activities generate profits, our affiliates will be incentivized not to sell the Artwork of a series, even in situations in which a sale of the Artwork of a series is in the best interest of holders of the Class A shares of such series. Masterworks does not earn any fees from operation of the Templum ATS and currently bears all of the costs associated with such operation as part of its management services.

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●	In exchange for management and custodial services and paying all ordinary and necessary operating costs and expenses, Masterworks will receive SPC Preferred shares of Masterworks Cayman, which will be subject to vesting provisions set forth in the management services agreement. Because the SPC Preferred shares carry a $20.00 per share liquidation preference over SPC Ordinary shares held by the applicable series, Masterworks management fees are paid in priority to any payments to shareholders. After vesting, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1 in the Administrator’s sole discretion. If SPC Preferred shares are exchanged for Class A shares of a series, there will be dilution to the holders of the Class A shares of such series.

●	Neither the Board of Managers, the Administrator, or its members, will be required to manage or administer our operations, as applicable, as their sole and exclusive function and they will have other business interests and will engage in other activities in addition to those relating to us. We depend on the Administrator to successfully operate us. Their other business interests and activities could divert time and attention from operating our business.

●	Our operating agreement contains provisions that limit remedies available to our investors against the Board of Managers, and the management services agreement contains certain provisions that limit the remedies available to our investors against the Administrator and its affiliates and us for actions that might otherwise constitute a breach of duty. Our operating agreement contains provisions limiting the liability of the Board of Managers and the management services agreement contains certain provisions limiting the liability of the Administrator and its affiliates which also reduces remedies available to investors for certain acts by such person or entity.

●	Scott Lynn, the Chief Executive Officer of Masterworks, is an art collector and is able to control the activities of all Masterworks entities. Mr. Lynn is also the Chief Executive Officer of our Administrator. Despite our policies that prohibit art transactions with our affiliates, Mr. Lynn could have conflicts between business with his personal art collection and business with the Masterworks entities.

●

Masterworks earns management fees for the duration of ownership of an Artwork, so it may have financial incentives to hold Artwork for a longer period of time than would otherwise be the case. Conversely, although there are scenarios in which Masterworks could monetize its profit share and management fees prior to a sale, it typically only receives cash in respect of these interests when an Artwork is sold, which may create incentives to hold Artwork for a shorter time period than would otherwise be the case.

●

Masterworks and members of our board of managers manage other investment vehicles, including vehicles that invest in Class A shares of one or more series of the Company, and such vehicles may require liquidity in the future to fund redemptions or distributions to their investors, which could create conflicts of interest between the duties owed to investors in such vehicles and duties owed to our other Class A shareholders

●	Certain investment adviser representatives of Masterworks Advisers are exclusively dedicated to providing advisory services with respect to Masterworks financial products. Masterworks Advisers is a wholly owned subsidiary of Masterworks, and Masterworks, directly or indirectly, pays the compensation of these individuals. As a result, these individuals have conflicts of interest and lack the independence of other investment professionals who provide more generalized investment advice.

●

Masterworks performs certain valuation services to provide shareholders with an indication of changes in the fair market value of Artwork over time. Although Masterworks does not earn fees or other compensation based on the estimated fair market value of Artwork, favorable investment performance is helpful for Masterworks to solicit future investment and accordingly it has an inherent conflict of interest. Accordingly, there can be no assurance that Masterworks appraisals would reflect the same values that would be reported by a disinterested third-party appraisal firm.

●	Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, it would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.

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Therefore, the interests of the Administrator and the other Masterworks affiliates may differ significantly from those of investors in a series offering and subsequent holders of the Class A shares of a series. Although we have implemented policies and procedures designed to mitigate or otherwise address these conflicts, we cannot assure investors that we will execute a discretionary sale of the Artwork of a series at a time that is in the best interests of holders of the Class A shares of a series.

Selling the Artwork

Our intention is for each series to own the Artwork for an indefinite period, although we may elect to hold the Artwork of a series for a longer period or sell the Artwork of a series at any time due to certain circumstances. We, in our sole and absolute discretion, will have the ability to sell the Artwork of a series at any time and in any manner.

The Administrator will continuously offer the Artwork of a series for sale and if any person offers to purchase the Artwork of a series at any point in time, the Board of Managers will determine whether, and the terms upon which, the Artwork of a series will be sold.

Each series will own the Artwork for an indefinite period and may sell its Artwork at any time following the final closing of the offering of such series. There is no guarantee that any such sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders of a series from such a transaction will be reflective of the estimated fair market value of the shares of the series at such time.

Following a sale of the Artwork of a series, Masterworks will be reimbursed for any expenses for which it is responsible, including applicable sales commissions, income taxes, if any, and other transactional, extraordinary and non-routine expenses and other expenditures to enhance the value of the Artwork of such series. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale. Following the payment of all of such expenses, we will distribute the remaining proceeds for such series, if any, in accordance with our operating agreement.

Competition

At the time we attempt to sell the Artwork of a series, we may face substantial competition from other entities and individuals who are selling or seeking to sell similar artwork. These other parties may be better funded and may be able to sell their artworks at a lower price than us. Further, we will face significant risks from other competitive factors, such as the available supply of similar artworks for sale.

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Government Regulation

Art Market Regulation

Art as tangible personal property is subject to regulation under different city, state and federal statutory schemes. Generally, domestic art transactions that are conducted within the United States are subject to state Uniform Commercial Code statutes, which govern the sale of goods. Some states have additionally enacted art specific legislation, such as New York’s Arts and Cultural Affairs Law and California’s Resale Royalty Act. In addition, federal statutes such as the Holocaust Expropriated Art Recovery Act and the National Stolen Property Act can apply to title disputes in the art market context. International art transactions involving the import and export of art into and out of the United States will subject us to the rules and regulations established by the United States Customs and Border Protection. Further, we and Masterworks will be subject to the requirements of the federal Cultural Property Implementation Act which is the United States’ accession legislation for the 1970 United Nations Educational, Scientific, and Cultural Organization (UNESCO) Convention which protects countries’ cultural property, including artwork. New York City, as a major art auction center, has enacted legislation governing the activities of auctioneers in the New York City Administrative Code and Masterworks may be subject to these regulations through its transactions and financing arrangements with auctioneers.

Patriot Act

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act) is intended to strengthen the ability of U.S. law enforcement agencies and intelligence communities to work together to combat terrorism on a variety of fronts. The Patriot Act, to which we are subject, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act required us to implement policies and procedures relating to anti-money laundering, compliance, suspicious activities, and currency transaction reporting and due diligence on customers. The Patriot Act also requires federal banking regulators to evaluate the effectiveness of an applicant in combating money laundering in determining whether to approve a proposed bank acquisition.

ORGANIZATION

We were formed as a Delaware series limited liability company on November 9, 2022 by Masterworks Foundry in order to facilitate investment in specific Artworks. We are a manager-managed limited liability company managed by a Board of Managers. The Class A shares of a series to be sold in a series offering when issued, together will represent 80% of interests in such series and have very limited approval and voting rights in connection with the sale of the Artwork of a series and on certain amendments to our operating agreement, management services agreement and other certain rights pursuant to our operating agreement, as further described in this offering circular.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

EMPLOYEES

As of August 15, 2023, we had no full-time employees and no part-time employees, other than our Officers, all of whom are compensated by Masterworks. All of our day-to-day operations are managed by our Administrator.

LEGAL PROCEEDINGS

There are no legal proceedings currently pending against us (including any series) which would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened. It is possible that we will find ourselves involved in litigation, in which case we will be wholly reliant on the Administrator to address such litigation as necessary. If the Administrator settles a case or receives an adverse judgment, the Administrator would then be reimbursed upon a sale of the Artwork of a series pursuant to the terms of the management services agreement.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed as a Delaware series limited liability company on November 9, 2022 by Masterworks to facilitate investment in specific Artworks. We will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Artwork of each series.

Our strategy will be to display and promote the Artwork of each series in a manner designed to enhance its provenance and increase its exposure and its value. We are not aware of any trends, uncertainties, demands, commitments or events that will materially affect our operations or the liquidity or capital resources of the Administrator.

Financial Statements

We have described below certain critical accounting policies that we intend to adopt following our acquisition of the Artwork of a series. We have engaged AGD Legal, S. C. to audit our financial statements as required by Regulation A (Tier 2). The Company’s financial statements included in the Offering Circular as well as in its annual and semiannual reports, consist of balance sheets, statements of operations, statements of members’ equity and statements of cash flows, and include a single column or multiple columns for (i) the Company as a whole presented on a combined and consolidated basis and (ii) each relevant series on a consolidated basis, and the related audit reports, as applicable, will cover the Company as a whole and each relevant series.

Critical Accounting Policies and Estimates

The preparation of our financial statements in accordance with generally accepted accounting principles will be based on the selection and application of accounting policies that require us to make significant estimates and assumptions about the effects of matters that are inherently uncertain. We consider the accounting policies discussed below to be critical to the understanding of our post-offering financial statements. Actual results could differ from our estimates and assumptions, and any such differences could be material to our financial statements.

Investment in Artwork

Investment in artwork will consist of the Artwork of each series. Upon acquisition, the Artwork of a series will be recorded at the original cost basis plus Expense Allocation. The Artwork of a series will be held in segregated portfolios of Masterworks Cayman. In accordance with ASC 810-10, the Company intends to consolidate the Masterworks Cayman segregated portfolios it owns as if it were a separate legal entity and not consolidate any other segregated portfolios of Masterworks Cayman.

Artwork is determined to have an indefinite life. The Company will review the artwork of each series for impairment in accordance with the requirements of ASC 360-10, Impairment and Disposal of Long-Lived Assets (“ASC 360”). Those requirements will require the Company to perform an impairment analysis whenever events or changes in circumstances indicate that the carrying amount of the artwork might not be recoverable, i.e., information indicates that an impairment might exist. In accordance with ASC 360, the Company will:

●	Consider whether indicators of impairment are present; Indicators or triggers of impairment management considers are: deteriorating physical condition of the artwork, trends in the art market, reputation of the artist, recent sales of other artworks by the artist and other events, circumstances or conditions that indicate impairment might exist;
●	If indicators are present, perform a recoverability test by comparing the estimated amount realizable upon sale of the Artwork of a series, to its carrying value; and
●	If the amount realizable upon sale of the Artwork of a series is deemed to be less than its carrying value, we would measure an impairment charge.

If it is determined that measurement of an impairment loss is necessary, the impairment loss would be calculated based on the difference between the carrying amount of the Artwork of a series and its estimated fair value. An impairment loss would be reported as a component of income from continuing operations before income taxes in the financial statements.

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Use of Estimates

In preparing our financial statements, management will be required to make estimates and assumptions that affect the reported amounts, particularly with respect to investments, at the date of the financial statements. Actual amounts may differ materially from these estimates.

Expense Allocation

Each series will pay Masterworks an expense allocation payment equal to 11% of the purchase price of the Artwork of such series, which is intended to be a fixed non-recurring expense allocation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of a series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of a series and (iv) the use of the Masterworks Platform and Masterworks intellectual property. No other expenses associated with the organization of the Company, any series offering, or the purchase and securitization of the Artwork will be paid, directly or indirectly, by the Company, any series or investors in any series offering.

Contingencies

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy.

Income Taxes

We expect that each series will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each shareholder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. See “Material U.S. Federal Tax Considerations”. The Administrator will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Internal Revenue Code and other relevant tax laws as the Administrator deems necessary or appropriate.

Liquidity and Capital Resources of the Administrator

Masterworks will pay all costs associated with the development and operation of the Masterworks Platform, costs associated with the acquisition of the Artwork of a series and all costs of our organization and the series offerings. Masterworks will also be responsible for all ordinary and necessary costs for ongoing management expenses relating to our Company, Masterworks Cayman and the Artwork of each series. In exchange for management and custodial services and paying all ordinary and necessary operating costs and expenses, Masterworks will receive SPC Preferred shares of a segregated portfolio of Masterworks Cayman, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement. After vesting, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. SPC Preferred shares will be dilutive to the holders of the Class A shares. We do not anticipate that we will maintain any material liquid assets and, accordingly, we will rely upon the Administrator to pay for the maintenance of the Artwork of each series and the management of our business in accordance with the management services agreement.

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The Administrator has covenanted to provide us with selected unaudited balance sheet information on a semi-annual basis and we expect to continue to include such information in ongoing reports we file with the SEC. The table below summarizes selected unaudited balance sheet information of the Administrator as of June 30, 2023 and as of June 30, 2022, respectively:

	June 30,
	2023	2022
Assets
Current assets	$4,688,531	$13,285,962
Property and equipment, net	726,778	953,340
Deposits	125,101	162,902
Other assets	13,633,656	2,013,436
Total assets	$19,174,066	$16,415,640

Liabilities
Current liabilities	$4,257,356	$5,824,645
Long-term liabilities	821,049	2,085,442
Total liabilities	$5,078,405	$7,910,087

Member’s Equity
Total member’s equity	$14,095,661	$8,505,553

As of the final closing of each series offering, each series of the Company will have no liabilities, commitments or obligations, other than obligations pursuant to the management services agreement as of such dates. We and the Administrator believe that revenues and expense reimbursements from us pursuant to the management services agreement and similar agreements with other Masterworks issuers, together with contributions from Masterworks derived from equity contributions from members, earnings generated primarily from sourcing artwork and cash on hand, will be sufficient for the Administrator to perform its obligations under the management services agreement for at least the first five-years following the offering of a series. We do not believe we will need to raise any additional funds through the issuance and sale of securities for any series that has completed an offering in the foreseeable future and are not permitted to do so under our operating agreement without first obtaining the prior approval of the Class A shareholders of such series. The Administrator’s sole member, Masterworks, LLC, was funded from its inception in 2017 through October 2021 through borrowings from Scott W. Lynn, the Founder of Masterworks. These borrowings were repaid in October 2021 and Masterworks is currently funded through equity contributions of approximately $110 million from private investors and cash flow from operations. The Administrator will earn fees in the form of preferred shares issued by Masterworks Cayman and other issuer entities, which it may periodically sell to obtain additional liquidity. Masterworks Cayman will issue its SPC Preferred shares to the Administrator at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement and have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by the series. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. After vesting, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1.

The direct incremental costs incurred by the Administrator to satisfy its obligations under the management services agreement are expected to be less than its revenues, though such revenues may be insufficient to cover the Administrator’s overhead. In addition, the Administrator has covenanted in the management services agreement that for so long as such agreement remains in effect, the Administrator will maintain on hand cash reserves sufficient to pay at least one year of estimated expenses to satisfy its obligations under the management services agreement to fund the Company’s operations until the sale of the Artwork of each series.

The Administrator conducts other business activities, including the management of other entities similar to the Company and expects its revenues will exceed its costs. Additionally, we intend to own the Artwork of each series for an indefinite period, although the Artwork of each series will be perpetually available for sale following the offering conducted by the series and we will evaluate any reasonable third party offers to acquire the Artwork of a series.

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Commitments from Affiliates to Fund Operations

We have a written commitment from the Administrator to fund our operations until we sell the Artwork of each series which is contained in the management services agreement. In respect of such commitment and for management services, Masterworks Cayman will issue its SPC Preferred shares to the Administrator at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company.

Commitments from Affiliates to Fund Class A shares, Offering Costs and Expenses

The costs associated with the series offerings shall be paid by the Administrator rather than from the net proceeds of the series offerings. None of these fees, costs or expenses will be reimbursable by the Company to Administrator, although each series will pay Masterworks a fixed, non-recurring expense allocation (“Expense Allocation”) for (i) financing commitments to purchase the Artwork of a series for up to 12 months before raising capital, (ii) sourcing the Artwork from collectors directly and through intermediaries, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artworks and (iv) the use of the Masterworks Platform and Masterworks intellectual property. No other expense is directly or indirectly paid by the Company, any series or investors in connection with the organization of the Company, the purchase and securitization of the Artwork or the offering conducted by each series and we buy and store art in Delaware which has no sales or use tax.

MANAGEMENT

Our Administrator

Our day-to-day operations are managed by the Administrator. The Administrator performs its duties and responsibilities pursuant to our operating agreement and management services agreement. Masterworks appointed the Administrator and the management services agreement will terminate upon the first to occur of (i) the dissolution of the Company or (ii) the termination of the management services agreement on the terms set forth therein. The Administrator and its affiliates have the exclusive right and power to manage and operate our Company, subject to the powers of our Board of Managers and other than limited voting rights reserved under our operating agreement for the holders of the Class A shares of each series.

Prior to giving effect to each series offering, 100% of the membership interests of each series of the Company are held by Masterworks. Our operating agreement created three classes of membership interests for each series of the Company in the form of Class A shares of each series which are offered hereby, Class B shares of each series which are owned by Masterworks, as well as the Class C share of each series which is also owned by Masterworks.

Summary of Management Services Agreement

We plan to enter into a management services agreement with the Administrator and Masterworks Cayman, prior to the initial closing of the initial series offering. The following summarizes some of the key provisions of the management services agreement. This summary is qualified in its entirety by the management services agreement itself, which is included as Exhibit 6.3 to the offering statement of which this offering circular forms an integral part.

Services to be Provided

Pursuant to the management services agreement, the Administrator agreed to provide the Company, each series and Masterworks Cayman, itself directly or through its affiliates, with Artwork-level services for each series and provide entity-level services on the terms and conditions set forth in the management services agreement.

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The services to be provided by the Administrator under the management services agreement include the following:

(i)	Artwork-level services with respect to the Artwork for each series, including:

(A)	Custodial and storage services for the Artwork;
(B)	Maintaining asset-level insurance requirements for the Artwork;
(C)	Managing transport for the Artwork of each series in the ordinary course of business, including the display and exhibition thereof;
(D)	Research services;
(E)	Appraisal and valuation services;
(F)	Inspection costs; and
(G)	Other services deemed necessary or appropriate by the Administrator at its discretion to maintain the Artwork.

(ii)	Entity-level services, including:

(A)	Oversight and management of banking activities;
(B)	Management of preparation and filing of SEC and other corporate filings;
(C)	Financial, accounting and bookkeeping services, including retention of an auditor for auditing services;
(D)	Record keeping, shareholder registrar, investor relations and regulatory compliance;
(E)	Listing services;
(F)	Tax reporting services;
(G)	Bill payment services;
(H)	Selecting and negotiating insurance coverage, including operational errors and omissions coverage and directors’ and officers’ coverage;
(I)	Share ledger, registrar, transfer agency and paying agency services;
(J)	Organizational costs;
(K)	Costs associated with listing shares for secondary sales on an alternative trading system, trading fees, brokerage account fees, and compliance with state securities laws (although trading and or brokerage fees may be passed on to investors in certain foreign jurisdictions or to all investors in the future);
(L)	Governance, including compensation of our officers and independent manager(s);
(M)	Advisory services related to investments in Masterworks financial products;
(N)	Art market research;
(O)	Investor relations services;
(P)	Distribution and other fees associated with each series offering; and
(Q)	Software services.

(iii)	Non-routine services, including:

(A)	Legal and professional transactional services for each series;
(B)	Negotiation of terms of potential sales and the execution thereof;
(C)	Obtaining appraisals and statements of condition in connection with a sale transaction relating to the Artwork of each series;
(D)	Other transaction-related services and expenditures relating to the Artwork of each series;
(E)	Administrative services in connection with liquidation or winding up of the Company and Masterworks Cayman;
(F)	Managing litigation, judicial proceedings or arbitration, including the defense and or settlement of any claims (regardless of whether or not we are named as a defendant or party in any such claim);
(G)	Conservation, restoration (as deemed necessary by the Administrator), reframing and other expenditures that increase the value of the Artwork; and
(H)	Other non-routine or extraordinary services.

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Third Parties and Exclusivity

Pursuant to the management services agreement, the Administrator may, to the extent it determines that it would be advisable, arrange for and coordinate the services of other professionals, experts and consultants to provide any or all of the services under the management services agreement in which case, the costs and expenses of such third parties for providing such services shall be borne by the Administrator with it being understood that the Administrator shall not charge any fees in addition thereto with respect to such outsourced services.

The obligations of the Administrator to us are not exclusive. The Administrator may, in its discretion, render the same or similar services as rendered to us to any person or persons whose business may be in direct or indirect competition with us.

Rights of the Administrator

Pursuant to the management services agreement, the Administrator and its affiliates shall have the right to engage in the following activities, and will be responsible for all incremental costs associated with such activities (including taxes):

(a)	Rights to commercialize the Artwork;
(b)	Display rights for the Artwork;
(c)	The right to lend the Artwork to museums, galleries, private entities or individuals, and the like; and
(d)	The right to lease the Artwork of each series to companies, private entities and individuals.

For such rights, the Administrator will pay each series a royalty of $10.00 per annum. The Administrator will display or exhibit the Artwork for each series if and when the Administrator reasonably believes that such display or exhibition would increase the exposure, profile and appeal of the Artwork for such series. In the event that any revenues are generated from such activities, the Administrator may choose to retain all or a portion of such revenues.

Compensation of the Administrator and Reimbursement

The Administrator will receive fees and expense reimbursement for its services in the form of SPC Preferred shares at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. After vesting, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. Any extraordinary or non-routine services, if any, will be managed and paid for by the Administrator, but such extraordinary costs will be reimbursed upon the sale of the Artwork of a series or a sale of our Company, as applicable. For more information, see “Management — Summary of Administrator Compensation and Expense Reimbursement”.

Sale of the Artwork of a series without a third-party intermediary:

Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.

Ordinary and necessary management and maintenance costs and expenses include:

●	Storage costs;
●	Insurance costs;
●	Display or gallery costs;
●	Crating and shipping costs related to traveling exhibitions;

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●	Transfer agent fees;
●	Other fees associated with a series offering; and
●	Accounting.

Extraordinary or non-routine costs for which the Administrator shall be entitled to seek reimbursement include:

●	Payments associated with litigation, judicial proceedings or arbitration (regardless of whether the Company is named as a defendant or party), including, without limitation, attorneys’ fees, settlements or judgments;
●	Costs associated with any material transactions, such as any third-party costs and expenses incurred in connection with any merger, third-party tender offer or other similar transaction;
●	Costs and taxes, if any, associated with selling the Artwork of a series; and
●	Conservation, restoration, reframing and other expenditures that increase the value of the Artwork of a series.

Provision of Financial Information

The Administrator will report to the Company on a semi-annual basis its current and total assets, current and total liabilities, and total equity and the Company intends to include such amounts in its SEC reports.

Termination

The term of the management services agreement will terminate upon the first to occur of (i) the dissolution of the Company; or (ii) our termination of the management services agreement on the terms set forth in the agreement.

Under the management services agreement, we may terminate the agreement at any time upon a vote of all voting Class A shares outstanding of all series together as a single class pursuant to our operating agreement following any of the following:

(i) The commission by the Administrator or any of its executive officers of fraud, gross negligence or willful misconduct;

(ii) The conviction of the Administrator of a felony;

(iii) A material breach by the Administrator of the terms of the management services agreement which breach is not cured within 30 days after receipt by the Administrator of a notice of such breach from any member of our Company (provided that if such breach is not capable of cure within 30 days, and the Administrator is diligently taking steps to cure the breach, then no such event shall be deemed to have occurred unless and until the Administrator fails to cure such breach within 60 days after receiving notice thereof);

(iv) A material violation by the Administrator or any of its executive officers of any applicable law that has a material adverse effect on our business; or

(v) The bankruptcy or insolvency of the Administrator.

On the date of termination, or if we do not have the available funds on such date, then as soon as practicable after we do have the available funds, we will pay any accrued but unpaid costs subject to reimbursement owed to the Administrator through to such date.

Indemnification

Under the management services agreement we agreed to indemnify, hold harmless, protect and defend the Administrator, its affiliates, any officer, member of the Board of Managers, employee or any direct or indirect partner, member or shareholder of the Administrator, any person who serves at the request of the Administrator on behalf of us (referred to herein as the “Indemnified Persons”) against any losses, claims, damages or liabilities, including legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing the Indemnified Persons’ rights to indemnification under the management services agreement. The indemnification under the management services agreement shall not apply to any actions, suits or proceedings in which one or more officers, member of the Board of Managers, partners, members or employees of the Administrator are making claims against the Administrator or one or more other officers, member of the Board of Managers, partners, members or employees of the Administrator.

Amendment of Management Services Agreement

Amendments to the management services agreement may be proposed only by or with the consent of the Administrator and may be approved by the Board of Managers, provided that any amendment that would be adverse or detrimental to the interests of members of the Company as a whole or an affected series must be approved by holders of a majority of voting shares of all the series of our Company or of the affected series, as applicable.

Prohibited transactions under our operating agreement

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

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Sale of Artwork

Each series will own its respective Artwork for an indefinite period and we may elect to hold the Artwork of a series for a longer period or sell the Artwork of a series at any time due to certain circumstances. We, in our sole and absolute discretion, will have the ability to sell the Artwork of a series at any time and in any manner. There is no guarantee that any such sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders of such series from such sale will be reflective of the estimated fair market value of the shares of such series at such time.

Following a sale of the Artwork of a series, the applicable series and or applicable segregated portfolio will pay or reimburse Masterworks for any expenses for which it is responsible, including applicable third-party sales commissions, income taxes, if any, and other transactional, extraordinary and non-routine expenses and other expenditures to enhance the value of the Artwork of such series. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, it would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale. Following the payment of all of such taxes and expenses, we will distribute the remaining proceeds to the shareholders of such series in accordance with our operating agreement.

Summary of Administrator Compensation and Expense Reimbursement

The Administrator will receive fees and expense reimbursement for its ordinary and necessary services in the form of SPC Preferred shares at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. After vesting, the SPC Preferred shares will be exchangeable for Class A shares of a series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. No other ordinary or routine costs or expenses associated with the maintenance of the Artwork or the Company (such as insurance, storage, appraisals, compliance, audit, tax preparation, investor relations, filings, etc.) will be paid, directly or indirectly, by the Company or investors in any series offering. Extraordinary or non-routine costs for which the Administrator shall be entitled to seek reimbursement, if any, shall be reimbursed by the applicable segregated portfolio of Masterworks Cayman or the series, as determined by Masterworks.

Example of management fee and expense calculation

The table below illustrates the number of SPC Preferred shares that would be earned by the Administrator in respect of management fees per annum over a hold period of an Artwork of a series of up to 10 years and the corresponding aggregate value of the liquidation preference and ownership percentage of the total SPC shares outstanding, assuming a hypothetical offering size of $1,665,000, or 83,250 Class A shares. Since the Company does not maintain liquid capital resources, Masterworks pays all routine and ordinary operating costs and expenses of the Company and related to maintaining the Artwork. The structure of the SPC Preferred shares is intended to ensure that upon any disposition of the Artwork that results in a net loss (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of less than $20 per Class A share), contingent upon vesting, Masterworks would receive management fees and would recoup such costs and expenses in an amount equal to up to $20 per SPC Preferred share before any distribution is made to Class A shareholders, as reflected in the table below in the column labeled “Aggregate Liquidation Preference”. Any funds remaining after any payment to Masterworks of the Aggregate Liquidation Preference would be distributed to the Company and distributed to Class A shareholders. If the sale of the Artwork would result in a net profit (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of more than $20 per Class A share), Masterworks would convert its vested SPC Preferred shares to Class A shares prior to any distribution of the proceeds of such sale from the segregated portfolio and Masterworks would receive the same distribution per Class A share as all other Class A shareholders. Following any distribution to Masterworks in respect of SPC Preferred shares associated with a sale of Artwork, if any, such SPC Preferred shares would be immediately retired and canceled by the issuing segregated portfolio and under no scenario would Masterworks be entitled to receive any additional payment with respect to the Class A shares into which such SPC Preferred shares are convertible.

The following table assumes that the issuance of the SPC Preferred shares to the Administrator commences on the first day of the fiscal year. While the amounts reflected in the table below in respect of the number of SPC Preferred shares to be issued and the dollar amount of the aggregate liquidation preference (i.e. columns (2), (3) and (4)) will vary in direct proportion with the size of the offering by any given series, the percentages set forth in column (5) entitled “Aggregate Ownership Percentage of Total SPC Shares,” which effectively reflects the dilutive effect on Class A shareholders of the issuance of the SPC Preferred shares, will be the same for every offering irrespective of the offering size.

Year Following Completion of the Series Offering (1)	SPC Preferred Shares Issued in Such Year (2)	Aggregate SPC Preferred Shares Issued (3)	Aggregate Liquidation Preference (4)	Aggregate Ownership Percentage of Total SPC Shares (5)
1	1,249	1,249	$24,975	1.48%
2	1,267	2,516	$50,325	2.93%
3	1,286	3,803	$76,054	4.37%
4	1,306	5,109	$102,170	5.78%
5	1,325	6,434	$128,678	7.17%
6	1,345	7,779	$155,583	8.55%
7	1,365	9,145	$182,892	9.90%
8	1,386	10,531	$210,610	11.23%
9	1,407	11,937	$238,744	12.54%
10	1,428	13,365	$267,300	13.83%

The actual number of SPC Preferred shares earned by Masterworks in respect of each series will be disclosed on a semi-annual basis on the Company’s filings with the SEC on Form 1-K and 1-SA, respectively.

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Executive Officers and Members of the Board of Managers of the Company

As of the date of this offering circular, the following sets forth the executive officers and members of the Board of Managers of the Company and their positions and offices are as follows:

Name	Age	Position

Nigel S. Glenday	40	Chief Executive Officer, Chief Financial Officer; Member of the Board of Managers

Joshua B. Goldstein	56	General Counsel and Secretary; Member of the Board of Managers

Eli D. Broverman	44	Member of the Board of Managers; Independent Manager

Nigel S. Glenday. Mr. Glenday has served as Chief Executive Officer since November 9, 2022 and as Chief Financial Officer and member of the Board of Managers of the Company since November 9, 2022 and has served as Chief Financial Officer of our affiliate Masterworks, LLC since April 2019 and the Chief Executive Officer of Masterworks Investor Services, LLC since August 2021. From March 2015 through April 2019, Mr. Glenday was a Managing Director for Athena Art Finance Corp., a leading independent art-secured finance company. From July 2012 to March 2015, Mr. Glenday was a Vice President at StormHarbour Securities, LLP, a global markets and financial advisory firm. From 2009 to 2012, Mr. Glenday was an Associate at Morgan Stanley in the Financial Institutions Group, Investment Banking Division, and from 2005 through 2009, Mr. Glenday was an Analyst and Associate Director in the Financial Institutions Group at UBS Investment Bank. Mr. Glenday holds a B.A. in Economics and History from the University of Virginia, where he graduated as a member of Phi Beta Kappa Honor Society.

Joshua B. Goldstein. Mr. Goldstein has served as a Board Member, the General Counsel and Secretary of the Company since November 9, 2022 and has served in such capacities with our affiliate Masterworks, LLC since February 1, 2018. From September 2016 through December 2017, Mr. Goldstein was a shareholder in the Denver office of Greenspoon Marder, P.A. From April 2015 through August 2016, Mr. Goldstein was self-employed as a corporate attorney. From September 2012 through March 2015, Mr. Goldstein was Executive Vice President, Chief General Counsel and Corporate Secretary of Intrawest Resorts Holdings, Inc. (aka Alterra Mountain Company), a NYSE-listed resort and adventure company. Prior to joining Intrawest, Mr. Goldstein was a Counsel in the New York office of Skadden, Arps, Slate, Meagher & Flom, LLP from June 2007 to August 2012 and he was an Associate at Skadden from September 1996 until August 2005, where he concentrated on corporate finance, corporate securities and mergers and acquisitions. Mr. Goldstein was also previously a Partner in the New York office of Torys, LLP. Mr. Goldstein holds a B.A. in business administration from the University of Wisconsin-Madison and a J.D. from Fordham University School of Law and is a Certified Public Accountant (inactive).

Eli D. Broverman. Mr. Broverman has served as a Board Member and the Independent Manager of the Company since November 9, 2022 and has served as member of the Board of Managers of Masterworks, LLC since April 29, 2020. Mr. Broverman co-founded Betterment in 2007 and served as its President and COO from 2007 to 2017. An expert in securities and financial institutions law, Mr. Broverman has designed a wide range of structuring and compliance initiatives for broker-dealers and investment advisors. From 2005 to 2007, Mr. Broverman practiced law at the international law firm Proskauer Rose LLP, where he advised Fortune 500 companies and their senior management on securities, tax, and compensation matters. Mr. Broverman serves as an adviser and or Board Member of several privately held financial technology companies, including Betterment, Carver Edison, Covered by Sage, Bloom Credit, and Good Money.

The foregoing individuals have also served in the capacity as executive officers and members of the board of managers of our affiliated entities of Masterworks.

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Key Employee of Masterworks

Scott W. Lynn. Mr. Lynn, who is the Founder of Masterworks, has served as the Chief Executive Officer of our affiliate Masterworks, LLC since February 1, 2018, and as the Chief Executive Officer of the Administrator since November 28, 2018. Mr. Lynn has been an active collector of contemporary art for more than fifteen years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more. Mr. Lynn’s collection has been exhibited at museums such as the Royal Academy in London, the Denver Art Museum, the Palm Beach Museum, National Gallery, the Guggenheim (New York), and the Museum of Modern Art. Mr. Lynn is an Internet entrepreneur and has founded, acquired, or acted as a majority-investor in over a dozen advertising technology, content, and fintech companies. Mr. Lynn serves as a board member of the International Foundation for Art Research (a non-profit; publisher of the IFAR journal, which topically focuses on art authenticity and stolen art research, as well as additional research projects related to artwork authenticity).

Limited Liability and Indemnification of the Board of Managers, the Administrator and Others

Our operating agreement limits the liability of the Board of Managers, any members of our Company, any person who is an officer of our Company and any person who serves at the request of the Board of Managers on behalf of us as an officer, member of the Board of Managers, partner, member, shareholder or employee of such person and the management services agreement limits the liability of the Administrator and its affiliates. None of the foregoing persons shall be liable to us or the Administrator or any other of our members for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the Masterworks Vault 1, LLC operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of our Company selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the Class A shares of a series for actions taken which may negatively affect us.

Insofar as the foregoing provisions permit indemnification of members of the Board of Managers, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term, Withdrawal and Removal of Members of the Board of Managers

Our operating agreement provides that each member of our Board of Managers will serve as a Manager, for an indefinite term, but a Manager may be removed or replaced for any reason by a majority of the Board of Managers or by the holder of the Class C share of a series, if any.

Our members may only remove a member of the Board of Managers for “Cause,” following the affirmative vote of two-thirds (2/3) of the issued and outstanding voting shares of all series collectively voting as a single class. The term “Cause” is defined as:

●	The commission by a member of the Board of Managers of fraud, gross negligence or willful misconduct;
●	The conviction of a member of the Board of Managers of a felony;
●	A material violation by a member of the Board of Managers of any applicable law that has a material adverse effect on our business; or
●	The bankruptcy or insolvency of a member of the Board of Managers.

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Masterworks Shares

Prior to giving effect to a series offering, 100% of the membership interests of such series are held by Masterworks in the form of Class B shares of such series. Our operating agreement created three classes of membership interests of the Company for each series in the form of Class A shares of a series, Class B shares of a series, as well as the Class C share of a series. Class B shares of each series, which are owned by Masterworks, represent a 20% “profits interest” in the fully diluted equity of each series. The Class B shares will entitle Masterworks to 20% of the profit on sale of the Artwork of a series or the ability to convert such shares into Class A shares of a series with a value at the time of conversion equal to 20% of the increase in value of the issued and outstanding shares of a series. Masterworks has also agreed to lock-up provisions in our operating agreement that will prohibit it from selling any Class B shares of a series prior to the one-year anniversary of the offering of such series. Masterworks will have no restrictions on the disposition of any of its Class B shares of a series after the one-year anniversary of the offering of such series, other than restrictions in our operating agreement, management services agreement and restrictions imposed by applicable securities laws. The Class C share of a series represents a special class of membership interests of a series, which has no economic rights or obligations and has no voting rights, but has the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason. The Class C share of a series will only be issued to, or subsequently transferred to, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

Securities Being Offered

Investors will acquire Class A shares in a series of the Company, each of which is intended to be a separate series of the Company for purposes of accounting for assets and liabilities. It is intended that owners of Class A shares in a series will only have an interest in the assets, liabilities, profits and losses pertaining to the specific series. For example, an owner of interests in Series 1 will only have an interest in the assets, liabilities, profits and losses pertaining to Series 1 and its related operations. See the “Description of Shares” section for further details. The maximum investment amount per investor in any series is $100,000 (5,000 Class A shares) and the minimum investment amount per investor in any series is $15,000 (750 Class A shares) for investors that have not previously invested in offerings via the Masterworks Platform and $500 (25 Class A shares) for investors that have previously invested in other offerings on the Masterworks Platform. We reserve the right to reject any subscription, waive or increase the maximum purchase restriction or waive or decrease the minimum purchase restriction in our sole and absolute discretion and we routinely grant such waivers, increases or reductions for categories of investors or on a case-by-case basis. Accordingly, investors should not assume that the stated minimum investment restriction will be applied uniformly to all investors.

Further, pursuant to the terms of the Company’s operating agreement, an investor, other than an affiliate of Masterworks, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A shares of a series outstanding, provided that we may waive such limit on a case-by-case basis in our sole discretion.

Masterworks Platform

Overview

We will conduct the offering of each series on the Masterworks Platform, which will host the offering of each series in connection with the distribution of the Class A shares of each series offered pursuant to this offering circular. The Masterworks Platform is owned by Masterworks, LLC, and is operated by the principals of Masterworks (including Masterworks Administrative Services, LLC). Through the Masterworks Platform, investors can:

●	Browse and screen potential art investment offerings and obtain information about offerings, including current and future SEC filings;
●	Provide us with information, including information required to determine whether they are qualified to invest in an offering, and sufficient to satisfy our compliance obligations under applicable laws;
●	Indicate interest in participating in offerings and, with respect to offerings that have been qualified by the SEC, transact entirely online, including review and execution of legal documentation, funds transfer and ownership recordation;
●	Execute trades in shares issued by Masterworks issuers via the Templum ATS; and
●	Manage and track investments easily through an online portfolio management tool.

We intend to distribute the Class A shares of each series exclusively through the Masterworks Platform. Neither Masterworks, LLC nor any other affiliated entity involved in the offer and sale of the Class A shares of a series is currently a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Class A shares of a series.

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Templum ATS

An electronic alternative trading system, operated by Templum Markets LLC, an SEC-registered broker-dealer and member of FINRA and SIPC in accordance with SEC Regulation ATS (the “Templum ATS”), is expected to facilitate trading of Class A shares of a series, commencing on or after the three-month anniversary of the date such series offering is fully subscribed. The Templum ATS will enable a holder of Class A shares of a series to post live bids and offers 24 hours per day seven days per week, provided that trades will actually occur only during regular trading hours that substantially mirror the trading hours on national securities exchanges.

In order to execute a transaction on the Templum ATS, a buyer or seller of Class A shares of a series must create a brokerage account with DriveWealth, LLC (the “Settling Broker”). To buy securities on the Templum ATS, investors must also fund the brokerage account in an amount sufficient to pay the full purchase price. Owners of Class A shares of a series may submit bids and ask quotes to purchase or sell Class A shares of a series, and any such transactions will be executed by the Settling Broker and matched through the Templum ATS.

Masterworks will directly notify owners of the Class A shares of a series when they are available for posting on the Templum ATS and will file a notification of such availability on Form 1-U at such time. For so long as the Company exists and the shares of any series are available for posting on the Templum ATS, the Company will continue to file reports under Rule 257 of Regulation A.

Masterworks currently expects to pay all costs and expenses associated with listing the Class A shares of a series on the Templum ATS, establishment of brokerage accountants with the Settling Broker and trading and executing transfers of the Class A shares of a series on the Templum ATS. Certain trading and or brokerage fees currently paid by Masterworks may be passed on to investors in certain foreign jurisdictions or to all investors in the future. In addition, Masterworks may at some point in the future seek to register to become a broker-dealer and a member of FINRA to enable it to earn transactional fees for trading the Class A shares or it may seek to earn administrative or other fees or recoup its costs associated with making a trading market available.

Secondary trades of Class A shares matched on the Templum ATS are intended to comply with Blue Sky laws either through a Manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.

Due to regulatory compliance restrictions, the Templum ATS or certain features of the Templum ATS will not be available to residents of certain foreign countries. For a list of countries that are enabled on the Templum ATS, see the trading section of the Masterworks Platform. In addition, Class A shares of a series held by affiliates of the Company are “control” securities under U.S. federal securities laws and are subject to restrictions on transfer. If you hold more than 10% of the Class A voting shares of a series, you may be deemed an affiliate of such series and may be unable to participate on the Templum ATS or otherwise freely transfer your shares. The Company or its transfer agent may require you to provide a legal opinion and or other information to determine your affiliate status.

There can be no assurance that the Templum ATS will provide an effective means of selling your Class A shares. In light of a variety of factors, including, without limitation, the relatively small market capitalization of each series, we cannot guarantee that the Templum ATS will provide a reliable or effective means of price discovery. Accordingly, any posted offer prices or historical transaction information reflected on the Templum ATS should not be construed as being representative of the fair value of the Class A shares of a series or of the artwork owned by such series.

License Agreement

In consideration of the payment of the Expense Allocation, we will enter into a license agreement with Masterworks, effective upon the commencement of the initial series offerings, pursuant to which Masterworks will grant us a non-exclusive license to use the name “Masterworks” and utilize systems, software and technology owned or licensed by Masterworks, including the Masterworks Platform, for certain activities relating to the series offerings and ongoing investor relations, for the term of the management services agreement. Other than with respect to this license, we will have no legal right to use the “Masterworks” name or Masterworks Platform. In the event that the Administrator ceases to manage our operations pursuant to the management services agreement, we would be required to change our name to eliminate the use of “Masterworks”.

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Involvement in Certain Legal Proceedings

No executive officer, member of the Board of Managers, or significant employee or control person of our Company or the Administrator has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

MANAGEMENT COMPENSATION

The Administrator, and its affiliates will receive certain fees and expense reimbursements for services relating to the offering of each series and the acquisition, maintenance and sale of the Artwork of each series. The items of compensation are summarized below. Neither the Administrator nor their affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Class A shares of a series. In addition, Masterworks will own 1,000 Class B shares of each series that offers Class A shares, representing a 20% “profits interest” in the fully diluted equity of each series following the final closing of the offering of such series.

The following table sets forth the form of compensation and the recipient of such compensation together with the determination of the amount and the estimated amount.

Form of Compensation and Expense Reimbursement	Determination of Amount	Estimated Amount
Expense Allocation	Masterworks will receive an Expense Allocation for all art-related issuers, including each series, which is intended to be a fixed, non-recurring expense payment for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of a series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of a series and (iv) the use of the Masterworks Platform and Masterworks intellectual property.

Approximately 11% of the cost of the Artwork of a series, or approximately 10% of the maximum aggregate offering amount.

Please refer to the “Use of Proceeds” section for the actual Expense Allocation paid with respect to each series offering.

Management Fee	In respect of ordinary management of our Company and the Artwork of a series including entity management and art management, Masterworks Cayman will issue its SPC Preferred shares to the Administrator.

1.5% of the total SPC shares of a segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement. After vesting, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1.

Please refer to the “Summary of Administrator Compensation and Expense Reimbursement” section for an illustrative example of the number of SPC Preferred shares that would be issued to the Administrator per annum over a hold period of an Artwork of a series of up to 10 years and the corresponding aggregate value of the liquidation preference and ownership percentage of the total SPC shares outstanding. The actual number of SPC Preferred shares issued and outstanding for each segregated portfolio as of December 31 and June 30 of each fiscal year will be disclosed in the Company’s annual report on Form 1-K and semi-annual report on Form 1-SA, respectively.

Profits Interest	Masterworks will own 1,000 Class B shares of each series, representing a 20% “profits interest” in the fully diluted equity of such series following the final closing of the offering of such series.	These amounts, if any, cannot presently be determined, but will be disclosed in a Current Report on Form 1-U if and when determined for any particular series.

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Reimbursement for Extraordinary and Non-Routine Costs	Extraordinary or non-routine costs, payments and expenses, if any, relating to our Company or the Artwork of a series, will be paid for by the Administrator, but such extraordinary or non-routine costs and payments will be reimbursed in cash upon the sale of the Artwork of a series or a sale of our Company, as applicable.	These amounts, if any, cannot presently be determined, but will be disclosed in a Current Report on Form 1-U if and when determined for any particular series.

Disposition of the Artwork without a third-party intermediary	Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, it would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.	These amounts, if any, cannot presently be determined, but will be disclosed in a Current Report on Form 1-U if and when determined.

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers receive compensation for his or her services, including services performed for us, from Masterworks. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees paid to the Administrator, we do not intend to pay any compensation directly to these individuals.

Compensation of the Board of Managers

Members of the Board of Managers who are also officers of Masterworks and the Company receive no compensation in respect of their service on the Board of Managers. The Independent Manager receives compensation from Masterworks for serving in such capacity on multiple issuer entities. Although we will indirectly bear some of the costs of the compensation paid to the Independent Manager through fees paid to the Administrator, we do not intend to pay any compensation directly to this individual.

SECURITY OWNERSHIP OF
MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information about the current beneficial ownership of the Company at August 15, 2023, and the estimated beneficial ownership of the Class A shares of each series after the offering for:

●	Each person known to us to be the beneficial owner of more than 10% of the Class A shares of any series entitled to vote;

●	Each named executive officer;

●	Each member of the Board of Managers; and

●	All of the executive officers and members of the Board of Managers as a group.

Prior to giving effect to each series offering, 100% of the membership interests of each series of the Company are held by Masterworks in the form of 1,000 Class B shares of each series. Following the closing of each offering, Class A shares of a series may be issued to Masterworks to repay the advance and the Expense Allocation, or upon conversion of the Class B shares of a series or upon exchange of the SPC Preferred shares of the applicable segregated portfolio of Masterworks Cayman.

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Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of our Company, 225 Liberty Street, 29th Floor, New York, New York 10281. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all Class B shares of each series that they beneficially own, subject to applicable community property laws.

We have presented the beneficial ownership of the Class A shares of each series based on the assumption that all Class A shares of each series offered in the series offering will be sold to third party investors. A member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights by providing an irrevocable certification to the Company in substantially the form of Exhibit B to the operating agreement. In subsequent reports we file pursuant to Regulation A that require beneficial ownership information, we will disclose the number and percentage of Class A shares of a series that are eligible to vote as well as the number and percentage of Class A shares of a series that are not eligible to vote as of such filing date. In addition, any member that irrevocably eliminates its voting rights or limits its voting rights to not more than 10% of the total voting power of the Class A shares of a series, shall not be named or have its address or ownership reported in the beneficial ownership table included in the Company’s future SEC reports, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act.

In computing the number of Class A shares of a series beneficially owned by a person and the percentage ownership of that person after a series offering, we deemed outstanding Class A shares of a series subject to any securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of August 15, 2023, into Class A shares of a series. In computing the number of Class A shares of a series owned after a series offering, we have assumed that the Class A share value of a series at such time would be $30.00. Please see the Hypothetical Class A share of a series value chart below which sets for the number of Class A shares of a series issuable upon conversion of the Class B shares of such series based on various hypothetical values of the Class A shares of a series for additional information. Unless otherwise indicated, ownership amounts and percentages reflect all issued and outstanding securities of all series.

	Membership Interests Beneficially Owned Prior to the Series Offerings		Class A Shares Beneficially Owned After the Series Offerings(5)
Name of Beneficial Owner	Number	Percent	Number	Percent
Named Executive Officers and Board of Managers:

Nigel S. Glenday, Chief Executive Officer; Chief Financial Officer(1)	-	*	0	*

Joshua B. Goldstein, General Counsel and Secretary(1)	-	*	0	*

Eli D. Broverman, Independent Representative (1)	-	*	0	*

All named executive officers and Members of the Board of Managers as a group (3 persons)	N/A	*	0	*

10% holders:
Masterworks Foundry, LLC(2)(3)(4)	N/A	100%	96,896	7.69%

*	Less than 1.0%

(1)	All named individuals are also members of the Board of Managers of the Company.

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(2)	The Lynn Family Trust 001 (the “Trust”) owns approximately 80% of the membership interests of Masterworks, LLC. Mr. Lynn is the Chief Executive Officer of Masterworks, LLC and Masterworks Administrative Services, LLC. By contract, Mr. Lynn has the power to vote 100% of the membership interests beneficially owned by the Trust and controls Masterworks. No other person beneficially owns 10% or more of the voting membership interests of Masterworks, LLC or any of its subsidiaries.

(3)	Masterworks, LLC owns 100% of the membership interests of Masterworks Foundry, LLC and Masterworks Administrative Services, LLC, which will be entitled to receive SPC Preferred shares at a rate of 1.5% of the total shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. After vesting, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1.

(4)	The Class B shares retained by Masterworks will entitle Masterworks to 20% of the profit on sale of the Artwork of a series or the ability to convert such shares into Class A shares of a series with a value at the time of conversion equal to 20% of the increase in value of the issued and outstanding Class A and B shares of each series. The following table indicates how many Class A shares of a series would be issuable to Masterworks upon conversion of the Class B shares of a series based on hypothetical changes in the value of the Class A shares of a series, assuming that 83,250 Class A shares are sold in such series offering:

Hypothetical value of Class A share of a series	$20.00	$30.00	$40.00	$50.00	$60.00

No. of Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of such series	0	6,938	10,406	12,488	13,875
Percentage of total outstanding Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of such series	0%	7.69%	11.11%	13.04%	14.29%

INTEREST OF MANAGEMENT AND
OTHERS IN CERTAIN TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with Masterworks. These conflicts are discussed below, and this section is concluded with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts. References throughout this offering circular to the Masterworks Vault 1, LLC “operating agreement” refer to the Masterworks Vault 1, LLC amended and restated operating agreement.

In addition to the compensation arrangements discussed in the section titled “Management Compensation,” the following is a description of each transaction since November 9, 2022 (our inception) and each currently proposed transaction in which:

●	We have been or will be a participant;

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●	The amount involved exceeds one percent of our total assets; and

●	In which any member of the Board of Managers or executive officer, of the Company or the related Masterworks entities or their applicable beneficial owners, or beneficial owners of more than 5% of the Class A shares of a series or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Scott W. Lynn is the Chief Executive Officer of Masterworks and is also able to control the activities of all of the Masterworks entities as well as our Company. Mr. Lynn is also the Chief Executive Officer of the Administrator.

Management Services Agreement and Fees Paid to Affiliates

Pursuant to a management services agreement between us, Masterworks Cayman and the Administrator to be entered into prior to the initial closing of the initial series offerings, the Administrator will manage all of our administrative services and will maintain the Artwork of each series. For the foregoing services, the Administrator will be entitled to receive a management fee from in the form of SPC Preferred shares at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement. SPC Preferred shares of any series shall vest on the three-year anniversary of the final closing of the applicable series offering, as may be extended or shortened in accordance with the management services agreement. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. After vesting, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. Following the initial closing of the initial series offerings, Masterworks will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Artwork of a series or any sale, merger, third-party tender offer or other similar transaction involving us. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, it would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale. Any third-party costs incurred by the Administrator in connection with litigation or major transactions, together with any fees, will be reimbursed or paid upon the sale of the Artwork of a series or our Company, as applicable.

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Beneficial Owner of Affiliated Entities

The Lynn Family Trust 001 is the majority beneficial owner of all of the Masterworks affiliated entities. Scott W. Lynn, the Chief Executive Officer of Masterworks, LLC and Masterworks Administrative Services, LLC, may also be deemed the beneficial owner of the Masterworks entities given his power to exercise voting control through an agreement with the Trust. Mr. Lynn is the Chief Executive Officer of Masterworks and is an art collector and is also able to control the activities of all of the Masterworks entities as well as our Company. Mr. Lynn could have conflicts with his personal art collection and the collection of Masterworks.

Qualification Rights

Masterworks will have the right to request that we qualify on Form 1-A, or a comparable form, the resale of any Class A shares of a series beneficially owned by Masterworks or any entity administered by Masterworks. There are no limitations or restrictions on the size or frequency of such qualification requests, other than pursuant to applicable law, provided that all costs associated with any such qualification shall be the responsibility of Masterworks. If Masterworks exercises its qualification rights and offers Class A shares of a series in a secondary offering pursuant to Regulation A, it may be more difficult to sell your Class A shares of such series and could adversely affect the price at which you can sell your Class A shares of such series on the Templum ATS. The qualification rights are set forth in the Company’s operating agreement.

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Our Affiliates’ Interests in Other Masterworks Entities

General

The officers and members of the Board of Managers who perform services for us are also officers, members of the Board of Managers, managers, and/or key professionals of Masterworks and other Masterworks entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of Masterworks may organize other art-related programs and acquire for their own account art-related assets. In addition, Masterworks has granted non-voting equity interests in Masterworks, LLC to certain management personnel performing services, including our executive officers.

Allocation of Our Affiliates’ Time

We rely on Masterworks and its key professionals who act on our behalf and on behalf of the Administrator, including Scott W. Lynn, Nigel S. Glenday and Joshua B. Goldstein for the day-to-day operations of our business and the Administrator’s business. Messrs. Lynn, Glenday and Goldstein are also, respectively, the Chief Executive Officer, Chief Financial Officer and General Counsel/Secretary of the Administrator and are officers of the other Masterworks entities. As a result of their interests in other Masterworks entities, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us, the Administrator and other Masterworks entities and other business activities in which they are involved. However, we believe that the Administrator and its affiliates have sufficient professionals to fully discharge their responsibilities to the Masterworks entities for which they work. The Administrator also serves as the Administrator for other entities and the services to be provided to these entities are substantially similar to those to be provided to the Company.

Duties Owed by Some of Our Affiliates to the Administrator and the Administrator’s Affiliates

Our officers and members of our Board of Managers and the key professionals performing services for us are also officers, members of the Board of Managers, managers and/or key professionals of:

●	Masterworks, LLC, the owner of the Masterworks Platform;

●	Masterworks Administrative Services, LLC, our Administrator;

●	Masterworks Gallery LLC, an affiliate of Masterworks, which seeks to acquire the Artwork of each series as agent for the Company; and

●	Other Masterworks entities.

As a result, they owe duties to each of these entities, their equity holders, members and limited partners. These duties may from time-to-time conflict with the duties that they owe to us.

No Independent Underwriter

As we are conducting the series offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

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Certain Conflict Resolution Measures

Independent Manager

The Board of Managers is made up of Nigel S. Glenday, Joshua B. Goldstein and Eli D. Broverman. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers (the “Independent Manager”). The Independent Manager serves to protect the interests of the holders of the Class A shares of each series and is tasked with reviewing and approving all related party transactions of our Company with our affiliates and addressing all conflicts of interest that may arise between us and the holders of the Class A shares of each series and our affiliates. The Independent Manager’s role is solely related to governance and he has no involvement in the operations of the Company or Masterworks and does not participate in any offering activities. The Independent Manager and any replacement Independent Manager if the Independent Manager resigns or is removed from such position on the Board of Managers at any time, shall meet the standards of an “independent director” pursuant to the standards set forth in NASDAQ Marketplace Rule 4200(a)(15).

Other Operating Agreement Provisions Relating to Conflicts of Interest

Our operating agreement contains other restrictions relating to conflicts of interest including the following:

Lock-Up Agreement. Masterworks will own 1,000 Class B shares of each series that offers Class A shares, representing a 20% “profits interest” in the fully diluted equity of such series following the final closing of the offering of such series. The Class B shares of each series retained by Masterworks will entitle Masterworks to 20% of the profit on sale of the Artwork of a series or the ability to convert such shares into Class A shares of the same series with a value at the time of conversion equal to 20% of the increase in value of the issued and outstanding Class A and Class B shares of each series. Masterworks will also own Class A shares of a series if and to the extent the offering of such series is undersubscribed. Masterworks has also agreed to lock-up provisions in our operating agreement that will prohibit it from selling or transferring any Class B shares of a series prior to the one-year anniversary of the offering of such series, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the shares in connection with a default by Masterworks on its indebtedness. Masterworks will have no restrictions on the disposition of any of its Class B shares of a series after the one-year anniversary of the offering of such series, other than restrictions imposed by the management services agreement and applicable securities laws.

Term of each Manager. Our operating agreement provides that each member of the Board of Managers will serve for an indefinite term, but that each member of the Board of Managers may be removed by a majority of the Board of Managers for any reason, or may choose to withdraw as a member of the Board of Managers under certain circumstances. Our operating agreement also provides that each member of the Board of Managers may be removed and or replaced and our Board of Managers can be reconstituted for any reason by the holder of the Class C share of a series, if any. The Class C share of a series will be issued or transferred only to a Masterworks affiliate, if any. The Class C share of a series, once issued, may be redeemed or cancelled by mutual agreement between the holder of the Class C share of a series and the Company.

Holders of two-thirds (2/3) of all voting Class A shares outstanding of all series together as a single class may affirmatively vote to remove any members of the Board of Managers for “cause” only.

DESCRIPTION OF SHARES

Prior to giving effect to each series offering, 100% of the issued and outstanding membership interests of each series are held by Masterworks in the form of 1,000 Class B shares of each series. The Company has three classes of membership interests for each series: Class A ordinary membership interests of a series (referred to herein as the “Class A shares”), Class B membership interests of a series (referred to herein as the “Class B shares”), as well as the Class C share of a series. References throughout this offering circular to “shares” refer generically to the Class A shares and Class B shares of a series. We are offering Class A shares of each applicable series, at a price of $20.00 per Class A share pursuant to this offering circular. The number of Class A shares offered in any series offering will equal the quotient of (i) the price paid to acquire the Artwork, plus the Expense Allocation payable to Masterworks, divided by (ii) $20.00, which represents the offering price per Class A share for each series offering.

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The Class C share of a series represents a special class of membership interests, which has no economic rights or obligations and has no voting rights, but has the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time. The following description of the Shares is based upon our certificate of formation, our operating agreement, and applicable provisions of law, in each case as in effect prior to the qualification of this offering circular. This discussion does not purport to be complete and is qualified in its entirety by reference to the certificate of formation and the operating agreement, copies of which are filed with the SEC as exhibits to the offering statement of which this offering circular forms an integral part.

Prior to giving effect to each series offering, Masterworks Foundry is the sole holder of record of 100% of the membership interests of each series represented by 1,000 Class B shares of each series conducting a series offering representing a 20% profits interest of such series.

Description of the Securities Being Offered

Investors will acquire Class A shares in a series of the Company, each of which is intended to be a separate series of the Company for purposes of accounting for assets and liabilities. It is intended that owners of Class A shares in a series will only have an interest in the assets, liabilities, profits and losses pertaining to the specific Artwork owned by that series. For example, an owner of interests in Series 1 will only have an interest in the assets, liabilities, profits and losses pertaining to Series 1 and its related operations. See the “Description of Shares” section for further details. The maximum investment amount per investor in any series is $100,000 (5,000 Class A shares) and the minimum investment amount per investor in any series is $15,000 (750 Class A shares) for investors that have not previously invested in offerings via the Masterworks Platform and $500 (25 Class A shares) for investors that have previously invested in other offerings on the Masterworks Platform. We reserve the right to reject any subscription, waive or increase the maximum purchase restriction or waive or decrease the minimum purchase restriction in our sole and absolute discretion and we routinely grant such waivers, increases or reductions for categories of investors or on a case-by-case basis. Accordingly, investors should not assume that the stated minimum investment restriction will be applied uniformly to all investors.

Further, pursuant to the terms of the Company’s operating agreement, an investor, other than an affiliate of Masterworks, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A shares of a series outstanding, provided that we may waive such limit on a case-by-case basis in our sole discretion.

Membership Interests

We were formed as a Delaware series limited liability company on November 9, 2022 by Masterworks Foundry, our founder, in order to facilitate investment in specific Artwork. We are a manager-managed limited liability company. Upon our formation, Masterworks Foundry was issued 100% of our membership interests in the form of Class B shares of each initial series and will be issued 1,000 Class B shares upon the formation of any additional series in the future.

Pursuant to our operating agreement, we may not issue any additional Class A shares of a series after the consummation of the offering of such series, other than as described in this offering circular, including the Class A shares of a series that may be issued to Masterworks to repay the advance and the Expense Allocation, and those that may be issued upon conversion of the Class B shares of a series or upon the exchange of SPC Preferred shares. Masterworks Foundry, our sole member as of the date of this Offering Circular, adopted our operating agreement.

Summary of Operating Agreement

We are governed by an agreement titled the “Amended and Restated Limited Liability Company Operating Agreement” of Masterworks Vault 1, LLC. Prior to giving effect to each series offering, all of the membership interests of each series of the Company are held by Masterworks in the form of 1,000 Class B shares of each series. References throughout this offering circular to “shares” or “Shares” refer generically to the Class A shares of a series and Class B shares of a series and references throughout this offering circular to the Masterworks Vault 1, LLC “operating agreement” and the “amended and restated operating agreement” of Masterworks Vault 1, LLC, refer to the Masterworks Vault 1, LLC Amended and Restated Limited Liability Company Operating Agreement, the form of which is filed as Exhibit 2.3 to the offering statement of which this offering circular forms an integral part. The following summarizes some of the key provisions of the Masterworks Vault 1, LLC operating agreement. This summary is qualified in its entirety by our operating agreement itself, the form of which is included as Exhibit 2.3 to the offering statement of which this offering circular forms an integral part.

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Organization and Duration

We were formed on November 9, 2022, as a Delaware protected series limited liability company as set forth in Section 18-215 of the Delaware Limited Liability Company Act. We will remain in existence until liquidated in accordance with the Masterworks Vault 1, LLC operating agreement.

Purpose and Powers

Under the Masterworks Vault 1, LLC operating agreement, we are permitted to engage in such activities as determined by the Board of Managers that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us and the Board of Managers pursuant to the agreement relating to such business activity, provided that we are prohibited from engaging in certain activities referred to as “Prohibited Acts” without obtaining the approval of the holders of a majority of the voting shares. “Prohibited Acts” consist of amending, waiving or failing to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders of a series, except as otherwise provided therein.

Board of Managers and its Powers

We are a manager-managed series limited liability company as set forth in Section 401 and Section 101 of the Delaware Limited Liability Company Act. Our operating agreement appoints the Board of Managers of the Company.

We plan to enter into a management services agreement with our Administrator and Masterworks Cayman, prior to the initial closing of the initial series offerings which is further described in the “Summary of Management Services Agreement” section of this document. Pursuant to our operating agreement and the management services agreement, the Administrator will have complete and exclusive discretion in the management and control of our affairs and business, subject to the requirement to obtain consent for Prohibited Acts, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of our Company, including doing all things and taking all actions necessary to carry out the terms and provisions of each of the foregoing agreements.

Pursuant to the Masterworks Vault 1, LLC operating agreement, the Board of Managers shall have full authority in their discretion to exercise, on our behalf and in our name of the Company, all rights and powers of a “manager” of a limited liability company under the Delaware Limited Liability Company Act necessary or convenient to carry out our purposes. Any person not a party to our operating agreement dealing with us will be entitled to rely conclusively upon the power and authority of the Board of Managers to us in all respects, and to authorize the execution of any and all agreements, instruments and other writings on behalf of us and in our name.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

Any member of the Board of Managers may be removed and replaced by a majority of the Board of Managers or the holder of the Class C share of a series, if any, with or without “Cause.” In addition, any member of the Board of Managers may be removed or replaced by the affirmative vote of members holding two-thirds (2/3) of the voting shares of all of the series then existing as a single class for “Cause” only. The term “Cause” is defined as follows:

(a) the commission by a member of the Board of Managers of fraud, gross negligence or willful misconduct;

(b) the conviction of a member of the Board of Managers of a felony;

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(c) a material violation by a member of the Board of Managers of any applicable law that has a material adverse effect on our business;

(d) the bankruptcy or insolvency of a member of the Board of Managers

Classes of Ownership

Prior to giving effect to each series offering, 100% of the membership interests of each series are owned by Masterworks in the form of 1,000 Class B shares of such series. We have three classes of membership interests for each series:

Class A shares. The Class A shares of each series being offered in each series offering will represent in the aggregate 100% of our members’ capital accounts of each such series and an 80% interest in the profits we recognize upon any sale of the Artwork of such series. The number of Class A shares of each series outstanding upon the final closing of the offering of the series is as noted in the “Series Offering Table”, and the number of additional Class A shares of a series that may be issued by our Company following the offering of the series (subject to issuances pursuant to stock-splits, recapitalizations or similar transactions) is limited to shares issuable upon conversion of the Class B shares of such series and exchange of the SPC Preferred shares of the applicable segregated portfolio of Masterworks Cayman.

Class B shares. The Class B shares of each series held by Masterworks Foundry will represent 0% of our members’ capital accounts in such series and a 20% interest in the profits we recognize upon any sale of the Artwork of such series. There are currently 1,000 Class B shares of each series outstanding and there will be 1,000 Class B shares of each series outstanding upon the final closing of each offering of a series. Upon mutual agreement of the holder of the Class B shares of each series and the Company, the Class B shares of each series may be redeemed by the Company for a nominal amount.

Class C Share. The Class C share of each series represents a special class of membership interests, which has no economic rights or obligations and has no voting rights, but has the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

Voting Rights

We refer to Class A shares of a series, excluding Class A shares of a series beneficially owned by Masterworks and Class A shares held by a Vote Limited Member above such shareholder’s voting limit, as our “voting shares.” On each matter where the members have a right to vote, each voting share shall be entitled to and shall constitute one (1) vote, and all voting shares shall vote together as a single class of a series or as a single class with holders of all voting Class A shares outstanding of all series together, as applicable, except as otherwise set forth in our operating agreement, or otherwise required by the Delaware Act. In determining any action or other matter to be undertaken by or on behalf of us, each member shall be entitled to cast a number of votes equal to the number of voting shares that such member holds, with the power to vote, at the time of such vote. Unless otherwise set forth in our operating agreement, or otherwise required by the Delaware Act, the taking of any action by us which requires a vote of the members as set forth above shall require the receipt of votes from members holding a majority of the voting shares to constitute a quorum, provided, that in the case of a proposed removal of the Administrator for any reason or a member of the Board of Managers for “Cause”, an affirmative vote of holders of two-thirds (2/3) of the voting Class A shares outstanding of all series together voting as a single class shall be required to authorize and approve such action. In determining the outcome of any vote at a meeting, shareholders that abstain or do not vote will effectively be counted as votes against such action. Each member of the Board of Managers may be removed and or replaced and our Board can be reconstituted for any reason by the holder of the Class C share of a series, if any. The Masterworks affiliate that holds a Class C share of a series, if any, shall have no voting rights with respect to Class A shares of a series it beneficially owns.

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A member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights by providing an irrevocable certification to the Company in substantially the form of Exhibit B to the operating agreement. In the event a member irrevocably limits or eliminates its voting rights (a so-called “Vote Limited Member”), all of the Class A shares of a series beneficially owned by such Vote Limited Member in excess of the voting limit applicable to such member shall no longer have any voting rights for so long as such shares are beneficially owned by such member or such member’s affiliates. Any Vote Limited Member that limits its voting rights such that under no circumstances would such shareholder, together with its affiliates, have the right to cast more than 10% of the total votes in any matter put to a vote of the Class A shareholders of a series, shall not be named or have its address or ownership reported in the Company’s ongoing SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act. The determination of affiliate status for such purposes shall be made by the Board of Managers in its sole and absolute discretion and the Company or its transfer agent may require any shareholder that owns more than 10% of the Class A shares of a series to provide a legal opinion and or other information it deems necessary or appropriate to determine such person’s affiliate status. If any such 10% or more shareholder is deemed to be an “affiliate”, notwithstanding the limit on voting, such person’s name, address and ownership will be reported in the Company’s SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K.

Subject to the Delaware Act, the Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

Conversion of Class B shares

Class B shares of a series will be convertible into Class A shares of such series, in whole or in part, at any time prior to the consummation of a sale of the Artwork by such series for no additional consideration pursuant to the following conversion formula:

Class A shares of a series issuable upon conversion	=	(A) Value Increase, multiplied by
(B) Conversion Percentage, multiplied by
(C) 20%, divided by
(D) Class A share Value of a series.

Definitions for conversion calculation:

“Value Increase”	means, the aggregate value of Class A shares of the applicable series outstanding at such time on a fully diluted basis (including any shares issuable upon exchange of SPC Preferred shares, whether or not such SPC Preferred shares are vested (“Exchange Shares”)), minus the product of (i) the number of Class A shares of such series outstanding at such time on a fully diluted basis (including Exchange Shares) and (ii) $20.00, if such difference is positive.

“Conversion Percentage”	means, (A) the number of Class B shares of a series being converted, divided by (B) the number of Class B shares of a series outstanding.

“Class A share Value”	means, as of the close of business on the day preceding the conversion date, the volume weighted average trading price (“VWAP”) of the Class A shares of a series on all trading platforms or trading systems on which the Class A shares of a series are being traded over the forty-five (45) trading days then ended, provided, that if the total aggregate trading volume over such 45-trading-day period is less than 5% of the public float, such period shall be extended to the ninety (90) trading days then ended, provided, further, if the total aggregate trading volume over such 90-trading-day period is less than 5% of the public float, the holder of the Class B shares of a series shall request that the Administrator obtain an appraisal of the Class A share Value of a series from one or more independent nationally-recognized third party appraisal companies and such appraisal shall constitute the Class A share Value of a series.*

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* The hypothetical Class A share values of a series represent the assumed VWAP, or in the absence of a trading market, the appraised fair value of the Class A shares of a series, which, in either case, is assumed to be the amount that a Class A share of a series would receive upon sale of the Artwork by such series (i.e. the appraised value of the Artwork of such series divided by the fully diluted number of Class A shares of such series outstanding).

Examples of conversion calculation

The following table illustrates the number and percentage of Class A shares of a series that would be issued to Masterworks upon conversion of all of its Class B shares of a series based on hypothetical changes in the trading price or value of the Class A shares of a series:

Hypothetical Class A share Value of a series	$20.00	$30.00	$40.00	$50.00	$60.00
No. of Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of a series	0	6,938	10,406	12,488	13,875
Percentage of total outstanding Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of a series	0%	7.69%	11.11%	13.04%	14.29%

Powers of the Board of Managers

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

Shares beneficially owned by Masterworks shall have no voting rights, except one or more Class C shares held by a Masterworks affiliate will enable it to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason.

Agreement to be Bound by the Operating Agreement

By purchasing a Class A share of a series, you will be admitted as a member of our Company and will be bound by the provisions of, and deemed to be a party to the Masterworks Vault 1, LLC operating agreement. Pursuant to the Masterworks Vault 1, LLC operating agreement, each holder of Class A shares of a series and each person who acquires a Class A share of a series from a holder must agree to be bound by the terms and conditions of the Masterworks Vault 1, LLC operating agreement.

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Shareholder Voting

Class A shares of each series have one vote per share and we refer to the Class A shares of each series, excluding shares beneficially owned by Masterworks, or shares owned by a member that has irrevocably limited or eliminated such member’s voting rights in excess of such member’s voting limit, as “voting shares.” The Class B shares of each series shall have no voting rights other than as may be required pursuant to applicable law. The term “other than as may be required pursuant to applicable law,” takes into account the following considerations (i) pursuant to Section 18-806 of the Delaware Limited Liability Company Act (the “Act”), in the event that a limited liability company is dissolved by the occurrence of an event that causes the last remaining member to cease to be a member, the personal representative of the last remaining member of the limited liability company or the assignee of all of the limited liability company interests in the limited liability company may vote to revoke the dissolution, subject to the approval of any other persons whose approval is required under the limited liability company agreement to revoke a dissolution, such a vote could result in holders of the Class B shares of a series (or more accurately the personal representative of such persons) potentially be deemed to have a “right to vote” and (ii) the Act may be amended in the future to mandate voting rights for all interests in a Delaware limited liability company in certain situations, and if this occurs, without the provision “other than as may be required by law,” the Company could be in a position where its operating agreement would be in violation of the Act.

A member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights by providing an irrevocable vote limit certificate to the Company in substantially the form of Exhibit B to the operating agreement. In the event a member irrevocably limits or eliminates its voting rights, all of the Class A shares of a series beneficially owned by such member in excess of the voting limit applicable to such member shall no longer have any voting rights for so long as such shares are beneficially owned by such member or such member’s affiliates. Any member that irrevocably eliminates its voting rights or limits its voting rights such that under no circumstances would such shareholder, together with its affiliates, have the right to cast more than 10% of the total votes in an election of Managers or on any other matter put to a vote of the Class A shareholders of a series, shall not be named or have its address or ownership reported in the Company’s ongoing SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act. The determination of affiliate status for such purposes shall be made by the Board of Managers in its sole and absolute discretion and the Company or its transfer agent may require any shareholder that owns more than 10% of the Class A shares of a series to provide a legal opinion and or other information it deems necessary or appropriate to determine such person’s affiliate status. If any such 10% or more shareholder is deemed to be an “affiliate”, notwithstanding the limit on voting, such person’s name, address and ownership will be reported in the Company’s SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K.

Whenever holders of Class A shares of a series are required or entitled to vote on any matter, except as otherwise provided, that vote may be taken at a meeting or may be taken via a written consent in lieu of a meeting.

The Company shall provide holders of voting shares with not less than five (5) nor more than sixty (60) days prior notice of any meeting or any action subject to a vote of holders of voting shares at a meeting shall require a quorum, in the form of votes actually cast (whether in person or by proxy), from at least a majority of the voting shares eligible to vote on such matter or such higher percentage of voting shares as may be required for such action. At any meeting or on any matter that is to be voted on or consented to by holders of voting shares, the then holders of our voting shares, may vote in person or by proxy, and such vote may be made, and a proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Shares beneficially owned by Masterworks shall have no voting rights.

We have elected to be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the Delaware General Corporation Law (the “DGCL”) and other applicable provisions of the DGCL, as though we were a Delaware corporation and as though holders of our voting shares were shareholders of a Delaware corporation. Such sections generally regulate proxies for any voting purposes. In the event that we become subject to Regulation 14A under the Exchange Act, pursuant to and subject to the provisions of Rule 14a-16 under the Exchange Act, we may, but are not required to, utilize a Notice of Internet Availability of Proxy Materials, as described in that rule, in conjunction with proxy material posted to an Internet site, in order to furnish any proxy or related material to holders of voting shares pursuant to Regulation 14A under the Exchange Act. We currently intend to utilize the Masterworks platform to the extent possible for meetings of, and votes of our shareholders.

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Shareholder Distributions.

The Company does not expect to pay any distributions, other than a distribution following a sale of the Artwork of a series. There can be no assurance as to the timing of a distribution or that we will pay a distribution at all. There are no contractual restrictions on our ability to declare or pay dividends and if any are to be paid in the future, such decision will be at the discretion of our Board of Managers and will depend on our then current financial condition and other factors deemed relevant by the Board of Managers.

When Artwork is sold and the segregated portfolio of Masterworks Cayman receives the proceeds of such sale, the proceeds will be distributed as follows:

FIRST, payment will made to Masterworks (as a reimbursement) and or third parties in respect of any costs or expenses for which either the segregated portfolio or the series is responsible, if any;

SECOND, to the extent any funds remain undistributed, if the SPC Preferred shares have not been exchanged for Class A shares, such remaining funds will be distributed to the holder of the SPC Preferred shares for up to (but not exceeding) $20 per SPC Preferred share;

THIRD, to the extent any funds remain undistributed, such remaining funds will be distributed to the series and the series will, in turn, distribute such funds to the Class A shareholders on a pro rata basis up to (but not exceeding) $20 per Class A share;

FOURTH, to the extent any funds remain undistributed, 80% of such remaining funds will be distributed to the Class A shareholders pro rata and 20% of such remaining funds will be distributed to the Class B shareholders.

If the sale of the Artwork of a series were to result in a distribution to the holders of Class A shares of a series of equal to or greater than $20.00 per share (i.e. a “profitable sale”), Masterworks will exchange its SPC Preferred shares for Class A shares prior to a distribution to shareholders and receive proceeds as a holder of Class A shares of the series consistent with the mechanics set forth above.

If the sale of the Artwork of a series were to result in a distribution to the holders of Class A shares of a series of less than $20.00 per share (i.e. a “loss sale”), Masterworks shall receive up to $20.00 per SPC Preferred share, after which any remaining proceeds will be distributed to holders of Class A Shares of the series.

For the avoidance of doubt, if Masterworks exchanges its SPC Preferred shares for Class A shares of a series, Masterworks shall participate in a distribution or liquidation solely as a holder of Class A shares. In addition, the holder of the Class C share has no economic rights. Our Board of Managers may also determine at any time to declare a distribution to the Class B member of any series in the amount of the initial capital contribution to such series.

After all of such distributions are made, the applicable segregated portfolio and series will be dissolved. Further, following a sale of an Artwork, but prior to a distribution to shareholders, the Company may elect to redeem Class A shares of a series outstanding from Class A members of such series other than Masterworks for an amount per Class A share equal to the liquidation amount per Class A share as determined in accordance with our operating agreement, subject to certain conditions set forth in the operating agreement.

Limited Liability

The liability of each member of our Company shall be limited as provided in the Delaware Limited Liability Company Act and as set forth in the Masterworks Vault 1, LLC operating agreement. No member of our Company shall be obligated to restore by way of capital contribution or otherwise any deficits in its capital account (if such deficits occur).

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The Delaware Limited Liability Company Act provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Liability Company Act shall be liable to the Company for the distribution for three years. Under the Delaware Limited Liability Company Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the Company, other than liabilities to members on account of their Class A shares of a series and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the Company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware Limited Liability Company Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the Company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the Masterworks Vault 1, LLC operating agreement.

Exculpation and Indemnification of the Board of Managers and Others

Subject to certain limitations, our operating agreement limits the liability of each member of the Board of Managers and its affiliates, any of our members, any person who is our officer and any person who serves at the request of the Board of Managers on behalf of us as an officer, member of the Board of Managers, managers of the Administrator, independent representative, partner, member, stockholder or employee of such person (referred to together as the “Protected Persons” or in the singular as the “Protected Person”).

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Exculpation

No Protected Person shall be liable to us or the Administrator or any other member of our Company for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any Protected Person may consult with legal counsel and accountants with respect to our affairs (including interpretations of our operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of our Company selected with reasonable care; provided, that no such Protected Person may rely upon such statements if it believed that such statements were materially false.

Indemnification

To the fullest extent permitted by law, we will indemnify, hold harmless, protect and defend each Protected Person against any losses, claims, damages or liabilities, including reasonable legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing a Protected Person’s right to indemnification under the Masterworks Vault 1, LLC operating agreement, and any amounts expended in respect of settlements of any claims approved by the Board of Managers (collectively referred to herein as the “Liabilities”), to which any Protected Person may become subject:

(i)	by reason of any act or omission or alleged act or omission (even if negligent) arising out of or in connection with the activities of our Company;

(ii)	by reason of the fact that it is or was acting in connection with the activities of our Company in any capacity or that it is or was serving at the request of our Company as a partner, shareholder, member, members of the Board of Managers, managers of the Company or the Administrator, the independent representative, officer, employee, or agent of any Person;

unless, such Liability results from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful).

Any indemnification provided under our operating agreement is limited thereunder to the extent of our assets only. Further, insofar as the foregoing provisions permit indemnification of members of the Board of Managers, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reimbursement of Expenses

We will reimburse (and/or advance to the extent reasonably required) each Protected Person for reasonable legal or other costs and expenses (as incurred) of such Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to our operating agreement and for all costs and expenses, including fees, expenses and disbursements of attorneys, reasonably incurred by such Protected Person in enforcing the indemnification provisions of our operating agreement; provided, that such Protected Person executes a written undertaking to repay us for such reimbursed or advanced costs and expenses if it is finally judicially determined that such Protected Person is not entitled to the indemnification provided by our operating agreement.

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Sale of the Artwork

Each series will own the Artwork for an indefinite period, but we may sell the Artwork of such series at any time following the final closing of the offering of such series. There is no guarantee that any such sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders of such series from such transaction will be reflective of the estimated fair market value of the shares of such series at such time. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.

Amendment of Our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of the Board of Managers and must be approved by a majority vote of holders of the voting shares of all of the series voting as a single class, unless such amendment affects one or series disproportionately and adversely in relation to other series, in which case, the consent of holders of voting shares of such series adversely and disproportionately affected voting as a separate class shall be required for such amendment. However, the Board of Managers does not need consent of holders of voting shares to amend the Masterworks Vault 1, LLC, operating agreement in the following instances: (i) to evidence the joinder of a new member of the Company; (ii) in connection with the transfer of shares by members; (iii) as otherwise required to reflect capital contributions, distributions and similar actions (iv) to reflect the naming of new managers, officers or replacement of officers of the Company; or (v) as required to cause the Company to be treated as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state and local) income tax purposes, (vi) in connection with the exchange or conversion of SPC Preferred shares of a segregated portfolio in which equity interests are owned by a series or Class B shares of a series, respectively, into Class A shares of such series, (vii) to create a new series and or issue shares of such new series, (viii) any change necessary to give effect to a merger or business combination that does not, in the determination of the Board of Managers, disproportionately or adversely affect the holders of Class A shares of any series, or (ix) any change the Board of Managers deems necessary or appropriate to enable trading of membership interests.

Termination and Dissolution

We will continue as a series limited liability company until terminated under the Masterworks Vault 1, LLC operating agreement. We will commence winding up upon the first to occur of the following (the “Dissolution Event”):

(1) Upon the determination of the members with the approval of the Board of Managers;

(2) Our insolvency or bankruptcy;

(3) The sale of all or substantially all of our assets; or

(4) The entry of a decree of judicial dissolution under Section 18 802 of the Delaware Limited Liability Company Act

The Dissolution Event shall be effective on the day on which such event occurs and immediately thereafter we will commence its winding up during which our affairs shall be wound up in accordance with the terms of the Masterworks Vault 1, LLC operating agreement.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). For financial reporting purposes and federal income tax purposes, our fiscal year and its tax year are the calendar year.

Term and Removal of Members of the Board of Managers

Our operating agreement provides that each member of our Board of Managers will serve as a Manager for an indefinite term, but that any Manager may be removed by a majority of the Board of Managers for any reason, or may choose to withdraw as a Manager, under certain circumstances.

Our operating agreement also provides that each member of the Board of Managers may be removed and or replaced and our Board can be reconstituted for any reason by the holder of the Class C share of a series, if any. The Class C share of a series will be issued to a Masterworks affiliate, if any. The Class C share of a series, once issued, can be transferred between Masterworks affiliated entities, including from one Masterworks affiliate to another. The Class C share of a series, once issued, may be redeemed or cancelled by mutual agreement between the holder of the Class C share of a series and the Company.

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In addition, our members may remove a member of the Board of Managers for “cause” only, following the affirmative vote of two-thirds (2/3) of the issued and outstanding voting shares of all the series then existing as a single class excluding those beneficially owned by Masterworks. The term “Cause” is defined as:

●	The commission by the applicable member of the Board of Managers of fraud, gross negligence or willful misconduct;
●	The conviction of the applicable member of the Board of Managers of a felony;
●	A material violation by the applicable member of the Board of Managers of any applicable law that has a material adverse effect on our business; and
●	The bankruptcy or insolvency of the applicable member of the Board of Managers.

Anti-Takeover Effects under Delaware Law

We are a series limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the Delaware General Corporation Law, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the Delaware General Corporation Law apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting Class A shares of a series. The Board of Managers may elect to amend the Masterworks Vault 1, LLC operating agreement, subject to majority approval by the members holding the Class A shares of a series, at any time to have Section 203 apply to the Company.

Valuation of Artworks

Masterworks conducts a quarterly appraisal of the fair market value of each Artwork in accordance with Masterworks’ valuation policies and procedures. The estimated net asset value per Class A share of a series will be disclosed in a Current Report on Form 1-U.

Binding Arbitration under Our Subscription Agreement

By purchasing Class A shares of a series in an offering of a series, investors agree to be bound by the arbitration provisions contained in our subscription agreement which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the subscription agreement, the shares, the Masterworks Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing. Please note that this arbitration provision does not apply to claims made under the federal securities laws or any dispute you may have with Masterworks Advisers, which can be settled through the arbitration rules of JAMS. Purchasers of shares in a secondary transaction would also be subject to the same arbitration provisions that are currently in our subscription agreement. Such arbitration provision limits the ability of investors to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provision. If invoked, the arbitration is required to be conducted in New York, NY in accordance with New York law. The subscription agreement allows for either the Company or an investor to elect to enter into binding arbitration in the event of any covered claim in which the Company and the investor are adverse parties. While not mandatory, in the event that the Company were to invoke the arbitration clause, the rights of the adverse shareholder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company.

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Waiver of Jury Trial under our Subscription Agreement

By purchasing Class A shares of a series in the offering of a series, by executing the subscription agreement investors agree to waive their rights to a jury trial in claims against the Company or Masterworks. However, this waiver of rights to a jury trial does not apply to claims made under the federal securities laws. Purchasers of shares in a secondary transaction would also be required to waive rights to a jury trial, except in connection with claims under the federal securities laws.

Exclusive Jurisdiction

Our operating agreement provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, as amended, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. By purchasing Class A shares of a series in the offering of a series and by executing the subscription agreement, investors acknowledge that any complaint asserting a cause of action under the Securities Act is to be litigated in the federal district courts of the United States of America.

Qualification Rights

Masterworks will have the right to request that we qualify on Form 1-A, or a comparable form, the resale of any Class A shares of a series beneficially owned by Masterworks or any entity administered by Masterworks. There are no limitations or restrictions on the size or frequency of such qualification requests, other than pursuant to applicable law, provided that all costs associated with any such qualification shall be the responsibility of Masterworks. If Masterworks exercises its qualification rights and offers Class A shares of a series in a secondary offering pursuant to Regulation A, it may be more difficult to sell your Class A shares of such series and could adversely affect the price at which you can sell your Class A shares of such series on the Templum ATS. The qualification rights are set forth in the Company’s operating agreement.

Transfer Agent

The transfer agent and registrar for the Class A shares of each series is Equity Stock Transfer, LLC. The transfer agent’s address is 237 West 37th Street, Suite 602, New York, New York 10018. The transfer agent’s telephone number is 212-575-5757.

SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

There is currently no public trading market for the Class A shares of any series, and an active market, whether public or private, for these Class A shares may not develop or be sustained. We cannot predict the effect, if any, that market sales of the Class A shares of a series or the availability of Class A shares of a series for sale will have on the market price of the Class A shares of a series prevailing from time to time.

Upon the final closing of a series offering, the maximum number of Class A shares of such series offered will be outstanding, and 1,000 Class B shares of such series will be outstanding and will be owned by Masterworks. Such Class B shares may be converted into Class A shares of the same series based on the relative fair market values of the Class B shares and Class A shares at such time. In addition, Masterworks will earn SPC Preferred shares of each segregated portfolio of Masterworks Cayman that will be exchangeable for Class A shares of the series that owns equity interests in such segregated portfolio at an exchange ratio of 1 for 1. All of the Class A shares of a series sold in the offering of the series will be freely tradable under federal securities laws unless issued to our “affiliates” as such term is defined in Rule 405 of the Securities Act of 1933, as amended. Class A shares of a series held by affiliates of the Company are “control” securities under U.S. federal securities laws and are subject to restrictions on transfer. If you hold more than 10% of the Class A shares of a series, you may be deemed an affiliate of the Company and may be unable to participate on the Templum ATS or otherwise freely transfer your shares. The Company or its transfer agent may require you to provide a legal opinion and or other information to determine your affiliate status.

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Masterworks intends to sponsor offerings by entities formed to invest, directly or indirectly, in multiple works of art and any such entity, which would be deemed an “affiliate” of our Company, may invest in one or more series offerings. In the event any such affiliate invests in a series offering, the Class A shares of such series acquired by such entity would be “restricted” securities within the meaning of Rule 144 under the Securities Act of 1933, as amended, and such Class A shares of such series, together with any shares sold by Masterworks in private transactions that are exempt from the registration or qualification requirements of the Securities Act will bear a restrictive legend and will be subject to further transfer restrictions for one year from the time such shares are acquired from Masterworks or such affiliate by a non-affiliate. Masterworks has rights to require us to qualify the resale of any such Class A shares of a series, provided that they shall be responsible for all of the costs and expenses of any such qualification and or secondary offering.

Masterworks has agreed not to transfer any Class B shares of a series that it owns prior to the one-year anniversary of the final closing of the applicable series offering (other than transfers to affiliates), though Masterworks is permitted to pledge all of its Shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the Shares in connection with a default by Masterworks on its indebtedness. After the one-year anniversary in the case of Class B shares of a series, Masterworks will have no restrictions on the disposition of any of its Shares, other than restrictions in our operating agreement, management services agreement and those imposed by applicable securities laws.

Rule 144

In general, under Rule 144 as currently in effect, Masterworks will be entitled to sell, within any three-month period, a number of Class A shares of a series that does not exceed the greater of:

●	1% of the then-outstanding Class A shares of a series; and

●	The average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. If Masterworks sells its shares in private transactions that are exempt from the registration requirements of the Securities Act to a non-affiliate other than pursuant to Rule 144, such non-affiliate will be able to sell such shares pursuant to Rule 144 after one year has elapsed from the time such shares were acquired from Masterworks and such sales shall not be subject to the volume restrictions set forth above.

We are unable to estimate the number of Class A shares of a series that will be sold under Rule 144 or pursuant to one or more future qualified offerings or the timing of such sales, since this will depend on the market price for the Class A shares of a series, the personal circumstances of the sellers and other factors. There is currently no public trading market for the Class A shares of any series, and an active market for these Class A shares may not develop or be sustained. Any future sale of substantial amounts of the Class A shares of a series in the open market may adversely affect the market price of the Class A shares of such series offered by this offering circular.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Class A shares of a series by Holders (as defined below) as of the date hereof. For purposes of this section, under the heading “Material U.S. Federal Tax Considerations,” references to the “Company,” “we,” “our,” and “us” refer only to Masterworks Vault 1, LLC and or each series, and not to Masterworks Cayman which is a Cayman Islands segregated portfolio company. In this discussion of material U.S. federal income tax considerations, the term “segregated portfolio” refers to the segregated portfolio of Masterworks Cayman that will hold title to the Artwork of a specific series. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed thereunder, and all administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation.

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The U.S. federal income taxation of partnerships and partners is extremely complex, involving, among other things, significant issues as to the character, timing of realization and sourcing of gains and losses. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States or Holders that hold the Class A shares of a series as part of a straddle, hedge, conversion or other integrated transaction) or U.S. Holders that have a “functional currency” other than the U.S. dollar. This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations. Prospective investors are urged to consult their own tax advisors regarding the purchase, ownership and disposition of the Class A shares of a series with respect to their particular tax situations, including, in the case of prospective Holders subject to special treatment under U.S. federal income tax laws, with reference to any special issues that the purchase, ownership and disposition of the Class A shares of a series may raise for such persons. The activities of a Holder unrelated to such Holder’s status as a member of the Company may affect the tax consequences to such Holder of an investment in the Company.

The enactment of U.S. federal tax legislation in 2017 and the promulgation of final and proposed Treasury Regulations and other guidance thereunder has resulted in significant and complicated changes to the Code, and there remain significant uncertainties regarding the interpretation and application of these rules. As further discussed below, resolution of certain of these uncertainties could have implications for the tax treatment of the Company’s structure and investments. All investors should consult with their advisors regarding the effect of these laws on their investment in the Company.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Class A share of a series that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a U.S. person. As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a Class A share of a series that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes invests in the Class A shares of a series, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of the Class A shares of a series.

PERSONS CONSIDERING AN INVESTMENT IN THE CLASS A SHARES OF A SERIES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS A SHARES OF A SERIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Taxation of Our Company

Taxation of Masterworks Vault 1, LLC and each series thereof. The U.S. Internal Revenue Service (“IRS”) issued Proposed Series LLC Regulations in September 2010 (Reg-119921-09) to settle treatment of Series LLCs and their series for income tax purposes and concluded that each series of a Series LLC is to be treated as a separate entity for federal income tax purposes. We expect that the Company and each series will be regarded for income tax purposes as separate entities. At present, we do not expect to seek a ruling from the IRS with respect to our treatment as separate entities for U.S. federal income tax purposes and no assurance can be given on the finalization of the proposed regulations or that the IRS will not at a later point in time take a contrary position. We expect that we will be treated as partnerships for U.S. federal income tax purposes and not as associations or publicly traded partnerships subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. See “—Taxation of U.S. Holders of Shares.”

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An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership”, unless an exception applies. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on an alternative trading system or the substantial equivalent thereof. We expect that we will be publicly traded for purposes of these rules.

A publicly traded partnership will, however, be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes, if (x) 90% or more of such partnership’s gross income during each taxable year consists of “qualifying income” and (y) such partnership is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, gains from the sale or other disposition of capital assets or other property held for the production of income that otherwise constitutes qualifying income and certain other forms of investment income.

We intend to operate such that we will meet the qualifying income exception in each taxable year. We do not expect that the Company or any series will earn any income in any taxable year other than qualifying income including (x) interest income with respect to certain short-term debt investments held by the Company and (y) an income inclusion followed by a distribution from a segregated portfolio of Masterworks Cayman in the year in which the Artwork of a series is sold. At present, we do not expect to seek a ruling from the IRS with respect to our treatment as a partnership for U.S. federal income tax purposes and no assurance can be given that the IRS will not take a contrary position. In the event that such a ruling is sought, and such ruling treats a sale of the Artwork of a series as qualifying income, we may structure each segregated portfolio as an entity disregarded from us for U.S. federal income tax purposes, in which case the tax consequences described herein could be materially different, as described below.

If we fail to meet the qualifying income exception (other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery) or if we are required to register under the 1940 Act, we will be treated as if, on the first day in which we fail to meet the qualifying income exception or are required to register under the 1940 Act, we had transferred all of our assets, subject to our liabilities, to a newly formed corporation in exchange for stock of such corporation, and then distributed the stock to the Holders in liquidation of their interests in us. This deemed contribution and liquidation should generally be tax-free to the Holders so long as we do not have liabilities in excess of the tax basis of our assets at such time. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

If we were treated as a corporation in any taxable year, our items of income, gain, loss, deduction and credit would be reflected in our tax return, rather than the returns of our Holders subject to U.S. tax, and we would be subject to U.S. corporate income tax on our taxable income. Distributions of cash or other property to a Holder with respect to the Class A shares of a series generally would be treated as a dividend to the extent such distribution was paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), or in the absence of earnings and profits, as a tax-free return of capital to the extent of such Holder’s adjusted tax basis in such Class A share of a series, and then as capital gain. Accordingly, treatment as a corporation could materially reduce a Holder’s after-tax return and thus could result in a substantial reduction of the value of the Class A shares of a series.

The remainder of this discussion assumes that we will be treated as a partnership for U.S. federal income tax purposes.

Taxation of Masterworks Cayman. Masterworks Cayman, which is a Cayman Islands segregated portfolio company, is referred to in this taxation section as “Masterworks Cayman,” and the specific portfolio that will hold title to the Artwork of a series is referred to as a “segregated portfolio.” Each segregated portfolio intends to be classified as an association taxable as a corporation and not as a partnership or disregarded entity for U.S. federal income tax purposes. Each series, as the holder of each respective segregated portfolio’s shares, will not be taxed directly on the earnings of such segregated portfolio. We intend to treat each segregated portfolio as a separate non-U.S. corporation for U.S. federal income tax purposes, although this treatment is not free from doubt. The remainder of this discussion assumes that each segregated portfolio is so treated.

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However, Holders may be required to report directly income earned by a segregated portfolio in certain circumstances. See “— Controlled Foreign Corporations” and “Passive Foreign Investment Companies”.

Subject to the discussion below under “Controlled Foreign Corporations” and “Passive Foreign Investment Companies”, distributions of cash or other property to us from a segregated portfolio (other than certain distributions of a segregated portfolio, shares or rights to acquire its shares) generally will be treated as a dividend for U.S. federal income tax purposes (without reduction for any non-U.S. tax withheld from such distribution) to the extent of a segregated portfolio, current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent the amount of such distribution exceeds such current and accumulated earnings and profits, it generally will be treated first as a non-taxable return of capital to the extent of our adjusted tax basis in such segregated portfolio’s shares and then as capital gain.

If, following receipt of a ruling from the IRS, we elected to treat a segregated portfolio as an entity disregarded as separate from us, we would directly report any income, gain, loss or deduction of such segregated portfolio, and any distributions from such segregated portfolio would be disregarded for U.S. federal income tax purposes.

Taxation of U.S. Holders of Shares

Below is a discussion of material U.S. federal income tax considerations applicable to U.S. Holders of the Class A shares of a series.

Taxation of Holders of Shares on Our Profits and Losses. As a partnership for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. It is possible that in any year, a Holder’s tax liability arising from the Company could exceed the distributions made by the Company to such Holder. The Company will file a U.S. federal partnership information return reporting its operations for each year and provide a U.S. Internal Revenue Service Schedule K-1 and Schedule K-3 to each Holder. However, Holders may not receive such Schedule prior to when their tax return reporting obligations become due and may need to file for extensions or file based on estimates.

In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of any interest income we earn that is allocable to such U.S. Holder.

Allocation of Profits and Losses. For each of our fiscal years, each Holder’s allocable share of our items of income, gain, loss, deduction or credit will be determined by Masterwork Vault 1, LLC’s amended and restated operating agreement (the “operating agreement”), provided such allocations either have “substantial economic effect” or are determined to be in accordance with such Holder’s interest in the Company. We believe that for U.S. federal income tax purposes, such allocations will be given effect as being in accordance with such Holder’s interest in the Company and we intend to prepare tax returns based on such allocations. If the allocations provided by our operating agreement were successfully challenged by the IRS, the resulting allocations to a particular Holder for U.S. federal income tax purposes may be less favorable than the allocations set forth in our operating agreement.

Section 706 of the Code provides that items of partnership income and deductions must be allocated between transferors and transferees of shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to Holders in a manner that reflects such Holders’ beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between Holders of Class A shares of a series, but these assumptions and conventions may not conform with all aspects of existing Treasury Regulations. If the IRS successfully challenges our conventions, our items of income, gain, loss, deduction or credit may be reallocated among the Holders of Class A shares of a series to the possible detriment of certain Holders. The Board of Managers is authorized to revise our method of allocation between transferors and transferees (as well as among Holders whose interests otherwise could vary during a taxable period).

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Adjusted Tax Basis of Class A shares of a series. A Holder’s initial tax basis in its Class A shares of a series will generally equal the amount such Holder paid for the Class A shares of a series plus such Holder’s allocable share of our liabilities, if any. A Holder’s adjusted tax basis will be increased by such Holder’s share of items of our income and gain and any increase in such Holder’s share of our liabilities. A Holder’s adjusted tax basis will be decreased, but not below zero, by distributions from us, such Holder’s allocable share of items of our deductions and losses and by any decrease in such Holder’s allocable share of our liabilities.

Holders who purchase the Class A shares of a series in separate transactions must combine the basis of those Class A shares of a series and maintain a single adjusted tax basis for all of those Class A shares of a series. Upon a sale or other disposition of less than all of the Class A shares of a series held by such Holder, a portion of that tax basis must be allocated to the Class A shares of a series sold.

Restrictions on Deductibility of Expenses and Other Losses. A Holder may deduct its allocable share of our losses (if any) for U.S. federal income tax purposes only to the extent of such Holder’s adjusted tax basis in the Class A shares of a series it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of a Holder’s allocable share of our losses would reduce its adjusted tax basis for its Class A shares of a series below zero, the recognition of such losses by such Holder would be deferred to subsequent taxable years and will be allowed if and when such Holder has sufficient tax basis so that such losses would not reduce such Holder’s adjusted tax basis below zero. In addition, the “at-risk” rules and the limitation on “excess business losses” could limit the deductibility of losses allocable to a Holder. We do not expect to generate income or losses from “passive activities” for purposes of Section 469 of the Code. Therefore, income allocated by us to a Holder may not be offset by the Section 469 passive losses of such Holder and losses allocated to a Holder generally may not be used to offset Section 469 passive income of such Holder.

In general, neither we nor any Holder may deduct organizational expenses. We may elect to amortize any organizational expenses ratably over fifteen years, or we may elect to capitalize such expenses. No deduction is allowed for offering expenses, including placement fees.

Treatment of Distributions. For U.S. federal income tax purposes, distributions of cash by us generally will not be taxable to a U.S. Holder to the extent of such U.S. Holder’s adjusted tax basis in its Class A shares of a series. Any cash distributions in excess of a U.S. Holder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of the Class A shares of a series. Under current law, such gain generally will be capital gain and will be long-term capital gain if such U.S. Holder has held such Class A share of a series for more than one year at the time of such distribution, subject to certain exceptions.

Disposition of Class Shares. A U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of the Class A shares of a series in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such Class A share of a series. A U.S. Holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such Holder has held such Class A share of a series for more than one year at the time of such sale, exchange or other disposition. Certain gain attributable to our investment in a segregated portfolio will generally be characterized as ordinary income rather than capital gain. See “—Controlled Foreign Corporations”. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

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Holders who purchase the Class A shares of a series at different times and intend to sell all or a portion of the Class A shares of a series within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss. For example, a selling Holder may use the actual holding period of the portion of its transferred Class A shares of a series, provided such Class A shares of a series are divided into identifiable Class A shares of a series with ascertainable holding periods, the selling Holder can identify the portion of the Class A shares of a series transferred, and the selling Holder elects to use the identification method for all sales or exchanges of the Class A shares of a series.

Controlled Foreign Corporations. In general, a corporation organized outside the United States is treated as a controlled foreign corporation (“CFC”) for U.S. federal income tax purposes in any taxable year in which more than 50% of (i) the total combined voting power of all classes of stock of such non-U.S. corporation entitled to vote or (ii) the total value of the stock of such non-U.S. corporation is owned (or is considered as owned) by “U.S. Shareholders” on any day during the taxable year of such non-U.S. corporation. A “U.S. Shareholder” with respect to a non-U.S. corporation is any U.S. person that owns (or is treated as owning) 10% or more of the total combined voting power of all classes of stock of the non-U.S. corporation entitled to vote or 10% or more of the total value of such non-U.S. corporation’s stock. The Company and each of its series are expected to be treated as U.S. Shareholders of their respective segregated portfolios under current law. Accordingly, the remainder of this disclosure assumes that each segregated portfolio will be considered a CFC, and that each series will be considered a U.S. Shareholder of its subsidiary segregated portfolio.

U.S. Shareholders may have current inclusions of undistributed “Subpart F” income of each segregated portfolio or other income of any segregated portfolio that exceeds certain thresholds (“global intangible low-taxed income” or “GILTI”). Subpart F income generally includes passive income such as dividends, interest, net gain from the sale or disposition of securities and non-actively managed rents. The Subpart F income of a CFC is limited to the CFC’s earnings and profits for the taxable year. GILTI consists of a U.S. Shareholder’s pro rata share of a CFC’s earnings, other than Subpart F income and certain other excluded types of income, that exceeds a 10% return on such U.S. Shareholder’s pro rata share of the CFC’s tangible assets that were used to generate such income. U.S. Shareholders that are U.S. corporations may take a 50% deduction against GILTI, and a 37.5% deduction after 2025. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, a U.S. Shareholder may be required to report as ordinary income its allocable share of a segregated portfolio’s Subpart F or GILTI income without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of the earnings (if any) attributable to net capital gains of a segregated portfolio. A U.S. Shareholder’s tax basis in its Class A shares will be increased to reflect any required Subpart F or GILTI income inclusions. Such income generally will constitute income from sources within the United States for U.S. foreign tax credit purposes. Amounts included as such income would generally not be taxable again when actually distributed. It is not expected that any segregated portfolio will earn any income in any taxable year other than gain from the sale of Artwork in the year in which the Artwork is sold (other than the applicable segregated portfolio of Masterworks Cayman to the extent either earns any royalty or other income). Therefore, the Company does not expect that there will be any material Subpart F or GILTI income of any segregated portfolio to be reported by U.S. Shareholders prior to a sale of the Artwork. However, the Company expects that gain from the sale of the Artwork would be treated as Subpart F income.

Because the Company expects each series to be treated as a U.S. Shareholder in a CFC for certain purposes other than for determining current inclusions, regardless of whether a segregated portfolio has Subpart F or GILTI income, any gain allocated to a U.S. Holder resulting from a segregated portfolio’s sale of Artwork, followed by the segregated portfolio’s liquidation (whether or not such U.S. Holder is a U.S. Shareholder) will be treated as ordinary income to the extent of such U.S. Holder’s allocable share of the current and/or accumulated earnings and profits of such segregated portfolio. In this regard, earnings should not include any amounts previously taxed to a U.S. Holder pursuant to the CFC rules, if any, or pursuant to rules governing the taxation of U.S. Shareholders of PFICs, further described below. Thus, if earnings on the sale of the Artwork that are attributable to Non-U.S. Shareholders are treated as first taxed under the PFIC rules, then such earnings may be treated as previously taxed under these rules.

If, following receipt of a ruling from the IRS, we elected to treat each segregated portfolio as an entity disregarded as separate from us, the CFC rules discussed above would not apply. Instead, we would directly report any income, gain, loss or deduction of the segregated portfolio, and any distributions from the segregated portfolio would be disregarded for U.S. federal income tax purposes.

Passive Foreign Investment Companies. In general, a corporation organized outside the United States is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of its gross income is “passive income” or (ii) on average at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities transactions and from the sale or exchange of property that gives rise to passive income. In determining whether a non-U.S. corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) generally is taken into account.

If a segregated portfolio is determined to be a PFIC, the PFIC rules are expected to apply to the U.S. Holders who are not otherwise a U.S. Shareholder of a CFC (“Non-10% U.S. Owner”), with respect to such segregated portfolios, based on proposed regulations issued by the IRS earlier this year. The PFIC rules are not expected to apply to U.S. Shareholders who are subject to current inclusions of Subpart F income with respect to any particular Segregated Portfolio.

Under the PFIC rules, if a segregated portfolio is a PFIC and a proper election (a “Pedigreed QEF Election”) has not been made to include the segregated portfolio’s income in the U.S. Holders’ income currently, gain on a disposition by a series of shares in such segregated portfolio or gain on the disposition of Class A shares by a U.S. Holder at a time when such series owned, directly or indirectly, shares of such segregated portfolio, as well as certain other defined “excess distributions,” would be treated as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the U.S. Holder held its Class A shares or the period during which the series, directly or indirectly, held shares in such segregated portfolio and would be subject to an interest charge. Under current law, each series would be the appropriate party to make Pedigreed QEF Elections in respect of the segregated portfolios, although the IRS has issued proposed regulations which, if finalized in their current form, would place this obligation on the U.S. Holders with respect to elections to be made following the date on which the regulations are finalized and take effect. Under the proposed regulations, Pedigreed QEF Elections made by a series under current law would remain in effect after the effective date of the final regulations.

Each series of the Company is expected to make a Pedigreed QEF Election on behalf of its Non-10% U.S. Owners in respect of its respective segregated portfolio to the extent that it is able to do so under applicable law. If a Pedigreed QEF Election is made with respect to a segregated portfolio, and if the PFIC rules take precedence over the CFC rules, Non-10% U.S. Owners would include the gain allocated to them from such segregated portfolio’s disposition of Artwork as capital gain, which, if the segregated portfolio’s holding period in such Artwork was more than one year, would be treated as long-term capital gains and, in the case of non-corporate Non-10% U.S. Owners, subject to the long-term capital gain rates applicable to collectibles.

If, following receipt of a ruling from the IRS, we elected to treat each segregated portfolio as an entity disregarded as separate from us, neither the CFC nor the PFIC rules would apply to each segregated portfolio.

Segregated portfolios as Disregarded Entities. If, following receipt of a ruling from the IRS, a series elected to treat a segregated portfolio as an entity disregarded as separate from such series, the CFC and PFIC rules discussed above would not apply. Instead, such series, as applicable, would directly report any income, gain, loss or deduction of such segregated portfolio, and its distributions from the segregated portfolio would be disregarded for U.S. federal income tax purposes. To the extent that a segregated portfolio were disregarded, the disposition by such segregated portfolio of Artwork with a holding period of more than one year would be treated as long-term capital gains to U.S. Holders, taxable to non-corporate U.S. Holders at the higher long-term capital gain rates applicable to collectibles.

Taxation of Non-U.S. Holders of Class A shares of a series

Below is a discussion of material U.S. federal income tax considerations applicable to Non-U.S. Holders of the Class A shares of a series and does not purport to address all of the U.S. federal income tax consequences that may be applicable to any particular Non-U.S. Holder. This discussion does not address the tax consequences of purchasing, holding or disposing of the Class A shares of a series to Non-U.S. Holders subject to special rules under U.S. federal income tax laws, such as non-U.S. governments and their controlled entities, non-U.S. pension plans, trusts, former U.S. citizens or residents and individual Non-U.S. Holders that have a “tax home” in the United States. The discussion assumes that a Non-U.S. Holder is not and will not be engaged in a trade or business within the United States, has and will have no U.S. source income apart from its investment in the Class A shares of a series, and, in the case of a Non-U.S. Holder that is an individual, has not been (and will not be) present in the United States for 183 days or more in any taxable year.

Interest, Dividends, Etc. A Non-U.S. Holder is subject to U.S. federal withholding tax at the rate of 30% (or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent) on its distributive share of any U.S. source interest (subject to certain exemptions), U.S. source dividends (including, in certain cases, dividend equivalent amounts) and certain other income received by us. We expect that distributions from a segregated portfolio of Masterworks Cayman will not be treated as U.S. source dividends for withholding purposes.

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Effectively Connected Income. In general, a non-U.S. person that invests in an entity taxable as a partnership for U.S. federal income tax purposes that is (directly or through entities treated as disregarded from their owners or as partnerships for U.S. federal income tax purposes) “engaged in trade or business within the United States” is itself considered to be engaged in trade or business within the United States and is subject to U.S. federal income tax (including, possibly, in the case of a non-U.S. corporation, the “branch profits” tax), withholding and income tax return filing requirements with respect to its income effectively connected (or treated as effectively connected) with the U.S. trade or business (“ECI”). A non-U.S. person that fails to file a timely U.S. federal income tax return in respect of its ECI may subsequently be precluded from claiming deductions related to the ECI and may be subject to interest and penalties. We believe that our activities as currently contemplated generally will not involve being engaged in a trade or business within the United States, and as a result we expect that neither Masterworks Cayman nor any Non-U.S. Holder will be treated as deriving ECI as a result of our activities.

U.S. Federal Estate Taxes for Non-U.S. Persons. Individual Non-U.S. Holders will be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. The Class A shares of a series that are owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death may be considered U.S.-situs property for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. Prospective individual holders who are non-U.S. persons are urged to consult their tax advisors concerning the potential U.S. federal estate tax consequences with regard to the Class A shares of a series.

Administrative Matters

Tax Elections. The Board of Managers will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Code and other relevant tax laws as the Board of Managers deems necessary or appropriate. Accordingly, our Board of Managers can change our tax election to have the Company and each series taxed as a corporation in its sole and absolute discretion.

Nominee Reporting. Persons who hold the Class A shares of a series as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (3) a tax exempt entity; (iii) the amount and description of Class A shares of a series held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class A shares of a series they acquire, hold or transfer for their own account. A penalty is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Class A shares of a series with the information furnished to us.

Taxable Year. We currently intend to use the calendar year as our taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Partnership Audit Rules. We or the Holders may have potential tax liability in the event of an adjustment imposed as a result of a tax audit by the IRS. An audit resulting in an adjustment to any item of our income, gain, loss, deduction or credit (or adjustment of the allocation of any such items among the Holders), and any tax (including interest and penalties) attributable to such adjustment, may be determined and collected at the Company level in the year of such adjustment. In the event of any adjustment at the Company level, under the operating agreement, the Board of Managers will allocate such tax among the Holders as equitably determined by the Board of Managers, and each Holder may be required to contribute to the Company the amount of such tax allocated to it. As a result, a Holder may bear liability for the adjustment in an amount that exceeds the taxes that the Holder (or its predecessor in interest) would have paid if the adjustment had been applied at the Holder level. Alternatively, the Board of Managers may elect to send an adjusted Schedule K-1 to each person who was a Holder in the taxable year reviewed on audit (the “Push-Out Election”). In that event, each such person (whether a current or former Holder) may elect to pay any resulting tax (including interest and penalties) or, in the case of a person that is itself treated as a partnership or other flow-through vehicle for U.S. federal income tax purposes, such person may further push out the adjustment to the next tier of partners. Non-U.S. Holders may be required to file U.S. tax returns as a result of a Push-Out Election. There is some uncertainty regarding the interpretation and implementation of these partnership audit procedures.

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Treatment of Withholding Taxes. We will withhold and pay over any U.S. withholding taxes required to be withheld with respect to any Holder and will treat such withholding as a payment to such Holder. Such payment will be treated as a distribution to the extent that the Holder is then entitled to receive a cash distribution. To the extent that such payment exceeds the amount of any cash distribution to which such Holder is then entitled, such Holder shall be required to make prompt payment to us. Similar provisions would apply in the case of taxes withheld from a distribution to us.

Information Reporting and Backup Withholding. If we are required to withhold any U.S. tax on distributions made to any Holder of Class A shares of a series, we will pay such withheld amount to the IRS. Amounts withheld generally will be reported annually to the IRS and to the Holders by the applicable withholding agent. Distributions made to a U.S. Holder may be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption. Such U.S. Holder should use an IRS Form W-9 for this purpose. If such U.S. Holder does not provide its correct TIN and other required information or an adequate basis for exemption, payments made to such U.S. Holder will be subject to backup withholding (currently, at a rate of 24%) and such U.S. Holder may be subject to a penalty imposed by the IRS. Exempt U.S. Holders (including, among others, all corporations) are not subject to these information reporting and backup withholding requirements, provided that, if required, they properly demonstrate their eligibility for exemption. In order for a Non-U.S. Holder to avoid backup withholding, such Non-U.S. Holder should submit the appropriate version of IRS Form W-8, attesting to such Non-U.S. Holder’s foreign status. The failure of such a Non-U.S. Holder to provide the appropriate IRS Form W-8 may result in backup withholding on some or all of the payments made to such Non-U.S. Holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability if the required information is furnished by such Holder on a timely basis to the IRS.

If you do not timely provide us with IRS Form W-8 or IRS Form W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all Holders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all Holders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the Holders that failed to timely provide the proper U.S. tax certifications).

The proper application to us of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of Holders at any particular time (in light of possible sales of Class A shares of a series), we may over-withhold or under-withhold with respect to a particular Holder. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a Non-U.S. Holder. It may be determined, however, that the corresponding amount of our income was not properly allocable to such Non-U.S. Holder, and the withholding should have been less than the actual withholding. Such Non-U.S. Holder would be entitled to a credit against such Non-U.S. Holder’s U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the Non-U.S. Holder’s U.S. tax liability, the Non-U.S. Holder would be required to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may be determined that the corresponding income was properly allocable to a Non-U.S. Holder and withholding should have been imposed. In that event, we may determine to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all partners on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant Non-U.S. Holder).

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Reportable Transactions

If the U.S. federal tax rules relating to “reportable transactions” are applicable to us (or any of the transactions undertaken by us), Holders that are required to file U.S. federal income tax returns (and, in some cases, certain direct and indirect interest holders of certain Holders) would be required to disclose to the IRS information relating to the Company and our transactions, and to retain certain documents and other records related thereto. Although we do not believe that the purchase of the Class A shares of a series is a reportable transaction, there can be no assurance that the IRS will not take a contrary position. In addition, an interest in the Company could become a reportable transaction for Holders in the future, for example if we generate certain types of losses that exceed prescribed thresholds or if certain other events occur. It is also possible that a transaction undertaken by us will be a reportable transaction for Holders. Substantial penalties may be imposed on taxpayers who fail to comply with these laws.

In addition, other tax laws impose substantial excise taxes and additional reporting requirements and penalties on certain tax-exempt investors (and, in some cases, the managers of tax-exempt investors) that are, directly or in some cases indirectly, parties to certain types of reportable transactions.

Certain Reporting Requirements

Certain U.S. Holders of the Class A shares of a series who either (i) invest (together with any person treated as related under certain U.S. tax rules) more than $100,000 in the Company during a 12-month period or (ii) hold, directly, indirectly or through certain attribution rules under the Code, at least 10% of the total voting power or total value of the Company or of any series, may be required to file Form 926, Return by a U.S. Transferor of Property to a Foreign Corporation, reporting certain transfers of cash or other property to foreign corporations. U.S. Holders that fail to comply with these reporting requirements may be subject to substantial penalties.

FATCA

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on (i) payments of certain U.S. source income (including interest and dividends) and gross proceeds from the sale or other disposition after December 31, 2018, of property that can produce U.S. source interest or dividends (“withholdable payments”) and (ii) payments made after December 31, 2018 (or, if later, the date on which the final U.S. Treasury regulations that define “foreign passthru payments” are published) by certain foreign financial institutions (such as banks, brokers, investment funds or certain holding companies) (“FFIs”) that are “attributable” to withholdable payments (“foreign passthru payments”). It is uncertain at present when payments will be treated as “attributable” to withholdable payments.

FATCA may also apply to certain non-U.S. entities held by or affiliated with us, including Masterworks Cayman.

Although the application of FATCA to a sale or other disposition of an interest in an entity treated as a partnership for U.S. federal income tax purposes is unclear, it is possible that the gross proceeds from the sale or other disposition of an interest in the Company may be subject to tax under FATCA.

Each Holder should consult its own tax advisor regarding the application of FATCA to an investment in the Company.

Certain State, Local and Non-U.S. Tax Considerations

The foregoing discussion does not address the U.S. state and local or non-U.S. tax consequences of the purchase, ownership and disposition of the Class A shares of a series. Holders may be subject to certain U.S. state and local and non-U.S. taxation, and tax return filing requirements, in the jurisdictions of our activities or investments. Holders may not receive the relevant tax information prior to when their tax return reporting obligations become due and may need to file for extensions. Prospective Holders are urged to consult their own tax advisors regarding U.S. state and local and non-U.S. tax matters.

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ADDITIONAL REQUIREMENTS AND RESTRICTIONS

State Securities – Blue Sky Laws

There is currently no public trading market for the Class A shares of any series, and an active market for these Class A shares may not develop or be sustained. Transfer of the Class A shares of any series may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, the Class A shares of a series may not be traded in such jurisdictions. Secondary trades of Class A shares matched on the Templum ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●	A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

●	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	Within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

●	A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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LEGAL MATTERS

The validity of the securities offered by this offering circular will be passed upon for us by Joshua B. Goldstein, General Counsel of Masterworks, LLC, 225 Liberty Street, 29th Floor, New York, New York 10281.

EXPERTS

Our combined consolidated financial statements for the period November 9, 2022 through December 31, 2022 included in this offering circular have been audited by AGD Legal, S. C., an independent public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under Regulation A of the Securities Act with respect to the Class A shares of each series offered by this offering circular. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. Statements contained in this offering circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

The Administrator will answer inquiries from potential investors in series offerings concerning any of the series, the Company, the Administrator and other matters relating to the offer and sale of the Class A shares under this Offering Circular. The Company will afford the potential investors in the Class A shares the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Masterwork also maintains a website at the website address of Masterworks located at www.masterworks.com. You may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on the Masterworks website is not a part of this offering circular and the inclusion of our website address in this offering circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each holder of Class A shares of a series:

1.	Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, the Administrator will cause to be mailed or made available, by any reasonable means, to each holder of Class A shares of a series as of a date selected by the Administrator, an annual report containing our financial statements for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company. The Company shall be deemed to have made a report available to each holder of Class A shares of a series as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and our affiliate and available for viewing by holder of Class A shares of a series.

3.	Tax Information. As soon as practicable following the end of our fiscal year, which is currently January 1st through December 31st, we will send to each holder of Class A shares of a series such tax information as shall be reasonably required for federal and state income tax reporting purposes.

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MASTERWORKS VAULT 1, LLC

Offering of Series Class A Ordinary Shares

Representing Series Class A Limited Liability Company Interests

OFFERING CIRCULAR

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PART III – EXHIBITS

Index to Exhibits

Exhibit
No.	Exhibit Description

2.1	Certificate of Formation of Masterworks Vault 1, LLC filed with Delaware Secretary of State on November 9, 2022.*

2.2	Certificate of Amendment to the Certificate of Formation of Masterworks Series 001, LLC filed with Delaware Secretary of State on December 1, 2022.*

2.3	Form of Amended and Restated Operating Agreement of Masterworks Vault 1, LLC.*

3.1	Form of Series Designation (included in Exhibit 2.3).*

4.1	Form of Subscription Agreement for Regulation A Offering.*

6.1	Amended and Restated Memorandum and Articles of Association of Masterworks Cayman, SPC.*

6.2	Form of Designation of SPC Ordinary Shares and SPC Preferred Shares.*

6.3	Form of Management Services Agreement.*

6.4	Form of Financing, License and Sourcing Agreement.*

6.5	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 300.*#

6.6	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 309.*

6.7	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 315.*

6.8	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 318.*

6.9	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 319.*

6.10	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 316.*#

6.11	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 323.*#

6.12	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 329.*#

6.13	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 339.*

6.14	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 340.*

6.15	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 320.*#

6.16	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 336.*#

6.17	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 338.*#

6.18	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 343.*#

6.19	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 344.*#

6.20	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 346.*#

6.21	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 348.*#

6.22	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 370.*#

6.23	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 372.*#

6.24	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 374.*#

6.25	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 322.**#

6.26	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 345.**#

6.27	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 377.**#

10.1	Power of Attorney (included on signature page).**

11.1	Consent of AGD Legal, S. C.**

11.2	Consent of Joshua B. Goldstein, Esq., General Counsel of Masterworks, LLC (included in Exhibit 12.1).**

12.1	Opinion of Joshua B. Goldstein, Esq., General Counsel of Masterworks, LLC.**

13.1	Testing the Waters Materials.*

13.2	Testing the Waters Materials.*

99.1	Form of Investment Advisory Agreement.*

* Previously filed

** Filed herewith

# Certain confidential portions (indicated by brackets and asterisks) of this exhibit have been omitted from this exhibit

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Post-Qualification Amendment No. 6 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 15, 2023.

MASTERWORKS VAULT 1, LLC

By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
General Counsel and Secretary

Pursuant to the requirements of Regulation A, this Post-Qualification Amendment No. 6 to Form 1-A has been signed by the following persons in the capacities indicated on August 15, 2023.

Name	Title

*	Chief Executive Officer of Masterworks Vault 1, LLC
Nigel S. Glenday	(Principal Executive Officer)

*	Chief Financial Officer and Member of the Board of Managers of Masterworks Vault 1, LLC
Nigel S. Glenday	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joshua B. Goldstein	General Counsel,
Joshua B. Goldstein	Secretary and Member of the Board of Managers of Masterworks Vault 1, LLC

*	Member of Board of Managers;
Eli D. Broverman	Independent Manager of Masterworks Vault 1, LLC

*By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
Attorney-in-fact

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